Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of August 8, 2013
among
ASBURY AUTOMOTIVE GROUP, INC.,
as a Borrower,
and
CERTAIN OF ITS SUBSIDIARIES,
as Vehicle Borrowers
BANK OF AMERICA, N.A.,
as Administrative Agent, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender and Used Vehicle Floorplan Swing Line Lender
and
an L/C Issuer,
and
The Other Lenders Party Hereto
JPMORGAN CHASE BANK, N.A.
and
WELLS FARGO BANK, N.A.,
as Co-Syndication Agents

TOYOTA MOTOR CREDIT CORPORATION
and
MERCEDES-BENZ FINANCIAL SERVICES USA LLC,
as Co-Documentation Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as
Sole Lead Arranger and Sole Book Manager

Page

ARTICLE I.	DEFINITIONS AND ACCOUNTING TERMS.............................................1

1.01	Assignments and Allocations; Amendment and Restatement................................1

1.02	Defined Terms........................................................................................................4

1.03	Other Interpretive Provisions...............................................................................57

1.04	Accounting Terms................................................................................................58

1.05	Times of Day........................................................................................................60

1.06	Letter of Credit Amounts......................................................................................60

ARTICLE II.	THE COMMITMENTS AND CREDIT EXTENSIONS...............................60

2.01	Revolving Committed Loans................................................................................60

2.02	Borrowings, Conversions and Continuations of Revolving Committed Loans...61

2.03	Letters of Credit....................................................................................................62

2.04	Revolving Swing Line Loans...............................................................................71

2.05	New Vehicle Floorplan Committed Loans...........................................................76

2.06	Borrowings, Conversions and Continuations of New Vehicle Floorplan Committed Loans.................................................................................................76

2.07	New Vehicle Floorplan Swing Line Loan............................................................78

2.08	New Vehicle Floorplan Overdrafts.......................................................................84

2.09	Electronic Processing...........................................................................................85

2.10	Used Vehicle Floorplan Committed Loans...........................................................85

2.11	Borrowings, Conversions and Continuations of Used Vehicle Floorplan Committed Loans.................................................................................................86

2.12	Used Vehicle Floorplan Swing Line Loans..........................................................87

2.13	Prepayments.........................................................................................................92

2.14	Termination, Reduction or Conversion of Commitments....................................94

2.15	Repayment of Loans.............................................................................................96

2.16	Interest..................................................................................................................99

2.17	Fees.....................................................................................................................100

2.18
Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate    ............................................................................................................................101

2.19	Evidence of Debt................................................................................................101

2.20	Payments Generally; Administrative Agent's Clawback....................................102

2.21	Sharing of Payments by Lenders ........................................................................104

2.22	Increase in Revolving Commitments.................................................................105

2.23	Increase in Floorplan Commitments..................................................................106

2.24	New Vehicle Borrowers......................................................................................107

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2.25	Used Vehicle Borrowers .....................................................................................109

2.26	Cash Collateral...................................................................................................111

2.27	Defaulting Lenders.............................................................................................112

ARTICLE III.	TAXES, YIELD PROTECTION AND ILLEGALITY................................114

3.01	Taxes...................................................................................................................115

3.02	Illegality..............................................................................................................119

3.03	Inability to Determine Rates...............................................................................120

3.04	Increased Costs...................................................................................................120

3.05	Mitigation Obligations; Replacement of Lenders..............................................122

3.06	Survival..............................................................................................................123

ARTICLE IV.	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS......................123

4.01	Conditions of Initial Credit Extension................................................................123

4.02
Conditions to all Credit Extensions other than New Vehicle Floorplan Swing Line Borrowings pursuant to a Payment Commitment, a Payoff Letter Commitment or the Floorplan On-Line System.................................................127

4.03
Conditions to all New Vehicle Floorplan Swing Line Borrowings pursuant to a Payment Commitment, a Payoff Letter Commitment or the Floorplan On-Line System................................................................................................................128

ARTICLE V.	REPRESENTATIONS AND WARRANTIES.............................................128

5.01	Existence, Qualification and Power....................................................................128

5.02	Authorization; No Contravention.......................................................................128

5.03	Governmental Authorization; Other Consents...................................................128

5.04	Binding Effect....................................................................................................129

5.05	Financial Statements; No Material Adverse Effect............................................129

5.06	Litigation............................................................................................................129

5.07	No Default..........................................................................................................129

5.08	Ownership of Property; Liens............................................................................130

5.09	Environmental Compliance................................................................................130

5.10	Insurance............................................................................................................130

5.11	Taxes...................................................................................................................130

5.12	ERISA Compliance............................................................................................130

5.13	Subsidiaries; Addresses; Equity Interests ...........................................................131

5.14	Margin Regulations; Investment Company Act.................................................131

5.15	Disclosure...........................................................................................................132

5.16	Compliance with Laws.......................................................................................132

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5.17	Intellectual Property; Licenses, Etc....................................................................132

5.18	Location of Vehicles and Books and Records....................................................132

5.19	Franchise Agreements and Framework Agreements..........................................133

5.20	Engaged in Business of Vehicle Sales and Related Businesses.........................133

5.21	Collateral............................................................................................................133

5.22	Solvency.............................................................................................................133

5.23	Labor Matters.....................................................................................................133

5.24	Taxpayer Identification Number.........................................................................133

5.25	OFAC..................................................................................................................133

ARTICLE VI.	AFFIRMATIVE COVENANTS..................................................................133

6.01	Financial Statements...........................................................................................134

6.02	Certificates; Other Information..........................................................................136

6.03	Notices................................................................................................................138

6.04	Payment of Obligations......................................................................................140

6.05
Preservation of Existence, Etc.; Maintenance of Vehicle Title Documentation    ............................................................................................................................140

6.06	Maintenance of Properties..................................................................................140

6.07	Maintenance of Insurance...................................................................................140

6.08	Compliance with Laws and Material Contractual Obligations..........................140

6.09	Books and Records.............................................................................................141

6.10	Inspection Rights................................................................................................141

6.11	Use of Proceeds ..................................................................................................141

6.12	Floorplan Audits.................................................................................................142

6.13	Location of Vehicles...........................................................................................142

6.14	Additional Subsidiaries......................................................................................142

6.15	Further Assurances.............................................................................................144

6.16	Landlord Waivers...............................................................................................144

6.17	Rental Vehicles...................................................................................................144

ARTICLE VII.	NEGATIVE COVENANTS.........................................................................144

7.01	Indebtedness.......................................................................................................144

7.02	Liens...................................................................................................................147

7.03	Consolidations and Mergers...............................................................................148

7.04	Disposition of Assets..........................................................................................149

7.05	Investments.........................................................................................................150

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7.06	Transactions with Affiliates................................................................................151

7.07	Other Agreements...............................................................................................151

7.08	Fiscal Year; Accounting......................................................................................152

7.09	Pension Plans......................................................................................................152

7.10	Restricted Payments and Distributions...............................................................152

7.11	Financial Covenants...........................................................................................153

7.12	Change in Nature of Business............................................................................153

7.13	Use of Proceeds ..................................................................................................153

7.14	Burdensome Agreements....................................................................................153

7.15	Amendments of Certain Indebtedness................................................................154

7.16	Prepayments, etc. of Certain Indebtedness.........................................................154

7.17	Excluded Collateral............................................................................................155

7.18	Perfection of Deposit Accounts..........................................................................155

7.19	Acquisitions........................................................................................................155

7.20	Issuance of Stock Options..................................................................................156

7.21	Amendments of Organizational Documents......................................................156

7.22	Sanctions............................................................................................................156

ARTICLE VIII.	EVENTS OF DEFAULT AND REMEDIES...............................................156

8.01	Revolving/Used Vehicle Events of Default........................................................156

8.02	Remedies Upon Revolving/Used Vehicle Event of Default...............................159

8.03	New Vehicle Events of Default..........................................................................160

8.04	Remedies Upon New Vehicle Event of Default.................................................163

8.05	Overdrawing of New Vehicle Floorplan Loans..................................................164

8.06	Application of Funds..........................................................................................165

ARTICLE IX.	ADMINISTRATIVE AGENT......................................................................167

9.01	Appointment and Authority................................................................................167

9.02	Rights as a Lender..............................................................................................168

9.03	Exculpatory Provisions.......................................................................................168

9.04	Reliance by Administrative Agent......................................................................168

9.05	Delegation of Duties...........................................................................................169

9.06	Resignation of Administrative Agent.................................................................169

9.07	Non-Reliance on Administrative Agent and Other Lenders...............................170

9.08	No Other Duties, Etc..........................................................................................171

9.09	Administrative Agent May File Proofs of Claim...............................................171

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9.10	Collateral and Guaranty Matters........................................................................171

9.11	Secured Cash Management Arrangements and Secured Hedge Agreements ............................................................................................................................172

ARTICLE X.	MISCELLANEOUS.....................................................................................173

10.01	Amendments, Etc...............................................................................................173

10.02	Notices; Effectiveness; Electronic Communication...........................................175

10.03	No Waiver; Cumulative Remedies; Enforcement..............................................177

10.04	Expenses; Indemnity; Damage Waiver...............................................................178

10.05	Payments Set Aside............................................................................................180

10.06	Successors and Assigns.. ...................................................................................180

10.07	Treatment of Certain Information; Confidentiality............................................186

10.08	Right of Setoff....................................................................................................187

10.09	Interest Rate Limitation......................................................................................188

10.10	Counterparts; Integration; Effectiveness............................................................188

10.11	Survival of Representations and Warranties.......................................................188

10.12	Severability.........................................................................................................189

10.13	Replacement of Lenders .....................................................................................189

10.14	Governing Law; Jurisdiction; Etc.......................................................................190

10.15	Waiver of Jury Trial............................................................................................191

10.16	No Advisory or Fiduciary Responsibility ...........................................................191

10.17	Electronic Execution of Assignments and Certain Other Document.................191

10.18	USA PATRIOT Act.............................................................................................192

10.19	Designated Senior Debt......................................................................................192

10.20	Keepwell.............................................................................................................192

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SCHEDULES
Schedule 1.02(P)    Permitted Real Estate Debt
Schedule 2.01    Commitments and Applicable Percentages
Schedule 2.03    Existing Letters of Credit
Schedule 4.01     Good Standing Jurisdictions and Foreign Qualifications
Schedule 5.06    Litigation
Schedule 5.12(d)    Pension Plan Liability
Schedule 5.13    Subsidiaries; Addresses
Schedule 5.18     Location of Vehicles
Schedule 5.19    Franchise and Framework Agreements
Schedule 7.01(b)    Existing Indebtedness
Schedule 7.02    Permitted Liens
Schedule 10.02    Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
Form of
Exhibit A-1    New Vehicle Floorplan Committed Loan Notice
Exhibit A-2    Revolving Committed Loan Notice
Exhibit A-3    Used Vehicle Floorplan Committed Loan Notice
Exhibit B-1    New Vehicle Floorplan Swing Line Loan Notice
Exhibit B-2    Revolving Swing Line Loan Notice
Exhibit B-3    Used Vehicle Floorplan Swing Line Loan Notice
Exhibit C-1    Revolving Note
Exhibit C-2    New Vehicle Floorplan Note
Exhibit C-3    Used Vehicle Floorplan Note
Exhibit D    Assignment and Assumption
Exhibit E    Company Guaranty
Exhibit F    Subsidiary Guaranty
Exhibit G    Compliance Certificate
Exhibit H    Joinder Agreement
Exhibit I     Escrow and Security Agreement
Exhibit J-1    Revolving Borrowing Base Certificate
Exhibit J-2    Used Vehicle Borrowing Base Certificate
Exhibit K    Security Agreement
Exhibit L    Opinion Matters
Exhibit M    Prepayment Test Amount Certificate
Exhibit N    Pledge Agreement
Exhibit O    U.S. Tax Compliance Certificates
Exhibit P    Conversion Notice

AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of August 8, 2013, among ASBURY AUTOMOTIVE GROUP, INC., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party hereto as New Vehicle Borrowers pursuant to Section 2.24 (each a “New Vehicle Borrower” and collectively with the Used Vehicle Borrowers (defined below), the “Vehicle Borrowers”), certain Subsidiaries of the Company party hereto as Used Vehicle Borrowers pursuant to Section 2.25 (each a “Used Vehicle Borrower”, and collectively with the Company, the “Used Vehicle Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender, Used Vehicle Floorplan Swing Line Lender and an L/C Issuer. The Vehicle Borrowers, including the Company in its capacity as Borrower under the Revolving Credit Facility, are referred to collectively as the “Borrowers” and individually as a “Borrower”.
The Company, certain of the Vehicle Borrowers party thereto (the “Existing Vehicle Borrowers”, and collectively with the Company, the “Existing Borrowers”), the Administrative Agent and the Lenders party thereto entered into that certain Credit Agreement dated as of October 14, 2011 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), pursuant to which such Lenders provided the Existing Borrowers with a revolving credit facility, a revolving new vehicle floorplan facility and a revolving used vehicle floorplan facility.
The Company has requested that the Lenders amend and restate the Existing Credit Agreement in order to continue to provide a revolving credit facility, a revolving new vehicle floorplan facility and a revolving used vehicle floorplan facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS
1.01    Assignments and Allocations; Amendment and Restatement.
(a)    Simultaneously with the Closing Date, the parties hereby agree that (i) the initial Revolving Commitments are $175,000,000, the initial Revolving Commitment of each of the Revolving Lenders hereunder shall be as set forth in Schedule 2.01, the outstanding amount of the Revolving Loans (as defined in and under the Existing Credit Agreement, without giving effect to any Revolving Borrowings of Revolving Loans under this Agreement on the Closing Date, but after giving effect to any repayment or reduction thereof with the proceeds of any applicable sources) shall be reallocated in accordance with such Revolving Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the Revolving Lenders and from each Revolving Lender to each other Revolving Lender (including from Revolving Lenders who increase or reduce their Revolving Commitments in connection with this Agreement), with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions (as defined in the Existing Credit Agreement) under the Existing Credit Agreement but without the payment of any related assignment fee, and no other documents or instruments, shall be, or shall be required to be, executed in connection with such assignments (all of which requirements are hereby waived) (ii) the initial New Vehicle Floorplan Commitments are $825,000,000, the initial New Vehicle Floorplan Commitment of each of the New Vehicle Floorplan Lenders hereunder shall be as set forth in Schedule 2.01, the outstanding amount of the New Vehicle Floorplan Loans (as defined in and under the Existing Credit Agreement, without giving effect to any New Vehicle Floorplan Borrowings of New Vehicle Floorplan Loans under this Agreement on the Closing Date, but after giving effect to any repayment or reduction thereof with the proceeds of any applicable sources) shall be reallocated in accordance with such New Vehicle Floorplan Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the New Vehicle Floorplan Lenders and from each New Vehicle Floorplan Lender to each other New Vehicle Floorplan Lender (including from New Vehicle Floorplan Lenders who increase or reduce their New Vehicle Floorplan Commitments in connection with this Agreement), with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions (as defined in the Existing Credit Agreement) under the Existing Credit Agreement but without the payment of any related assignment fee, and no other documents or instruments, shall be, or shall be required to be, executed in connection with such assignments (all of which requirements are hereby waived), (iii) the initial Used Vehicle Floorplan Commitments are $100,000,000, the initial Used Vehicle Floorplan Commitment of each of the Used Vehicle Floorplan Lenders hereunder shall be as set forth in Schedule 2.01, the outstanding amount of the Used Vehicle Floorplan Loans (as defined in and under the Existing Credit Agreement, without giving effect to any Used Vehicle Floorplan Borrowings of Used Vehicle Floorplan Loans under this Agreement on the Closing Date, but after giving effect to any repayment or reduction thereof with the proceeds of any applicable sources) shall be reallocated in accordance with such Used Vehicle Floorplan Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the Used Vehicle Floorplan Lenders and from each Used Vehicle Floorplan Lender to each other Used Vehicle Floorplan Lender (including from Used Vehicle Floorplan Lenders who increase or reduce their Used Vehicle Floorplan Commitments in connection with this Agreement), with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions (as defined in the Existing Credit Agreement) under the Existing Credit Agreement but without the payment of any related assignment fee, and no other documents or instruments, shall be, or shall be required to be, executed in connection with such assignments (all of which requirements are hereby waived), (iv) the Revolving Swing Line (as defined under the Existing Credit Agreement) shall continue as the revolving swing line subfacility hereunder, with the Revolving Swing Line Sublimit set out herein, and the Revolving Swing Line Loans (as defined in the Existing Credit Agreement), if any, shall continue as and deemed to be Revolving Swing Line Borrowings hereunder (v) the New Vehicle Floorplan Swing Line (as defined under the Existing Credit Agreement) shall continue as the new vehicle swing line subfacility hereunder, with the New Vehicle Floorplan Swing Line Sublimit set out herein, and the New Vehicle Floorplan Swing Line Loans (as defined in the Existing Credit Agreement), if any, shall continue as and deemed to be New Vehicle Floorplan Swing Line Borrowings hereunder and (vi) the Used Vehicle Floorplan Swing Line (as defined under the Existing Credit Agreement) shall continue as the used vehicle swing line subfacility hereunder, with the Used Vehicle Floorplan Swing Line Sublimit set out herein, and the Used Vehicle

Floorplan Swing Line Loans (as defined in the Existing Credit Agreement), if any, shall continue as and deemed to be Used Vehicle Floorplan Swing Line Borrowings hereunder.
(b)    On the Closing Date, the applicable Lenders shall make full cash settlement with one another and with any lender under the Existing Credit Agreement that may not be a Lender under this Agreement, in each case through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments, reallocations and other changes in Commitments, such that after giving effect to such settlements, each Lender’s Applicable Percentage of the Aggregate Commitments equals (with customary rounding) its Applicable Percentage of the Outstanding Amount of all Loans.
(c)    The Borrowers, each Guarantor, the Administrative Agent and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement that in any manner govern or evidence the Obligations, the rights and interests of the Administrative Agent and the Lenders, in any of their respective capacities, and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Credit Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.
(d)    Notwithstanding this amendment and restatement of the Existing Credit Agreement, including anything in this Section 1.02, and certain of the related “Loan Documents” as defined in the Existing Credit Agreement (the “Prior Loan Documents”), (i) after giving effect to any repayments, commitment reductions and commitment terminations on the date hereof, all of the indebtedness, liabilities and obligations owing by any Borrower (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and other Prior Loan Documents shall continue as Obligations hereunder, as amended, supplemented or otherwise modified by the terms of this Agreement, (ii) each of this Agreement and the Notes and the other Loan Documents is given as a substitution or supplement of, as the case may be, and not as a payment of, the indebtedness, liabilities and obligations of the Borrowers (as defined in the Existing Credit Agreement) and the Guarantors (as defined in the Existing Credit Agreement) under the Existing Credit Agreement or any Prior Loan Document and is not intended to constitute a novation thereof or of any of the other Prior Loan Documents, and (iii) certain of the Prior Loan Documents will remain in full force and effect, as set forth in such Prior Loan Document. Upon the effectiveness of this Agreement, all Loans (as defined in the Existing Credit Agreement) owing by any Borrower (as defined in the Existing Credit Agreement) and outstanding under the Existing Credit Agreement shall continue as Loans hereunder subject to the terms hereof; and all Letters of Credit (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall continue as Letters of Credit hereunder subject to the terms hereof. Loans which are Base Rate Loans, each as defined and outstanding under the Existing Credit Agreement on the Closing Date, shall continue to accrue interest at the Base Rate hereunder, and Loans which are Eurodollar Rate Loans, each as defined and outstanding under the Existing Credit Agreement on the Closing Date, shall continue to accrue interest at the Eurodollar Rate hereunder; provided, that, on and after the Closing Date, the margin applicable to any Loan hereunder shall be as set forth in the definition of Applicable Rate below, without regard to any margin applicable thereto under the Existing Credit Agreement prior to the Closing Date.

All accrued but unpaid interest and fees owing under the Existing Credit Agreement as of the date hereof shall be repaid on the date hereof at the applicable rates set forth in the Existing Credit Agreement.
1.02    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Account Debtor” means each Person obligated in any way on or in connection with an Account, chattel paper or a general intangible (including a payment intangible).
“Acquisition” means the acquisition of (i) a controlling equity interest or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by or a vehicle franchise or vehicle brand licensed or owned by such Person, or (iii) assets constituting a vehicle dealership.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means, collectively, the Aggregate Revolving Commitments, the Aggregate New Vehicle Floorplan Commitments and the Aggregate Used Vehicle Floorplan Commitments.
“Aggregate Floorplan Facility Commitments” means, collectively, the Aggregate New Vehicle Floorplan Commitments and the Aggregate Used Vehicle Floorplan Commitments.
“Aggregate New Vehicle Floorplan Commitments” means the New Vehicle Floorplan Commitments of all the New Vehicle Floorplan Lenders.
“Aggregate Revolving Commitments” means the Revolving Commitments of all the Revolving Lenders.

“Aggregate Used Vehicle Floorplan Commitments” means the Used Vehicle Floorplan Commitments of all the Used Vehicle Floorplan Lenders.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Applicable Facility” means the Revolving Credit Facility, the New Vehicle Floorplan Facility or the Used Vehicle Floorplan Facility, as applicable.
“Applicable New Vehicle Floorplan Percentage” means with respect to any New Vehicle Floorplan Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate New Vehicle Floorplan Commitments represented by such Lender’s New Vehicle Floorplan Commitment at such time, subject to adjustment as provided in Section 2.26. If the commitment of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans have been terminated pursuant to Section 8.04 or if the Aggregate New Vehicle Floorplan Commitments have expired, then the Applicable New Vehicle Floorplan Percentage of each New Vehicle Floorplan Lender shall be determined based on the Applicable New Vehicle Floorplan Percentage of such New Vehicle Floorplan Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable New Vehicle Floorplan Percentage of each New Vehicle Floorplan Lender is set forth opposite the name of such New Vehicle Floorplan Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such New Vehicle Floorplan Lender becomes a party hereto, as applicable.
“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.26. If the commitment of each Lender under an Applicable Facility to make Loans under such Facility (and, in the case of the Revolving Credit Facility, the obligation of each L/C Issuer to make L/C Credit Extensions) have been terminated pursuant to Section 8.02 or Section 8.04 or if the Aggregate Revolving Commitments, the Aggregate New Vehicle Floorplan Commitments or the Aggregate Used Vehicle Floorplan Commitments, as applicable, have expired, then for the purposes of determining the Applicable Percentage of any Lender, the Commitment of such Lender under such Facility shall be calculated in accordance with the second sentence of the definition of “Applicable Revolving Percentage”, “Applicable New Vehicle Floorplan Percentage” or “Applicable Used Vehicle Floorplan Percentage”, as the case may be.
“Applicable Rate” has the following meanings, depending on the Applicable Facility:
(a) With respect to the Revolving Credit Facility, Applicable Rate means the following percentages per annum, based upon the Consolidated Total Lease Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Consolidated Total Lease Adjusted Leverage Ratio	Commitment Fee for Revolving Credit Facility	Letter of Credit Fee for Revolving Credit Facility	Eurodollar Rate + (for Revolving Credit Facility)	Base Rate + (for Revolving Credit Facility)
1	Less than 3.50 to 1.00	0.30%	1.75%	1.75%	0.75%
2	Less than 4.00 to 1.00 but greater than or equal to 3.50 to 1.00	0.30%	2.00%	2.00%	1.00%
3	Less than 4.50 to 1.00 but greater than or equal to 4.00 to 1.00	0.35%	2.25%	2.25%	1.25%
4	Less than 5.00 to 1.00 but greater than or equal to 4.50 to 1.00	0.35%	2.50%	2.50%	1.50%
5	Greater than or equal to 5.00 to 1.00	0.50%	2.75%	2.75%	1.75%
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Lease Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that (i) if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered and (ii) the Applicable Rate in effect from the Closing Date through the first Business Day of the calendar month immediately succeeding the date the Compliance Certificate with respect to the fiscal quarter ended September 30, 2013 is delivered (or, if not timely delivered, the date such compliance certificate is required to be delivered) pursuant to Section 6.02(a) shall be Pricing Level 1.
(b)    With respect to the New Vehicle Floorplan Facility, Applicable Rate means the following percentages per annum:

Commitment Fee for New Vehicle Floorplan Facility	Eurodollar Rate + (for New Vehicle Floorplan Facility)	Base Rate + (for New Vehicle Floorplan Facility
0.20%	1.25%	0.25%

(c)    With respect to the Used Vehicle Floorplan Facility, Applicable Rate means the following percentages per annum:

Commitment Fee for Used Vehicle Floorplan Facility	Eurodollar Rate + (for Used Vehicle Floorplan Facility)	Base Rate + (for Used Vehicle Floorplan Facility
0.25%	1.50%	0.50%

“Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.26. If the commitment of each Revolving Lender to make Revolving Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Revolving Percentage of each Revolving Lender shall be determined based on the Applicable Revolving Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Revolving Percentage of each Revolving Lender is set forth opposite the name of such Revolving Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable.
“Applicable Used Vehicle Floorplan Percentage” means with respect to any Used Vehicle Floorplan Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Used Vehicle Floorplan Commitments represented by such Lender’s Used Vehicle Floorplan Commitment at such time, subject to adjustment as provided in Section 2.26. If the commitment of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans has been terminated pursuant to Section 8.04 or if the Aggregate Used Vehicle Floorplan Commitments have expired, then the Applicable Used Vehicle Floorplan Percentage of each Used Vehicle Floorplan Lender shall be determined based on the Applicable Used Vehicle Floorplan Percentage of such Used Vehicle Floorplan Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Used Vehicle Floorplan Percentage of each Used Vehicle Floorplan Lender is set forth opposite the name of such Used Vehicle Floorplan Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Used Vehicle Floorplan Lender becomes a party hereto, as applicable.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead arranger and sole book manager.
“Asbury New Vehicle Control Period” means any period beginning two (2) Business Days after the date that the Company delivers notice to the New Vehicle Swing Line Lender and the Administrative Agent indicating that the Company desires to have the ability to request New Vehicle Floorplan Borrowings, and continuing until two (2) Business Days after the date that the Company delivers notice to the New Vehicle Swing Line Lender and the Administrative Agent that the Company wishes to terminate such Asbury New Vehicle Control Period.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2012, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
“Autoborrow Agreement” means the Revolving Autoborrow Agreement or the Used Vehicle Autoborrow Agreement, as applicable.
“Automatic Debit Date” means the fifth day of a calendar month, provided that if such day is not a Business Day, the respective Automatic Debit Date shall be the next succeeding Business Day.
“Available Unused Revolving Commitments” means, as of any date of determination, the total of (a) the lesser of the Aggregate Revolving Commitments or the Revolving Borrowing Base minus (b) Total Revolving Outstandings.
“Available Unused U.V. Floorplan Commitments” means, as of any date of determination, the total of (a) the lesser of the Aggregate Used Vehicle Floorplan Commitments and the Used Vehicle Floorplan Borrowing Base minus (b) Total Used Vehicle Floorplan Outstandings.
“Availability Period” means
(a)    in the case of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.15, and (iii) the date of termination of the commitment of each Revolving Lender to make Revolving Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02,
(b)    in the case of the New Vehicle Floorplan Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate

New Vehicle Floorplan Commitments pursuant to Section 2.15 and (iii) the date of termination of the commitment of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans pursuant to Section 8.04, and
(c)    in the case of the Used Vehicle Floorplan Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Used Vehicle Floorplan Commitments pursuant to Section 2.15 and (iii) the date of termination of the commitment of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans pursuant to Section 8.02.
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Committed Loan” means a Revolving Committed Loan, a New Vehicle Floorplan Committed Loan or a Used Vehicle Floorplan Committed Loan, as the context may require, that is a Base Rate Loan.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Revolving Borrowing, a New Vehicle Floorplan Borrowing, or a Used Vehicle Floorplan Borrowing, as the context may require.
“Borrowing Base Permitted Liens” means, collectively:
(a) Liens created pursuant to the Loan Documents and securing the Obligations,
(b) Liens permitted by this Agreement that (i) are subordinate in priority to the Liens described in clause (a) of this definition or are Liens for which the Administrative Agent may have established a reasonable reserve, (ii) are non-consensual and have not been agreed to or granted by the Company or any Subsidiary in any agreement or document and (iii) do not secure obligations for money borrowed or any guaranty thereof,

(c) Any Lien permitted by Section 7.02(f) or (q) of this Agreement, provided in each case that the holder of such Lien has not taken any action to exercise any remedy in respect of any asset subject to such Lien, and
(d) solely in the case of any Eligible Borrowing Base Real Estate, zoning, easements and other restrictions on the use of such real estate which do not materially detract from the value of such real estate or (in the reasonable discretion of the Administrative Agent) the mortgageability of such real estate, and which do not materially impair the use of such real estate.
Without limiting the generality of clause (b)(ii) or (iii) above, no Lien that secures any Permitted FMCC Floorplan Indebtedness or Permitted Service Loaner Indebtedness shall constitute a Borrowing Base Permitted Lien.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the respective L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the applicable L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the respective L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Management Agreement” means any agreement (written or oral) to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement, in each case in its capacity as a party to such Cash Management Agreement.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means (a) the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of the voting stock in the Company, the result of which is that a Person other than a Permitted Holder becomes the beneficial owner, directly or indirectly of more than 35% of the voting stock of the Company, measured by voting power rather than number of shares, (b) a Change of Control as defined in any of the Indentures or (c) a change of control under any indenture or any similar instrument evidencing any refinancing, refunding, renewal or extension of any Subordinated Indebtedness. As used herein, “Permitted Holder” means those direct and indirect beneficial owners of the voting stock of the Company as of the Closing Date. As used herein, voting stock of any Person as of any date means the capital stock of such Person that at such date is entitled to vote in the election of the Board of Directors of such Person.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means, collectively, the assets and rights and interests in property of any Person in which the Administrative Agent, on behalf of the Secured Parties, is granted a Lien under any Security Instrument as security for all or any portion of the Obligations.
“Commitment” means, as to each Lender, the Revolving Commitment, New Vehicle Floorplan Commitment and Used Vehicle Floorplan Commitment, collectively, of such Lender.
“Committed Borrowing” means a Revolving Committed Borrowing, a New Vehicle Floorplan Committed Borrowing or a Used Vehicle Floorplan Committed Borrowing, as the context may require.
“Committed Loan” means a Revolving Committed Loan, a New Vehicle Floorplan Committed Loan or a Used Vehicle Floorplan Committed Loan, as the context may require.
“Company” has the meaning specified in the introductory paragraph hereto.
“Company Guaranty” means that certain Amended and Restated Company Guaranty Agreement executed by the Company in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit E, as supplemented, amended, or modified from time to time.
“Competitor” has the meaning set forth in Section 10.06(b)(v).
“Compliance Certificate” means a certificate substantially in the form of Exhibit G.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted Current Liabilities” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the total of (a) the current liabilities, plus (b) Permitted Floorplan Indebtedness to the extent not reflected as a current liability, minus (c) to the extent included in current liabilities in clause (a), any balloon, bullet or similar payment due under this Agreement or any other Loan Document, or under any Permitted Real Estate Debt or Subordinated Indebtedness, other than (in each case under this clause (c)) any such balloon, bullet or similar payment due within one (1) fiscal quarter following the date of determination.
“Consolidated Adjusted Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, (a) Consolidated Funded Indebtedness minus (b) Permitted Floorplan Indebtedness.
“Consolidated Current Assets” means, as of any date of determination, the current assets of the Company and its Subsidiaries on a consolidated basis (including in any event any long-term assets of discontinued operations held for sale which (x) are the subject of an executed non-cancelable purchase and sale agreement between the applicable Loan Party and a person which is not an Affiliate of any Loan Party and (y) the applicable Loan Party intends, in good faith, to dispose of within 60 days of such date of determination, but excluding in any event any other long-term assets of discontinued operations held for sale).
“Consolidated Current Ratio” means, as of any date of determination, the ratio of (a) the sum of Consolidated Current Assets plus Available Unused Revolving Commitments to (b) Consolidated Adjusted Current Liabilities.
“Consolidated EBITDAR” means, for any period, for the Company and its Subsidiaries, on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following, without duplication, to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period (other than interest expense with respect to Permitted Floorplan Indebtedness), (ii) the provision for Federal, state, local and foreign income Taxes payable by the Company and its Subsidiaries on a consolidated basis for such period, (iii) depreciation and amortization expense, (iv) other non-cash expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (v) all losses on and other expenses related to repurchases of long-term Indebtedness, (vi) any prepayment or termination premium or penalty paid in connection with the FMCC Indebtedness Termination, and (vii) Consolidated Rental Expense; minus (b) to the extent included in calculating such Consolidated Net Income, (i) all non-cash items increasing Consolidated Net Income for such period, and (ii) all gains on repurchases of long-term Indebtedness.
“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated EBITDAR for the four fiscal quarter period ending on such date, less (ii) deemed capital expenditures in an amount equal to $125,000 for each dealer location in existence on such date, to (b) Consolidated Fixed Charges for such period.
“Consolidated Fixed Charges” means, for any period, the sum of (a) Consolidated Interest Expense for such period (but excluding interest expense with respect to Permitted Floorplan Indebtedness), plus (b) scheduled amortization during such period of the principal portion of all indebtedness for money borrowed (other than any balloon, bullet or similar principal payment which repays or refinances such indebtedness in full) of the Company and its Subsidiaries on a consolidated basis, plus (c) Consolidated Rental Expense for such period, less (d) Consolidated Pro Forma Rent Savings for such period, plus (e) Taxes paid in cash during such period by the Company and its Subsidiaries (excluding, any such cash Taxes paid as a result of any gains on repurchases of long-term Indebtedness), less (f) cash refunds of Federal, state, local and foreign income Taxes received by the Company and its Subsidiaries on a consolidated basis during such period.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all Indebtedness, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness (other than trade accounts payable incurred in the ordinary course of business), (c) all direct reimbursement obligations arising under funded or drawn letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary (or is expressly made with limited recourse to the Company or such Subsidiary, in which case the amount of such Indebtedness (for the purpose of determining Consolidated Funded Indebtedness) is limited to the extent of such recourse).
“Consolidated Interest Expense” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all cash interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.
“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.
“Consolidated Pro Forma Rent Savings” means the pro forma rent savings associated with any leased properties purchased within the prior twelve-month period, as determined for the Company and its Subsidiaries on a consolidated basis.
“Consolidated Rental Expense” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the aggregate amount of fixed and contingent rentals payable by the

Company and its Subsidiaries with respect to leases of real and personal property (excluding capital lease obligations) determined in accordance with GAAP for such period.
“Consolidated Total Lease Adjusted Leverage Ratio” means, as of any date of determination, the ratio of: (a) the sum of (i) Consolidated Adjusted Funded Indebtedness as of the date of determination plus (ii) eight (8) times Consolidated Rental Expense during the Applicable Four-Quarter Period (defined below) (excluding Consolidated Rental Expense relating to any real property acquired during such period to the extent any lease on such property is terminated prior to or simultaneously with such acquisition, but including as Consolidated Rental Expense the “rental payments” for any real property disposed of and leased back to the Company or its Subsidiaries during such period as if such sale-leaseback transaction had occurred on and such “rental payments” began on the first day of such applicable four fiscal quarter period) to (b) Consolidated EBITDAR (for such four-quarter period). For the purpose of the Consolidated Lease-Adjusted Total Leverage Ratio, “Applicable Four-Quarter Period” means with respect to any date of determination, the four-quarter period most recently ended on or prior to such date.
“Contract-in-Transit” means a contract-in-transit with respect to any Vehicle.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Conversion Notice” means a notice from the Company delivered pursuant to Section 2.14 requesting that any portion of the Aggregate Revolving Commitments be converted into Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments, or that any portion of previously converted Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments be converted back to Aggregate Revolving Commitments, which notice, in either case, shall be substantially in the form of Exhibit P.
“Cost of Acquisition” means, with respect to any Acquisition, as at the date of the consummation of such Acquisition, the sum of the following (without duplication): (i) the value of the Equity Interests of the Company or any Subsidiary to be transferred in connection with such Acquisition, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration in connection with such Acquisition as reasonably determined by the Company in good faith, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Company or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP in connection with such Acquisition, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, and (vi) the aggregate fair market value of all other consideration given by the Company or any Subsidiary in connection with such Acquisition as reasonably determined by the Company in good faith; provided that the Cost of Acquisition shall not include the purchase price of floored vehicles acquired in connection with such Acquisition. For purposes of determining the Cost of Acquisition for any transaction, the Equity Interests of the Company or any Subsidiary shall be valued in accordance with GAAP.
“Credit Extension” means each of the following: (a) a Revolving Borrowing, (b) an L/C Credit Extension, (c) a New Vehicle Floorplan Borrowing and (d) a Used Vehicle Floorplan Borrowing.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Deemed Floored” means, with respect to each New Vehicle, the date a New Vehicle Floorplan Borrowing is deemed to be made by a New Vehicle Floorplan Lender, including the New Vehicle Floorplan Swing Line Lender, under the New Vehicle Floorplan Facility.
“Default” means any event or condition that constitutes a Revolving/Used Vehicle Event of Default or a New Vehicle Event of Default or that, with the giving of any notice, the passage of time, or both, would be a Revolving/Used Vehicle Event of Default or a New Vehicle Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.27(b), any Lender that, (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, any Swing Line Lender, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, any L/C Issuer, or any Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.26(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, each L/C Issuer, each Swing Line Lender and each other Lender promptly following such determination.
“Demonstrator” means a New Vehicle that (i) has not been previously titled (other than to a New Vehicle Borrower in accordance with applicable law), (ii) is the then current model year or last model year, (iii) has an odometer reading of less than 7500 miles and (iv) is designated by the applicable New Vehicle Borrower as such.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disposition Proceeds” means, with respect to any Disposition, as at the date of such Disposition, the sum of the following (without duplication): (i) the amount of any cash and fair market value of other property received as consideration in connection with such Disposition, (ii) all consideration amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP in connection with such Disposition, (iii) all amounts received in respect of covenants not to compete, consulting agreements that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Disposition, and (iv) the aggregate fair market value of all other consideration received by the

Company or any Subsidiary in connection with such Disposition; provided that the Disposition Proceeds shall not include (a) the sale price of floored Vehicles disposed of in connection with such Disposition or (b) any amount used to pay off Liens (other than Liens created by the Loan Documents) on any property disposed of in connection with such Disposition.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“Eligible Accounts” means the Accounts, other than Contracts-in-Transit, of the Company and the Subsidiary Guarantors, which Accounts arise from the sale, lease or license of goods or rendition of services in the ordinary course of business;
provided that (a) Eligible Accounts shall not (unless otherwise agreed to by the Administrative Agent) include any Account:
(i)    with respect to which any of the representations, warranties, covenants, and agreements contained in the Loan Documents are incorrect or have been breached in any material respect;
(ii)    except as provided in clause (b)(viii) below, with respect to which either the perfection, enforceability, or validity of the Administrative Agent’s Liens in such Account, or the Administrative Agent’s right or ability to obtain direct payment to the Administrative Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;
(iii)    owed by an Account Debtor which is obligated to the Company or the applicable Subsidiary representing Accounts the aggregate unpaid balance of which exceeds twenty-five percent (25%) of the aggregate unpaid balance of all Accounts owed to the Company or the applicable Subsidiary at such time by all of the Company’s or the applicable Subsidiary’s Account Debtors, but only to the extent of such excess; or
(iv)    that is not subject to the Administrative Agent’s Liens which are perfected as to such Accounts, or that is subject to any other Lien whatsoever other than Borrowing Base Permitted Liens; and
provided, further, that (b) the following Accounts shall not be Eligible Accounts to the extent (but only to the extent) that the aggregate Net Book Value of all such Accounts constitutes more than 10% of the Net Book Value of all otherwise Eligible Accounts:
(i)    any Account with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

(ii)    any Account with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;
(iii)    any Account that represents a progress billing (as hereinafter defined) or as to which the Company or any Subsidiary has extended the time for payment without the consent of the Administrative Agent; for the purposes hereof, “progress billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon the Company’s or the applicable Subsidiary’s completion of any further performance under the contract or agreement;
(iv)    any Account with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under Debtor Relief Laws; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code of the United States; the institution by or against the Account Debtor of any other type of insolvency proceeding (under Debtor Relief Laws or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;
(v)    any Account owed by an Account Debtor which: (1) does not maintain its chief executive office in the United States or Canada; (2) is not organized under the laws of the United States, Canada or any state or province thereof; (3) is not, if a natural person, a citizen of the United States or Canada residing therein; or (4) is a Governmental Authority of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof;
(vi)    any Account owed by an Account Debtor which is an Affiliate, officer, director or employee of the Company or any Subsidiary;
(vii)    any Account owed by an Account Debtor to which the Company or any Subsidiary is indebted in any way, or with respect to which the Company or such Subsidiary has knowledge or notice that such Account is subject to any right of setoff or recoupment by the Account Debtor (including, without limitation, all Accounts that are subject to any agreement encumbering or limiting in any manner the Company’s or any Subsidiary’s access to such Accounts), unless the Account Debtor has entered into an agreement acceptable to the Administrative Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor, but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;
(viii)    any Account owed by any Governmental Authority, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), and any other steps necessary to perfect the Administrative Agent’s Liens therein, have been complied with to the Administrative Agent’s satisfaction with respect to such Account;
(ix)    any Account owed by any Governmental Authority and as to which the Administrative Agent determines that its Lien therein is not or cannot be perfected;
(x)    any Account which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;
(xi)    any Account which is evidenced by a promissory note or other instrument or by chattel paper;
(xii)    any Account with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Company or any Subsidiary to seek judicial enforcement in such state of payment of such Account, unless the Company or any Subsidiary has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;
(xiii)    any Account that arises out of a sale not made in the ordinary course of the Company’s or the applicable Subsidiary’s business or out of finance or similar charges;
(xiv)    any Account with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Company or the applicable Subsidiary and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;
(xv)    any Account in which the payment thereof has been extended beyond 90 days from the date of the original invoice thereof, the Account Debtor has made a partial payment, or such Account arises from a sale on a cash-on-delivery basis; or

(xvi)    any Account which includes a billing for interest, fees or late charges, provided that ineligibility shall be limited to the extent of such billing.
The Company, by including an Account in any computation of the Borrowing Base, shall be deemed to represent and warrant to the Administrative Agent and the Lenders that (y) such Account is not of the type described in any of (a)(i) through (iv) above and (z) at least 90% of the Accounts included as Eligible Accounts in the computation of such Borrowing Base are not of the type described in any of (b)(i) through (xvi) above; and if any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded by the Company from the calculation of Eligible Accounts. If the Administrative Agent or the Required Lenders have reasonable grounds to believe that an Account is of the type described in any of clauses (a)(i) through (iv) above or that any Account or Accounts cause the calculation of the Borrowing Base to violate proviso (b) above, the Administrative Agent shall inform the Company of the grounds for such belief and shall request confirmation by the Company of the eligibility of such Account or Accounts. Prior to confirmation of the eligibility thereof by the Company, such Account or Accounts shall not be considered Eligible Accounts and no representation and warranty shall have been deemed made with respect thereto.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Eligible Borrowing Base Real Estate” means any real property of the Company or a Subsidiary Guarantor;
provided that Eligible Borrowing Base Real Estate shall not include any real property unless:
(i)    the property is owned in fee simple by a Borrower or a Subsidiary Guarantor,
(ii)    the property is not subject to any lien or encumbrances (other than Borrowing Base Permitted Liens),
(iii)    the property is utilized by or leased to a Borrower or Subsidiary Guarantor that is a vehicle dealership or is an operating entity involved in the sale, repair, service or storage of auto vehicles,
(iv)    the address(es), tenant(s), value(s) and date(s) included for such Eligible Borrowing Base Real Estate are detailed quarterly in a revolving borrowing base certificate (and, if applicable, the Pro Forma Revolving Borrowing Base Certificate first reflecting such property) delivered to the Administrative Agent,
(v)    the Administrative Agent has received a FIRREA-conforming appraisal for such property, which appraisal shall be delivered by the Administrative Agent to the Lenders upon receipt by the Administrative Agent,

(vi)    such Eligible Borrowing Base Real Estate is located in a state within the United States or in the District of Columbia, and
(vii)    if such real property has been deemed Eligible Borrowing Base Real Estate for 12 months or longer, (a) the Administrative Agent has received (x) an updated FIRREA-conforming appraisal as of such date, which appraisal shall be delivered to the Lenders by the Administrative Agent upon receipt by the Administrative Agent, (y) a Phase I (or if necessary, a Phase II) environmental report and (z) a title report for such property and (b) the Administrative Agent, in its reasonable discretion, deems the property to be acceptable and mortgageable each 90 days after such 12-month period, with sufficient closing cost liquidity and market access available to the Company to consummate a mortgage financing and recordation in the open market; provided that if the Administrative Agent deems such real property not to be acceptable or mortgageable, the Administrative Agent shall notify the Company in writing of such determination and such real property shall cease to be Eligible Borrowing Base Real Estate 90 days after delivery of such written notice to the Company of such determination by the Administrative Agent.
“Eligible Contracts-in-Transit” means the Contracts-in-Transit of the Company and the Subsidiary Guarantors;
provided that (a) Eligible Contracts-in-Transit shall not (unless otherwise agreed to by the Administrative Agent) include any Contract-in-Transit:
(i)    with respect to which any of the representations, warranties, covenants, and agreements contained in the Loan Documents are incorrect or have been breached in any material respect;
(ii)    with respect to which either the perfection, enforceability, or validity of the Administrative Agent’s Liens in such Contract-in-Transit, or the Administrative Agent’s right or ability to obtain direct payment to the Administrative Agent of the proceeds of such Contract-in-Transit, is governed by any federal, state, or local statutory requirements other than those of the UCC; or
(iii)    that is not subject to the Administrative Agent’s Liens which are perfected as to such Contract-in-Transit, or that is subject to any other Lien whatsoever other than Borrowing Base Permitted Liens; and
provided, further, that (b) the following Contracts-in-Transit shall not be Eligible Contracts-in-Transit to the extent (but only to the extent) that the aggregate Net Book Value of all such Contracts-in-Transit constitutes more than 10% of the Net Book Value of all otherwise Eligible Contracts-in-Transit:
(i)    any Contract-in-Transit with respect to which more than 12 days have elapsed since the sale of the applicable Vehicle;

(ii)    any Contract-in-Transit with respect to which Contract-in-Transit (or any other Contract-in-Transit due from such financial institution), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;
(iii)    any Contract-in-Transit with respect to which any one or more of the following events has occurred to the respective financial institution: the filing by or against the financial institution of a request or petition for insolvency, liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under Debtor Relief Laws; the making of any general assignment by the financial institution for the benefit of creditors; the appointment of a receiver or trustee for the financial institution or for any of the assets of the financial institution, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code of the United States; the institution by or against the financial institution of any other type of insolvency proceeding (under Debtor Relief Laws or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the financial institution; the sale, assignment, or transfer of all or any material part of the assets of the financial institution; the nonpayment generally by the financial institution of its debts as they become due; or the cessation of the business of the financial institution as a going concern;
(iv)    any Contract-in-Transit provided by a financial institution which is an Affiliate of the Company or any Subsidiary;
(v)    any Contract-in-Transit which is subject to any right of setoff or recoupment by the financial institution (including, without limitation, all Contracts-in-Transit that are subject to any agreement encumbering or limiting in any manner the Company’s or any Subsidiary’s access to such Contracts-in-Transit), unless the financial institution has entered into an agreement acceptable to the Administrative Agent to waive setoff rights; or if the financial institution has disputed liability or made any claim with respect to any other Contract-in-Transit due from such financial institution, but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;
(vi)    any Contract-in-Transit that arises out of a sale not made in the ordinary course of the Company’s or the applicable Subsidiary’s business; or
(vii)    any Contract-in-Transit with respect to which the Vehicle giving rise to such Contract-in-Transit has not been delivered to and accepted by the applicable customer.
The Company, by including a Contract-in-Transit in any computation of the Borrowing Base, shall be deemed to represent and warrant to the Administrative Agent and the Lenders that (y) such Contract-in-Transit is not of the type described in any of (a)(i) through (iii) above and (z) at least

90% of the Contracts-in-Transit included as Eligible Contracts-in-Transit in the computation of such Borrowing Base are not of the type described in any of (b)(i) through (x) above; and if any Contract-in-Transit at any time ceases to be an Eligible Contract-in-Transit, then such Contract-in-Transit shall promptly be excluded by the Company from the calculation of Eligible Contracts-in-Transit. If the Administrative Agent or the Required Lenders have reasonable grounds to believe that a Contract-in-Transit is of the type described in any of clauses (a)(i) through (iv) above or that any Contract-in-Transit or Contracts-in-Transit cause the calculation of the Borrowing Base to violate proviso (b) above, the Administrative Agent shall inform the Company of the grounds for such belief and shall request confirmation by the Company of the eligibility of such Contract-in-Transit or Contracts-in-Transit. Prior to confirmation of the eligibility thereof by the Company, such Contract-in-Transit or Contracts-in-Transit shall not be considered Eligible Contracts-in-Transit and no representation and warranty shall have been deemed made with respect thereto.
“Eligible Equipment” means Equipment of the Company or a Subsidiary Guarantor;
provided that (a) Eligible Equipment shall not (unless otherwise agreed to by the Administrative Agent) include any Equipment:
(i)    that is not legally owned by the Company or a Subsidiary; or
(ii)    that is not subject to the Administrative Agent’s Liens which are perfected as to such Equipment, or that is subject to any other Lien whatsoever other than Borrowing Base Permitted Liens; and
provided, further, that (b) the following Equipment shall not be Eligible Equipment to the extent (but only to the extent) that the aggregate Net Book Value of all such Equipment constitutes more than 10% of the Net Book Value of all otherwise Eligible Equipment:

(i)	Equipment that is not in good working condition for its intended use or for sale; or
(ii)    Equipment that is located outside the United States or at a location other than a place of business of the Company or a Subsidiary.
The Company, by including Equipment in any computation of the Borrowing Base, shall be deemed to represent and warrant to the Administrative Agent and the Lenders that (y) such Equipment is not of the type described in any of (a)(i) through (ii) above and (z) at least 90% of the Equipment included as Eligible Equipment in the computation of such Borrowing Base is not of the type described in any of (b)(i) through (ii) above, and if any Equipment at any time ceases to be Eligible Equipment, then such Equipment shall promptly be excluded by the Company from the calculation of Eligible Equipment. If the Administrative Agent or the Required Lenders have reasonable grounds to believe that an item of Equipment is of the type described in any of clauses (a)(i) through (ii) above or that any item of Equipment causes the calculation of the Borrowing Base to violate proviso (b) above, the Administrative Agent shall inform the Company of the grounds for such belief and shall request confirmation by the Company of the eligibility of such Equipment. Prior to confirmation of the eligibility thereof by the Company, such Equipment shall not be considered

Eligible Equipment and no representation and warranty shall have been deemed made with respect thereto.
“Eligible New Vehicle Inventory” means New Vehicles each of which is an automobile or light-duty truck and is owned by a New Vehicle Borrower;
provided that Eligible New Vehicles shall not (unless otherwise agreed to by the Administrative Agent) include any New Vehicle unless:
(i)    the New Vehicle is subject to a perfected, first priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Instruments, free of any title defect or other Lien other than Borrowing Base Permitted Liens;
(ii)    except as set forth in Section 6.13, the New Vehicle is located at one of the locations identified in Schedule 5.18 (as updated from time to time in accordance with Section 6.13); and
(iii)    the New Vehicle is held for sale in the ordinary course of a New Vehicle Borrower’s business (or is a Rental Vehicle, Demonstrator or Fleet Vehicle) and is of good and merchantable quality.
The Company, by including a New Vehicle in any computation of the Revolving Borrowing Base, shall be deemed to represent and warrant to the Administrative Agent and the Lenders that such Vehicle satisfies each of the requirements set forth in (a)(i) through (iii) above. If the Administrative Agent or the Required Lenders have reasonable grounds to believe that a New Vehicle does not satisfy any of clauses (a)(i) through (iii) above, the Administrative Agent shall inform the Company of the grounds for such belief and shall request confirmation by the Company of the eligibility of such New Vehicle. Prior to confirmation of the eligibility thereof by the Company, such New Vehicle shall not be considered Eligible New Vehicle Inventory and no representation and warranty shall have been deemed made with respect thereto.
“Eligible Parts and Accessories Inventory” means Inventory consisting of parts and accessories (but specifically excluding Vehicles and parts and accessories affixed thereto), which Inventory is owned by the Company or a Subsidiary that is a Guarantor;
provided that (a) Eligible Parts and Accessories Inventory shall not (unless otherwise agreed to by the Administrative Agent) include any Inventory:

(i)	that is not owned by the Company or a Subsidiary that is a Guarantor;
(ii)    that is not subject to the Administrative Agent’s Liens which are perfected as to such Inventory, or that is subject to any other Lien whatsoever, other than Borrowing Base Permitted Liens;

(iii)    that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Company’s or the applicable Subsidiary’s business, or that is slow moving or stale;
(iv)    that is obsolete; or
(v)    that is Inventory placed on consignment; and
provided further that (b) the following Inventory shall not be Eligible Parts and Accessories Inventory to the extent (but only to the extent) that the aggregate Net Book Value of all such Inventory constitutes more than 10% of the Net Book Value of all otherwise Eligible Parts and Accessories Inventory:

(i)	Inventory that does not consist of finished goods;

(ii)	Inventory that consists of raw materials, work-in-process, chemicals (other than gas, oil and grease), samples, prototypes, supplies, or packing and shipping materials;

(iii)	Inventory that is not in good condition, is unmerchantable or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

(iv)	Inventory that is returned or repossessed or used goods taken in trade;

(v)	Inventory that is located outside the United States of America or Canada (or that is in-transit from vendors or suppliers); or

(vi)
Inventory that is located in a public warehouse or in possession of a bailee, if the warehouseman or the bailee has not delivered to the Administrative Agent, if requested by the Administrative Agent, a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent.

The Company, by including Inventory in any computation of the Borrowing Base, shall be deemed to represent and warrant to the Administrative Agent and the Lenders that (y) such Inventory is not of the type described in any of (a)(i) through (v) above and (z) at least 90% of the Inventory included as Eligible Inventory in the computation of such Borrowing Base is not of the type described in any of (b)(i) through (vi) above, and if any Inventory at any time ceases to be Eligible Parts and Accessories Inventory, such Inventory shall promptly be excluded by the Company from the calculation of Eligible Parts and Accessories Inventory. If the Administrative Agent or the Required Lenders have reasonable grounds to believe that an item of Inventory is of the type described in any of clauses (a)(i) through (v) above or that any item of Inventory causes the calculation of the Borrowing Base to violate proviso (b) above, the Administrative Agent shall inform the Company of the grounds for such belief and shall request confirmation by the Company of the eligibility of such Inventory. Prior to confirmation of the eligibility thereof by the Company, such Inventory shall not be considered Eligible Parts and Accessories Inventory and no representation and warranty shall have been deemed made with respect thereto.
“Eligible Used Vehicle Inventory” means Used Vehicles that are automobiles or light-duty trucks and are owned by a Used Vehicle Borrower;
provided that Eligible Used Vehicle Inventory shall not (unless otherwise agreed to by the Administrative Agent) include any Used Vehicle unless:
(i)    the Used Vehicle is subject to a perfected, first priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Instruments, free from any title defect or other Lien other than Borrowing Base Permitted Liens;
(ii)    the Used Vehicle is properly titled in a Used Vehicle Borrower’s name or the certificate of title for such Used Vehicle is endorsed in blank by the prior owners and such Used Vehicle Borrower physically holds such certificates of title (or such Used Vehicle Borrower has, in accordance with its standard policies and procedures, initiated the process by which the requirements of this clause (b) will be satisfied);
(iii)    except as set forth in Section 6.13, the Used Vehicle is located at one of the locations identified in Schedule 5.18 (as updated from time to time in accordance with Section 6.13); and
(iv)    the Used Vehicle is held for sale in the ordinary course of a Used Vehicle Borrower’s business and is of good and merchantable quality.
The Company, by including a Used Vehicle in any computation of the Used Vehicle Floorplan Borrowing Base or the Revolving Borrowing Base, shall be deemed to represent and warrant to the Administrative Agent and the Lenders that such Vehicle satisfies each of the requirements set forth in (a)(i) through (iv) above. If the Administrative Agent or the Required Lenders have reasonable grounds to believe that a Used Vehicle does not satisfy any of clauses (a)(i) through (iv) above, the Administrative Agent shall inform the Company of the grounds for such belief and shall request confirmation by the Company of the eligibility of such Used Vehicle. Prior to confirmation of the eligibility thereof by the Company, such Used Vehicle shall not be considered Eligible Used Vehicle Inventory and no representation and warranty shall have been deemed made with respect thereto.
“Engagement Letter” means the letter agreement, dated July 12, 2013 among the Company, the Administrative Agent and the Arranger.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equipment” has the meaning given such term in Section 9-102 of the UCC.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“Escrow and Security Agreement” means that certain Amended and Restated Escrow and Security Agreement dated as of the Closing Date made by the Company and certain Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit I attached hereto, as supplemented from time to time by the execution and delivery of Joinder Agreements pursuant to Section 6.14, and as otherwise supplemented, amended, or modified from time to time.
“Eurodollar Rate” means:
(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.
A Loan bearing interest at the Eurodollar Rate may be (a) borrowed on any day (whether or not it is the first day of the applicable Interest Period) and (b) repaid or converted to a different Type of Loan on any day (whether or not it is the last day of an Interest Period) without giving rise to any additional payment for “break funding” losses.
“Eurodollar Rate Committed Loan” means a Revolving Committed Loan, a New Vehicle Floorplan Committed Loan or a Used Vehicle Floorplan Committed Loan, as the context may require, that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”
“Eurodollar Rate Loan” means a Eurodollar Rate Committed Loan or a Revolving Swing Line Loan, a New Vehicle Floorplan Swing Line Loan or a Used Vehicle Floorplan Swing Line

Loan that, in each case, bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”
“Event of Default” means either a Revolving/Used Vehicle Event of Default or a New Vehicle Event of Default.
“Excluded Property” means collectively: (a) any of the following, to the extent (but only to the extent) that any Franchise Agreement or Framework Agreement prohibits the granting of a security interest in such property: any Equity Interests of any Subsidiary owning (directly or indirectly) and/or operating a Franchise, the proceeds from the sale of any Franchise Agreement or Framework Agreement or any Equity Interests of any Subsidiary, any Framework Agreements, Franchise Agreements or other contracts or agreements with a manufacturer or distributor of Vehicles relating to the ownership or operation of any Franchise, and any contract rights or other privileges (including, without limitation, any licenses) arising pursuant to any Framework Agreement, Franchise Agreement or other such agreement; (b) any contract, license, lease or agreement (other than any contract that is Excluded Property pursuant to clause (a) above) in which any Loan Party has any right, title or interest if and to the extent such contract or agreement contains a or is subject to a contractual provision or other restriction on assignment; (c) any “intent-to-use” trademark applications filed in the United States Patent and Trademark Office for which a statement of use has not been filed (but only until such statement is filed); provided, however, that “Excluded Property” shall not include any common law rights with respect to any Trademark described in or subject to such “intent to use” application; and (d) any real property, fixtures, related real property rights, related contracts and proceeds of the foregoing (including, without limitation, insurance proceeds in respect of the foregoing), that in each case secures Permitted Real Estate Debt to the extent that a grant of a security interest thereon would conflict with or result in a violation of the terms of such Permitted Real Estate Debt.
provided that any of the foregoing exclusions in clause (a) or (b) shall not apply if (x) such prohibition has been waived or such other Person has otherwise consented to the creation hereunder of a security interest in such agreement, or (y) such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of Article 9 of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law or principles of equity; and
provided further that immediately upon the ineffectiveness, lapse or termination of any such prohibition, such Loan Party shall be deemed to have granted a security interest in all its rights, title and interests in and to such contract or agreement.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, the joint and several liability of such Loan Party for, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof or joint and several liability therefor) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.20 and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Loan Party, the joint and several liability of such Loan Party or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition. The parties hereto agree that if any Loan Party has granted a Lien on any Collateral of such Loan Party pursuant to any Collateral Document, the obligations secured by such Lien shall exclude any Excluded Swap Obligation with respect to such Loan Party, and such Collateral Document is hereby deemed amended to effect such exclusion.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” has the meaning given such term in the recitals hereto.
“Existing Letters of Credit” means those Letters of Credit described on Schedule 2.03.
“Facilities” means, collectively, the Revolving Credit Facility, the New Vehicle Floorplan Facility and the Used Vehicle Floorplan Facility.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New

York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fleet Vehicle” means one of a group of New Vehicles sold to a Person (e.g., a rental car agency) which purchases in excess of ten (10) Vehicles per purchase contract for commercial use.
“Floorplan Commitment” means, as to each Lender, the New Vehicle Floorplan Commitment and Used Vehicle Floorplan Commitment, collectively, of such Lender.
“Floorplan Events of Default” has the meaning set forth in Section 8.03.
“Floorplan Facility” means, collectively or individually, as the context may require, the New Vehicle Floorplan Facility or the Used Vehicle Floorplan Facility.
“Floorplan Increase Effective Date” has the meaning set forth in Section 2.23(d).
“Floorplan Loan” means any New Vehicle Floorplan Loan or any Used Vehicle Floorplan Loan.
“Floorplan Offset Amount” has the meaning assigned thereto in the definition of “New Vehicle Floorplan Offset Agreement.”
“Floorplan On-line System” has the meaning set forth in Section 2.09.
“FMCC” means Ford Motor Credit Company.
“FMCC Indebtedness Termination” means the termination and payment in full of the Permitted FMCC Floorplan Indebtedness and cancellation of all Liens securing such Indebtedness.
“FMCC Intercreditor Agreement” means an intercreditor agreement between FMCC and the Administrative Agent that satisfies the requirements set forth in clauses (d) and (e) of the definition of “Permitted FMCC Floorplan Indebtedness” and is otherwise acceptable to the Administrative Agent.
“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Company is resident for tax purposes (including such a Lender when acting in the capacity of an L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Framework Agreement” means a framework agreement, in each case between a Loan Party and a manufacturer or distributor of Vehicles.

“Franchise” means any division of a Subsidiary that holds (or the portion of the assets of such Subsidiary that constitutes) the assets of a particular franchise for the sale of New Vehicles and/or Used Vehicles. A Subsidiary may own and operate one or more than one Franchise. (By way of example, and without limiting the generality of the foregoing, Asbury Automotive St. Louis, L.L.C. is a Subsidiary that, as of the date hereof, owns a BMW Franchise and an Infiniti Franchise, among others.)
“Franchise Agreement” means any dealer franchise agreement, dealer sales and service agreement or similar agreement.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness (the “primary obligations”) payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such primary obligations, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such primary obligations of the payment or performance of such primary obligations, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such primary obligations, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such primary obligations of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any primary obligations of any primary obligor, whether or not such primary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such primary obligation to obtain any such Lien). The amount of any Guarantee (other than a Guarantee of the type described in clause (b) above) shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as reasonably determined by the guaranteeing Person in good faith. The amount of any Guarantee of the type described in clause (b) above shall be deemed to be an amount equal to the lesser of (x) the fair market value of the property subject to such Lien and (y) the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. The term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.
“Guaranties” means, collectively, the Company Guaranty and the Subsidiary Guaranty.
“Guarantors” means, collectively, (a) the Company, (b) the Subsidiary Guarantors, and (c) with respect to (i) Obligations owing by any Loan Party or any Subsidiary of a Loan Party under any Swap Contract or any Cash Management Agreement and (ii) the payment and performance by each Specified Loan Party of its obligations under its Guarantee with respect to all Swap Obligations, each Borrower.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that, (a) at the time it enters into a Swap Contract not prohibited under Article VI or VII, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract not prohibited under Article VI or VII, in each case, in its capacity as a party to such Swap Contract.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the original specified due date thereof, or if such trade account payable has no specified due date, the date on which such trade account payable was created);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    capital leases and Synthetic Lease Obligations;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of Indebtedness of the type described in clause (e) above to the extent the recourse for such Indebtedness is limited to recourse against the property subject to the Lien described in clause (e) shall be deemed to be an amount equal to the lesser of (x) the fair market value of the property subject to such Lien and (y) the outstanding amount if indebtedness secured by such Lien. The term “Indebtedness” shall not include (x) customer deposits and interest payable thereon in the ordinary course of business or (y) indebtedness to the extent that it has been defeased or satisfied and discharged in accordance with the terms of the documents governing such indebtedness; provided that (i) to the extent the deposit of assets with the applicable holders (or trustee on behalf of such holders) is required in connection with the defeasance or satisfaction and discharge of such indebtedness, such assets are limited to cash and cash equivalents and (ii) none of the assets associated with such defeasance, or any income earned on such assets, shall be included in the calculation of any financial covenant or ratio or incurrence test hereunder, any borrowing base hereunder or the Prepayment Test Amount.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).
“Indentures” means, collectively, (a) that certain Indenture, dated as of March 26, 2007 (as amended, supplemented and otherwise modified prior to the date hereof, and as further amended, supplemented or otherwise modified from time to time to the extent permitted hereunder), governing those certain 7.625% Senior Subordinated Notes due 2017 in the original principal amount of $150,000,000, issued by the Company” and (b) that certain Indenture, dated as of November 16, 2010 (as amended, supplemented and otherwise modified from time to time to the extent permitted hereunder), governing those certain 8.375% Senior Subordinated Notes due 2020 in the original principal amount of $200,000,000, issued by the Company and those certain 8.375% Senior Subordinated Notes issued on June 20, 2013 and due 2020 in the original principal amount of $100,000,000, issued by the Company.
“Information” has the meaning specified in Section 10.07.
“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.
“Interest Payment Date” means the Automatic Debit Date of each calendar month.
“Interest Period” means a period of approximately one month commencing on the first Business Day of each month and ending on the first Business Day of the following month.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested less any principal repayments or return of capital actually received in cash from such Investment.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the respective L/C Issuer and the Company (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means each Joinder Agreement, substantially in the form of Exhibit H, executed and delivered by a Subsidiary or any other Person to the Administrative Agent, for the benefit of the Secured Parties, pursuant to Section 6.14.
“Landlord Waiver” means, as to any leasehold interest of a Loan Party, a landlord waiver and consent agreement executed by the landlord of such leasehold interest, in each case in form and substance reasonably satisfactory to the Administrative Agent.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means (a) Bank of America in its capacity as an issuer of Letters of Credit hereunder, or any successor to Bank of America in its capacity as an issuer of Letters of Credit hereunder and (b) not more than one additional Lender, selected by the Company and reasonably acceptable to the Administrative Agent, which consents to its appointment by the Company as an issuer of Letters of Credit hereunder and becomes an L/C Issuer hereunder pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel, in such Lender’s capacity as an issuer of Letters of Credit hereunder or any successor to such Lender in its capacity as an issuer of Letters of Credit hereunder. All singular references to the L/C Issuer shall mean any L/C Issuer, the L/C Issuer that has issued the applicable Letter of Credit or all L/C Issuers, as the context may require.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.
“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means the day that is fifteen days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means a Revolving Loan, a New Vehicle Floorplan Loan or a Used Vehicle Floorplan Loan, as the context may require.
“Loan Documents” means this Agreement, each Note, each Issuer Document, each Security Instrument, the Guaranties, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.25 of this Agreement, the Engagement Letter, the New Vehicle Floorplan Offset Agreement and any Autoborrow Agreement.
“Loan Parties” means, collectively, the Company, each Vehicle Borrower, each Guarantor, and each Person (other than the Administrative Agent, any Lender or any landlord executing a Landlord Waiver) executing a Security Instrument.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Manufacturer” means the manufacturer of, or a manufacturer-appointed wholesale distributor of, Inventory.

“Material Acquisition” means any Acquisition by the Company or any Subsidiary that (a) has a Cost of Acquisition greater than $65,000,000, or (b) the Company has determined (in its sole discretion) to constitute a Material Acquisition.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of ability of the Loan Parties taken as a whole to perform their respective obligations under the respective Loan Documents to which any of them is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties taken as a whole of the Loan Documents.
“Material Disposition” means any Disposition by the Company or any Subsidiary that (a) has Disposition Proceeds greater than $50,000,000, (b) results in a decrease in the aggregate of the Revolving Borrowing Base or the Used Vehicle Floorplan Borrowing Base by more than ten percent (10%), or (c) the Company has determined (in its sole discretion ) to constitute a Material Disposition.
“Maturity Date” means the earlier of (a) August 8, 2018 and (b) the date which is 92 days prior to any maturity date of any Consolidated Funded Indebtedness (other than Consolidated Funded Indebtedness under the Loan Documents and Consolidated Funded Indebtedness of the type referred to in clause (f) of the definition thereof) of the Company or any of its Subsidiaries in an aggregate amount greater than $75,000,000 for any one Indebtedness agreement or facility or group of related agreements or facilities; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Book Value” means, (i) for any Eligible Account, the gross amount of such Eligible Account less (to the extent not otherwise deducted in calculating such gross amount, and without duplication) sales, excise or similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, bad debts, reserves, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed in respect of such Eligible Account, (ii) for any Eligible Parts and Accessories Inventory, the lower of cost (on a first-in, first-out basis) or market, net of reserves, (iii) for any Eligible Equipment, the then-current net book value (after deducting all accumulated depreciation and amortization of such Eligible Equipment through the date of measurement) of such Eligible Equipment, (iv) for any Eligible

Contract-in-Transit, the then-current net book value of such Eligible Contract-in-Transit, (v) for any Eligible New Vehicle Inventory, the then-current net book value of such Eligible New Vehicle Inventory, and (vi) for any Eligible Used Vehicle Inventory, (A) the then-current net book value of such Eligible Used Vehicle Inventory minus (B) the then-current net book value of any associated Used Vehicle Liens payable (other than Liens created by the Loan Documents), in each case, as reflected (as of the date of determination) on the books of the Company and its Subsidiaries in accordance with GAAP.
“New Vehicle” means a Vehicle which has never been owned except by a manufacturer, distributor or dealer and has never been registered.
“New Vehicle Borrower” has the meaning specified in the introductory paragraph hereto.
“New Vehicle Default” means any event or condition that constitutes a New Vehicle Event of Default or that, with the giving of any notice, the passage of time, or both, would be a New Vehicle Event of Default.
“New Vehicle Event of Default” has the meaning specified in Section 8.03.
“New Vehicle Floorplan Borrowing” means a New Vehicle Floorplan Committed Borrowing or a New Vehicle Floorplan Swing Line Borrowing, as the context may require.
“New Vehicle Floorplan Commitment” means, as to each Lender, its obligation to (a) make New Vehicle Floorplan Committed Loans to the New Vehicle Borrowers pursuant to Section 2.06, and (b) purchase participations in New Vehicle Floorplan Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“New Vehicle Floorplan Committed Borrowing” means a borrowing consisting of simultaneous New Vehicle Floorplan Committed Loans of the same Type made by each of the New Vehicle Floorplan Lenders pursuant to Section 2.06.
“New Vehicle Floorplan Committed Loan” has the meaning specified in Section 2.06.
“New Vehicle Floorplan Committed Loan Notice” means a notice of (a) a New Vehicle Floorplan Committed Borrowing, or (b) a conversion of New Vehicle Floorplan Committed Loans from one Type to the other, pursuant to Section 2.07, which, if in writing, shall be substantially in the form of Exhibit A-1.
“New Vehicle Floorplan Facility” means the New Vehicle floorplan facility described in Sections 2.06 through 2.10 providing for New Vehicle Floorplan Loans to the New Vehicle Borrowers by the New Vehicle Floorplan Lenders.

“New Vehicle Floorplan Lender” means each Lender that has a New Vehicle Floorplan Commitment or, following termination of the New Vehicle Floorplan Commitments, has New Vehicle Floorplan Loans outstanding.
“New Vehicle Floorplan Loan” means an extension of credit by a New Vehicle Floorplan Lender to a New Vehicle Borrower under Article II in the form of a New Vehicle Floorplan Committed Loan or a New Vehicle Floorplan Swing Line Loan.
“New Vehicle Floorplan Note” means a promissory note made by the New Vehicle Borrowers in favor of a Lender evidencing New Vehicle Floorplan Loans made by such Lender, substantially in the form of Exhibit C-2.
“New Vehicle Floorplan Offset Agreement” means, collectively:
(a)    an offset agreement in form and substance reasonably satisfactory to the Administrative Agent and the New Vehicle Floorplan Swing Line Lender, (i) providing for the crediting of monies of the Company or any of its Subsidiaries to a general ledger account maintained with Bank of America (a “New Vehicle Floorplan Offset Account”), and the withdrawal of monies from such account, (ii) providing that interest accrued on New Vehicle Floorplan Swing Line Loans will be offset by an amount equal to (A) the amount that is credited to the New Vehicle Floorplan Offset Account from time to time (a “Floorplan Offset Amount”), multiplied by (B) the interest rate applicable to New Vehicle Floorplan Swing Line Loans from time to time; provided, however, that the Floorplan Offset Amount shall not exceed (Y) 25% of the aggregate Outstanding Amount of all New Vehicle Floorplan Loans at any time prior to October 1, 2013 or (Z) 20% of the aggregate Outstanding Amount of all New Vehicle Floorplan Loans at any time on or after October 1, 2013; and
(b)    if applicable, any agreement providing for automatic crediting of funds to, and withdrawals of funds from, the New Vehicle Floorplan Offset Account.
“New Vehicle Floorplan Offset Account” has the meaning assigned thereto in the definition of “New Vehicle Floorplan Offset Agreement”.
“New Vehicle Floorplan Operations Group” means the group at Bank of America that operates and administers the New Vehicle Floorplan Facility.
“New Vehicle Floorplan Overdraft” has the meaning specified in Section 2.08.
“New Vehicle Floorplan Swing Line” means the revolving credit facility made available by the New Vehicle Floorplan Swing Line Lender pursuant to Section 2.07.
“New Vehicle Floorplan Swing Line Borrowing” means a borrowing of a New Vehicle Floorplan Swing Line Loan pursuant to Section 2.07.
“New Vehicle Floorplan Swing Line Lender” means Bank of America in its capacity as provider of New Vehicle Floorplan Swing Line Loans, or any successor New Vehicle Floorplan Swing Line Lender hereunder.

“New Vehicle Floorplan Swing Line Loan” has the meaning specified in Section 2.07(a).
“New Vehicle Floorplan Swing Line Loan Notice” means a notice of conversion of a New Vehicle Floorplan Swing Line Loan from one Type to the other pursuant to Section 2.07(b), which, if in writing, shall be substantially in the form of Exhibit B-1.
“New Vehicle Floorplan Swing Line Sublimit” means, at any time, an amount equal to the lesser of (a) $85,000,000 plus the Floorplan Offset Amount or (b) the Aggregate New Vehicle Floorplan Commitments. The New Vehicle Floorplan Swing Line Sublimit is part of, and not in addition to, the Aggregate New Vehicle Floorplan Commitments.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a Revolving Note, a New Vehicle Floorplan Note or a Used Vehicle Floorplan Note, as applicable.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that Obligations of a Loan Party shall exclude any Excluded Swap Obligation with respect to such Loan Party.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax

(other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.05).
“Out of Balance” means, with respect to a New Vehicle Floorplan Loan, the outstanding balance thereof has not been paid in accordance with Section 2.15(b)(iii).
“Outstanding Amount” means (i) with respect to Revolving Committed Loans and Revolving Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Committed Loans and Revolving Swing Line Loans, as the case may be, occurring on such date; (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts, (iii) with respect to New Vehicle Floorplan Committed Loans and New Vehicle Floorplan Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of New Vehicle Floorplan Commitment Loans and New Vehicle Floorplan Swing Line Loans, as the case may be, occurring on such date and (iv) with respect to Used Vehicle Floorplan Committed Loans and Used Vehicle Floorplan Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments of repayments of Used Vehicle Floorplan Committed Loans and Used Vehicle Floorplan Swing Line Loans, as the case may be, occurring on such date.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Payment Commitment” means a written agreement entered into between the New Vehicle Floorplan Swing Line Lender and a vehicle manufacturer or distributor (and if required pursuant to the terms of the Payment Commitment, the applicable Borrower or the Company), providing for advances of the proceeds of New Vehicle Floorplan Swing Line Loans directly by the New Vehicle Floorplan Swing Line Lender to such manufacturer or distributor in payment for the purchase by the applicable New Vehicle Borrower of New Vehicles specified by vehicle identification number.
“Payoff Letter Commitment” means a written agreement entered into between the New Vehicle Floorplan Swing Line Lender and a financial institution (and if required pursuant to the terms of the Payoff Letter Commitment, the applicable Borrower or the Company), which agreement is delivered in connection with the payoff of floorplan financing provided by such financial institution and provides for advances of the proceeds of New Vehicle Floorplan Swing Line Loans directly by the New Vehicle Floorplan Swing Line Lender to such financial institution in order to pay for or refinance the purchase by the applicable New Vehicle Borrower of New Vehicles specified by vehicle identification number.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, after the effective date of the Pension Act, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Acquisition” means any Acquisition permitted by Section 7.19.
“Permitted Disposition” means any Disposition permitted by Section 7.05.
“Permitted Floorplan Indebtedness” means (i) Indebtedness under the New Vehicle Floorplan Facility or the Used Vehicle Floorplan Facility, and (ii) any other floorplan Indebtedness incurred by the Company or any Subsidiary to the extent such Indebtedness is permitted by this Agreement.
“Permitted FMCC Floorplan Indebtedness” means New Vehicle floorplan Indebtedness that (a) is owed to FMCC by any Subsidiary that operates a Ford or Lincoln dealership, (b) finances only the acquisition of new Ford or Lincoln Vehicles by such Ford or Lincoln dealership, (c) is not guaranteed or owed by any Person other than (i) any Subsidiary that operates such a Ford or Lincoln dealership or (ii) the Company, (d) is not secured by any assets other than the FMCC Collateral (as defined in the FMCC Intercreditor Agreement) and (e) is subject to the FMCC Intercreditor Agreement.
“Permitted Real Estate Debt” means that certain Indebtedness described on Schedule 1.02(P), and any other Indebtedness (other than Swap Contracts) of a Loan Party (i) secured solely by real property, fixtures, related real property rights, related contracts and proceeds of the foregoing, owned by such Loan Party, and (ii) for which no Person other than the obligor of such Indebtedness, the Company or any Subsidiary which is a Loan Party has any liability with respect to such Indebtedness, in each case of clauses (i) and (ii), so long as (x) the aggregate amount of all Permitted Real Estate Debt outstanding at any time shall not exceed eighty-five percent (85%) of the value of the real property securing such Indebtedness, as evidenced by the respective appraisals of the real property ordered in connection with obtaining such Indebtedness, (y) the amount of any Permitted Real Estate Debt relating to a particular parcel of real property shall not exceed one hundred percent (100%) of the value of such parcel securing such Indebtedness, as evidenced by the respective appraisal of such parcel ordered in connection with obtaining such Indebtedness, and (z) upon the request of the Administrative Agent, the Company shall promptly deliver to the Administrative Agent a copy of any appraisal described in clause (x) or (y) above.
“Permitted Service Loaner Indebtedness” means any Indebtedness that satisfies the requirements of Section 7.01(q).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Pledge Agreement” means that certain Amended and Restated Securities Pledge Agreement dated as of the Closing Date made by the Company and certain Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit N attached hereto, as supplemented from time to time by the execution and delivery of Joinder Agreements pursuant to Section 6.14 and as otherwise supplemented, amended or modified from time to time.
“Prepayment Test Amount” means, as of any date of measurement thereof:
(a) the sum of (without duplication) (i) cash, cash equivalents and short-term marketable securities reflected on the books of the Company and its Subsidiaries, in each case not subject to any Lien (other than Liens created under the Loan Documents), (ii) the Net Book Value of Contracts-in-Transit, in each case not subject to any Lien (other than Liens created under the Loan Documents), (iii) the Net Book Value of New Vehicles, (iv) 80% of the Net Book Value of Used Vehicles (net of Lien payoffs); provided that Rental Vehicles shall be excluded from the calculation of the items in this clause (a), plus
(b) the Available Unused Revolving Commitments, minus
(c) the sum of (i) the Total New Vehicle Floorplan Outstandings, and (ii) the Total Used Vehicle Floorplan Outstandings, other than (in each case of clause (i) and (ii)) the portion of any such Total New Vehicle Floorplan Outstandings or Total Used Vehicle Floorplan Outstandings arising from Loans that finance Rental Vehicles.

“Prepayment Test Amount Certificate” means a certificate of a Responsible Officer of the Company substantially in the form of Exhibit M setting forth a calculation of the Prepayment Test Amount.

“Pro Forma Compliance” means,
(i)    with respect to any event other than as set forth in clause (ii) or (iii) below, that the Company and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Section 7.11, the Revolving Borrowing Base and the Used Vehicle Floorplan Borrowing Base, as applicable, in each case calculated as if the event with respect to which Pro Forma Compliance is being tested had occurred on the first day of each relevant period with respect to which current compliance with such financial covenant, Revolving Borrowing Base and Used Vehicle Floorplan Borrowing Base would be determined (for example, in the case of a financial covenant based on Consolidated EBITDAR, as if such event had occurred on the first day of the four fiscal quarter period ending on the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 6.01(a) or (b)),
(ii)    with respect to any Restricted Payment to be made on any date (any such date, an “Applicable Restricted Payment Date”) as contemplated by Section 7.10(b), that the Company and its Subsidiaries will be in pro forma compliance with the financial covenants set forth in Section 7.11 as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 6.01(a) or (b), such financial covenants being calculated on a pro forma basis as if such Restricted Payment (and any other Restricted Payment made on the Applicable Restricted Payment Date or at any time since the last day of such fiscal quarter) had been made on the last day of such fiscal quarter, and
(iii)    with respect to any prepayment of Indebtedness to be made on any date (any such date, an “Applicable Prepayment Date”) as contemplated by Section 7.16, that the Company and its Subsidiaries will be in pro forma compliance with the financial covenants set forth in Section 7.11 as of the last day of the fiscal quarter which includes the Applicable Prepayment Date as well as the last day of each of the three fiscal quarters succeeding the fiscal quarter containing the Applicable Prepayment Date, in each case (x) calculated as if such prepayment had occurred on the first day of the fiscal quarter which includes the Applicable Prepayment Date and (y) based on projected financial statements delivered to the Administrative Agent which do not reflect material and adverse changes in growth or turnover assumptions of trading assets or accounts payable as compared to the most recent financial statements delivered pursuant to Sections 6.01(a) or (b). Pro forma calculations made pursuant to this definition that require calculations of Consolidated EBITDAR on a pro forma basis will be made in accordance with Section 1.03(d).
“Pro Forma Compliance Certificate” means, with respect to any event, a duly completed Compliance Certificate demonstrating the pro forma calculations of the items set forth in the Compliance Certificate on a pro forma basis in accordance with the definition of “Pro Forma Compliance.”
“Pro Forma Prepayment Test Amount” means the Prepayment Test Amount calculated on a pro forma basis as of the last day of the fiscal quarter which includes the Applicable Prepayment Date as well as the last day of each of the three fiscal quarters succeeding the fiscal quarter containing the Applicable Prepayment Date, (a) calculated as if such prepayment had occurred on the first day of the fiscal quarter which includes the Applicable Prepayment Date and (b) based on projected financial statements delivered to the Administrative Agent which do not reflect material and adverse changes in growth or turnover assumptions of trading assets or accounts payable as compared to the most recent financial statements delivered pursuant to Section 6.01(a) or (b).
“Pro Forma Revolving Borrowing Base Certificate” means, with respect to any event, a duly completed Revolving Borrowing Base Certificate demonstrating the calculations of the Revolving Borrowing Base on a pro forma basis in accordance with the definition of “Pro Forma Compliance.”
“Pro Forma Used Vehicle Floorplan Borrowing Base Certificate” means, with respect to any event, a duly completed Used Vehicle Floorplan Borrowing Base Certificate demonstrating pro forma calculations of the Used Vehicle Floorplan Borrowing Base on a pro forma basis in accordance with the definition of “Pro Forma Compliance.”
“Public Lender” has the meaning specified in Section 6.02.
“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Sale/Leaseback Transaction” means a sale by any of the Loan Parties of personal property or real property and related fixtures and accessories used in the ordinary course of business, which property does not include any Collateral and which property is, in a concurrent transaction, leased by such Loan Party from the purchaser thereof under a lease agreement, the terms of which, as of the date of such transaction, based upon the immediately preceding four fiscal quarters of the Company, would not cause the Company to be in Default under any of the provisions of this Agreement.
“Qualified Service Loaner Program” means any program with any Manufacturer, or the financial affiliate of such a Manufacturer, pursuant to which the Company or any Subsidiary (i) finances New Vehicles under such program, which New Vehicles are used by the Company or such Subsidiary as Rental Vehicles and (ii) is subject to an intercreditor agreement (in form and substance satisfactory to the Administrative Agent) between the creditor under such Indebtedness and the Administrative Agent (a “Service Loaner Intercreditor Agreement”).
“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Register” has the meaning specified in Section 10.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Rental Vehicle” means a New Vehicle less than two years old owned by a New Vehicle Borrower and purchased directly from a manufacturer as a New Vehicle and that is used as a service loaner vehicle or is periodically subject to a rental contract with customers of the New Vehicle Borrower for loaner or rental periods of up to sixty (60) consecutive days or is used by dealership personnel in connection with parts and service operations.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Revolving Committed Borrowing, or conversion of Revolving Committed Loans, a Revolving Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, (c) with respect to a Revolving Swing Line Loan, or conversion of Revolving Swing Line Loans, a Revolving Swing Line Loan Notice, (d) with respect to a New Vehicle Floorplan Committed Borrowing, or conversion of New Vehicle Floorplan Committed Loan, a New Vehicle Floorplan Committed Loan Notice, (e) with respect to a conversion of New Vehicle Floorplan Swing Line Loans, a New Vehicle Floorplan Swing Line Loan Notice, (f) with respect to a Used Vehicle Floorplan Committed Borrowing, or conversion of Used Vehicle Floorplan Committed Loans, a Used Vehicle Floorplan Committed Loan Notice, and (g) with respect to a Used Vehicle Floorplan Swing Line Loan, or conversion of Used Vehicle Floorplan Swing Line Loans, a Used Vehicle Floorplan Swing Line Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders whose Commitments aggregate more than 50% of the Aggregate Commitments, provided that, if the Commitment of each Lender under an Applicable Facility to make Loans or the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or 8.04, the Commitments under such Facility shall be calculated based on the Total Revolving Outstandings, Total New Vehicle Floorplan Outstandings, or Total Used Vehicle Floorplan Outstandings (as the case may be) with respect to such Facility (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations, Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans, as applicable, being deemed “held” by such Lender for purposes of this definition); provided that (i) the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (ii) in the event that at the time of such determination any New Vehicle Floorplan Overdraft is outstanding, each of (x) the Aggregate Commitments and the Total New Vehicle Floorplan Outstandings, and (y) the Commitment of or Total New Vehicle Floorplan Outstandings held by the New Vehicle Floorplan Swing Line Lender (as the case may be), shall be deemed for purposes of this determination to be increased in the amount of such outstanding New Vehicle Floorplan Overdraft.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s or any Subsidiary’s stockholders, partners or members (or the equivalent Person thereof).
“Restricted Subsidiary” means each direct or indirect Subsidiary of the Company that (i) has total assets (including Equity Interests in other Persons) of equal to or greater than $100,000 (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Sections 6.01(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated based on the Audited Financial Statements), (ii) owns or operates a dealership or (iii) owns any real estate used in the operation of a dealership.
“Revolving Autoborrow Advance” shall have the meaning specified in Section 2.04(b).
“Revolving Autoborrow Agreement” shall have the meaning specified in Section 2.04(b).
“Revolving Borrowing” means a Revolving Committed Borrowing or a Revolving Swing Line Borrowing, as the context may require.
“Revolving Borrowing Base” means as of any date of calculation, the lesser of (1) Aggregate Revolving Commitments or (2) the sum of:
(A) the sum of (i) the Net Book Value of Eligible Contracts-in-Transit, (ii) 80% of the Net Book Value of Eligible Accounts, including Eligible Accounts that are factory receivables, (iii) the Net Book Value of Eligible New Vehicle Inventory, (iv) 85% of the Net Book Value of Eligible Used Vehicle Inventory, (v) 65% of the Net Book Value of Eligible Parts and Accessories Inventory, and (vi) 25% of the Net Book Value of Eligible Equipment; provided that Rental Vehicles will be excluded from the calculation of the items in this clause (A) (the portion of the Revolving Borrowing Base described in this clause (A) being referred to as the “Personal Property Portion”);
plus (B) 75% of the appraised value of the Eligible Borrowing Base Real Estate (as reflected in the most recent FIRREA-conforming appraisal that the Administrative Agent has received with respect to such property); provided that amounts added to the Revolving Borrowing Base pursuant to this clause (B) shall not at any time exceed 25% of the aggregate amount of the Personal Property Portion of the Revolving Borrowing Base (as calculated after giving effect to the subtraction for outstanding Loans described in clause (C) below); and

minus (C) the sum of (i) the Total New Vehicle Floorplan Outstandings and (ii) the Total Used Vehicle Floorplan Outstandings, other than (in the case of each of clauses (i) and (ii)) the portion of such Total New Vehicle Floorplan Outstandings or Total Used Vehicle Floorplan Outstandings arising from Loans that financed Rental Vehicles.
“Revolving Borrowing Base Certificate” means a certificate by a Responsible Officer of the Company, substantially in the form of Exhibit J-1 (or another form acceptable to the Administrative Agent) setting forth the calculation of the Revolving Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Administrative Agent. All calculations of the Revolving Borrowing Base in connection with the preparation of any Revolving Borrowing Base Certificate shall originally be made by the Company and certified to the Administrative Agent. Notwithstanding the foregoing, if the Administrative Agent has reasonable grounds to believe that the calculation of the Revolving Borrowing Base set forth in any Revolving Borrowing Base Certificate is not in accordance with this Agreement, the Administrative Agent shall inform the Company of the grounds for such belief and shall request confirmation by the Company of the calculation. Prior to confirmation, the Revolving Borrowing Base may be adjusted by the Administrative Agent so the calculation thereof is in accordance with this Agreement (in the Administrative Agent’s reasonable determination).
“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Committed Loans to the Company pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Revolving Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Committed Borrowing” means a borrowing consisting of simultaneous Revolving Committed Loans of the same Type made by each of the Revolving Lenders pursuant to Section 2.01.
“Revolving Committed Loan” has the meaning specified in Section 2.01.
“Revolving Committed Loan Notice” means a notice of (a) a Revolving Borrowing or (b) a conversion of Revolving Committed Loans from one Type to the other, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-2.
“Revolving Credit Facility” means the revolving credit facility described in Sections 2.01 through 2.05 providing for Revolving Loans to the Company by the Revolving Lenders.
“Revolving Increase Effective Date” has the meaning specified in Section 2.22(d).
“Revolving Lender” means each Lender that has a Revolving Commitment or, following termination of the Revolving Commitments, has Revolving Loans outstanding.

“Revolving Loan” means an extension of credit by a Revolving Lender to the Company under Article II in the form of a Revolving Committed Loan or a Revolving Swing Line Loan.
“Revolving Note” means a promissory note made by the Company in favor of a Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit C-1.
“Revolving Swing Line” means the revolving credit facility made available by the Revolving Swing Line Lender pursuant to Section 2.04.
“Revolving Swing Line Borrowing” means a borrowing of a Revolving Swing Line Loan pursuant to Section 2.04.
“Revolving Swing Line Lender” means Bank of America in its capacity as provider of Revolving Swing Line Loans, or any successor revolving swing line lender hereunder.
“Revolving Swing Line Loan” has the meaning specified in Section 2.04(a).
“Revolving Swing Line Loan Notice” means a notice of a Revolving Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B-2.
“Revolving Swing Line Sublimit” means an amount equal to the lesser of (a) $15,000,000 or (b) the Aggregate Revolving Commitments. The Revolving Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“Revolving/Used Vehicle Default” means any event or condition that constitutes a Revolving/Used Vehicle Event of Default or that, with the giving of any notice, the passage of time, or both, would be a Revolving/Used Vehicle Event of Default.
“Revolving/Used Vehicle Event of Default” has the meaning specified in Section 8.01.
“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.
“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Instruments.
“Security Agreement” means that certain Amended and Restated Security Agreement dated as of the Closing Date made by the Company and each other Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit K attached hereto, as supplemented from time to time by the execution and delivery of Joinder Agreements pursuant to Section 6.14, and as otherwise supplemented, amended, or modified from time to time.
“Security Instruments” means, collectively or individually as the context may indicate, the Security Agreement, the Pledge Agreement, the Escrow and Security Agreement, any Joinder Agreement, and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Borrower, any other Loan Party, or any other Person shall grant or convey to the Administrative Agent, for the benefit of the Secured Parties a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations and any other obligation under any Loan Document.
“Service Loaner Intercreditor Agreement” has the meaning specified in the definition of “Qualified Service Loaner Program.”
“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.20).
“Specified Subsidiary” means (a) any Restricted Subsidiary of the Company that does not own or operate a Ford or Lincoln dealership, or (b) at any time after the FMCC Indebtedness Termination has occurred, any Restricted Subsidiary.
“Subordinated Indebtedness” means all Subordinated Indenture Indebtedness and all other Indebtedness of the Company or its Subsidiaries which (a) is subordinated to the Obligations contained herein in a manner reasonably acceptable to the Administrative Agent or has subordination terms substantially similar to those in the Indentures, (b) without limitation of any other provision herein (including Section 7.16), does not require any payment of principal (or give the holder thereof any rights to require repurchase of such Indebtedness through put rights or otherwise) prior to the date that is 30 days after the Maturity Date (other than reasonable and customary prepayment, redemption, repurchase or defeasance obligations in connection with (i) sales of assets (so long as the terms relating thereto are not materially less favorable to the Loan Parties than the comparable terms governing the Subordinated Indenture Indebtedness), (ii) a change in control and (iii) the exercise of remedies in connection with the occurrence of an event of default), (c) the Administrative Agent has received a certificate from the Company addressed to the Administrative Agent and the Lenders certifying that such other Indebtedness has interest rates and fees that are not in excess of the rates and fees standard in the market at the time such Indebtedness is incurred, (d) has, or the Administrative Agent (in its reasonable discretion after Reasonable Review (defined below)) has determined that such Indebtedness has, standstill and blockage provisions with regard to payments and enforcement actions that are no more adverse to the Lenders than those in the Indentures (as such standstill and blockage provisions relate to the Existing Credit Agreement lenders and lenders that provide Vehicle floorplan financing to the Company or any of its Subsidiaries), and (e) the Administrative Agent has received a certificate from the Company addressed to the Administrative Agent and the Lenders certifying that the terms relating to amortization, maturity, collateral (if any), and other material terms of such Indebtedness and of any agreement entered into and of any instrument issued in connection therewith, taken as a whole, are not materially less favorable to the Loan Parties than the terms of the Indentures. For the purposes of clause (d) above, “Reasonable Review” means that the Administrative Agent has had the opportunity and reasonable time to review copies of the definitive documentation for such Indebtedness, which copies have been provided to the Administrative Agent by the Company or its Subsidiaries.
“Subordinated Indenture Indebtedness” means Indebtedness of the Company or any of its Subsidiaries incurred or outstanding under any of the Indentures, whether incurred before or after the Closing Date.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company and shall include, without limitation, the Unrestricted Subsidiaries.
“Subsidiary Guarantors” means, collectively, all Subsidiaries executing a Subsidiary Guaranty on the Closing Date and all other Subsidiaries that enter into a Joinder Agreement.
“Subsidiary Guaranty” means the Amended and Restated Subsidiary Guaranty Agreement made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F as supplemented from time to time by execution and delivery of Joinder Agreements pursuant to Section 6.14 and as otherwise supplemented, amended, or modified from time to time.
“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowings” means, collectively, Revolving Swing Line Borrowings, New Vehicle Floorplan Swing Line Borrowings and Used Vehicle Floorplan Swing Line Borrowings.
“Swing Line Lenders” means, collectively, the Revolving Swing Line Lender, the New Vehicle Floorplan Swing Line Lender and the Used Vehicle Floorplan Swing Line Lender
“Swing Line Loans” means, collectively, Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Threshold Amount” means $35,000,000.
“Total Credit Exposure” means, as to any Lender at any time, the sum of the unused Commitments of such Lender at such time, plus the aggregate principal amount at such time of such Lender’s outstanding Loans and such Lender’s participation in L/C Obligations at such time.
“Total New Vehicle Floorplan Outstandings” means the aggregate Outstanding Amount of all New Vehicle Floorplan Loans.
“Total Outstandings” means the aggregate of the Total Revolving Outstandings, Total New Vehicle Floorplan Outstandings and Total Used Vehicle Floorplan Outstandings.
“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.

“Total Used Vehicle Floorplan Outstandings” means the aggregate Outstanding Amount of all Used Vehicle Floorplan Loans.
“Type” means with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).
“Unrestricted Subsidiaries” means all Subsidiaries of the Company other than the Restricted Subsidiaries.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Used Vehicle” means a Vehicle other than a New Vehicle.
“Used Vehicle Autoborrow Advance” shall have the meaning specified in Section 2.12(b).
“Used Vehicle Autoborrow Agreement” shall have the meaning specified in Section 2.12(b).
“Used Vehicle Borrower” has the meaning specified in the introductory paragraph hereto.
“Used Vehicle Floorplan Borrowing Base” means, as of any date of calculation, 80% of the Net Book Value of Eligible Used Vehicle Inventory.
“Used Vehicle Floorplan Borrowing Base Certificate” means a certificate by a Responsible Officer of the Company, substantially in the form of Exhibit J-2 (or another form acceptable to the Administrative Agent) setting forth the calculation of the Used Vehicle Floorplan Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Administrative Agent. All calculations of the Used Vehicle Floorplan Borrowing Base in connection with the preparation of any Used Vehicle Floorplan Borrowing Base Certificate

shall originally be made by the Company and certified to the Administrative Agent. Notwithstanding the foregoing, if the Administrative Agent has reasonable grounds to believe that the calculation of the Used Vehicle Floorplan Borrowing Base set forth in any Used Vehicle Floorplan Borrowing Base Certificate is not in accordance with this Agreement, the Administrative Agent shall inform the Company of the grounds for such belief and shall request confirmation by the Company of the calculation. Prior to confirmation, the Used Vehicle Floorplan Borrowing Base may be adjusted by the Administrative Agent so the calculation thereof is in accordance with this Agreement (in the Administrative Agent’s reasonable determination).
“Used Vehicle Floorplan Borrowing” means a Used Vehicle Floorplan Committed Borrowing or a Used Vehicle Floorplan Swing Line Borrowing, as the context may require.
“Used Vehicle Floorplan Commitment” means, as to each Lender, its obligation to (a) make Used Vehicle Floorplan Committed Loans to the Used Vehicle Borrowers pursuant to Section 2.11, and (b) purchase participations in Used Vehicle Floorplan Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Used Vehicle Floorplan Committed Borrowing” means a borrowing consisting of simultaneous Used Vehicle Floorplan Committed Loans of the same Type made by each of the Used Vehicle Floorplan Lenders pursuant to Section 2.11.
“Used Vehicle Floorplan Committed Loan” has the meaning specified in Section 2.11.
“Used Vehicle Floorplan Committed Loan Notice” means a notice of (a) a Used Vehicle Floorplan Committed Borrowing, or (b) a conversion of Used Vehicle Floorplan Committed Loans from one Type to the other, pursuant to Section 2.11(a), which, if in writing, shall be substantially in the form of Exhibit A-3.
“Used Vehicle Floorplan Facility” means the Used Vehicle floorplan facility described in Sections 2.10 through 2.12 providing for Used Vehicle Floorplan Loans to the Used Vehicle Borrowers by the Used Vehicle Floorplan Lenders.
“Used Vehicle Floorplan Loan” means an extension of credit by a Used Vehicle Floorplan Lender to a Used Vehicle Borrower under Article II in the form of a Used Vehicle Floorplan Committed Loan or, in the case of the Company only, a Used Vehicle Floorplan Swing Line Loan.
“Used Vehicle Floorplan Lender” means each Lender that has a Used Vehicle Floorplan Commitment or, following termination of the Used Vehicle Floorplan Commitments, has Used Vehicle Floorplan Loans outstanding.
“Used Vehicle Floorplan Note” means a promissory note made by the Used Vehicle Borrowers in favor of a Lender evidencing Used Vehicle Floorplan Loans made by such Lender, substantially in the form of Exhibit C-3.

“Used Vehicle Floorplan Swing Line” means the revolving credit facility made available by the Used Vehicle Floorplan Swing Line Lender pursuant to Section 2.12.
“Used Vehicle Floorplan Swing Line Borrowing” means a borrowing of a Used Vehicle Floorplan Swing Line Loan pursuant to Section 2.12.
“Used Vehicle Floorplan Swing Line Lender” means Bank of America in its capacity as provider of Used Vehicle Floorplan Swing Line Loans, or any successor Used Vehicle Floorplan Swing Line Lender hereunder.
“Used Vehicle Floorplan Swing Line Loan” has the meaning specified in Section 2.12(a).
“Used Vehicle Floorplan Swing Line Loan Notice” means a notice of a Used Vehicle Floorplan Swing Line Borrowing pursuant to Section 2.12(b), which, if in writing, shall be substantially in the form of Exhibit B-3.
“Used Vehicle Floorplan Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 or (b) the Aggregate Used Vehicle Floorplan Commitments. The Used Vehicle Floorplan Swing Line Sublimit is part of, and not in addition to, the Aggregate Used Vehicle Floorplan Commitments.
“Vehicle” means any automobile or truck approved for highway use by any State of the United States.
“Vehicle Borrower” has the meaning specified in the introductory paragraph hereto.
“Vehicle Title Documentation” has the meaning specified in Section 6.05.
“Within Line Limitation” means,
(a)    with respect to any New Vehicle Borrower, any dealer location and any specific vehicle manufacturer, distributor, or (in the case of a dealer trade) other dealer involved in such trade, as applicable, limitations on the amount of New Vehicle Floorplan Loans that may be advanced to such manufacturer, distributor or other dealer with respect to New Vehicles purchased or to be purchased by such New Vehicle Borrower for such dealer location, or
(b)    with respect to any New Vehicle Borrower, any dealer location and any specific vehicle manufacturer, distributor, or (in the case of a dealer trade) other dealer involved in such trade, as applicable, and Demonstrators, Rental Vehicles and Fleet Vehicles, limitations on the amount of New Vehicle Floorplan Loans that may be advanced to such manufacturer, distributor or other dealer with respect to Demonstrators, Rental Vehicles and Fleet Vehicles purchased or to be purchased by such New Vehicle Borrower for such dealer location, which limitations (in each case) are agreed to from time to time by the New Vehicle Floorplan Swing Line Lender and such distributor or manufacturer from time to time.
1.03    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Any capitalized terms used herein but not defined herein that are defined in the UCC shall have the respective meanings assigned to such terms in the UCC. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.04    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. Any additions to or exclusions from the computation of any financial item based upon FASB ASC 825 or FASB ASC 470-20 shall be detailed on the Compliance Certificate delivered pursuant to Section 6.02(a).

(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Required Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything else set forth herein, any lease that was or would have been treated as an operating lease under GAAP as in effect on the Closing Date that would become or be treated as a capital lease solely as a result of a change in GAAP after the Closing Date shall always be treated as an operating lease for all purposes and at all times under this Agreement; provided that, the Company shall nonetheless provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
(d)    Pro Forma Treatment of Acquisitions and Dispositions. Consolidated EBITDAR will be calculated after giving pro forma effect to any Material Dispositions or Material Acquisitions occurring during the relevant period, as if such dispositions or acquisitions occurred on the first day of such period; provided that any such pro forma adjustment of Consolidated EBITDAR shall not result in an increase of more than 10% of Consolidated EBITDAR prior to such adjustment (the “10% EBITDAR Cap”), unless (a) the Company provides to the Administrative Agent (i) the supporting calculations for such adjustment and (ii) such other information as the Administrative Agent may reasonably request to determine the accuracy of such calculations, or (b) the Administrative Agent (in its sole discretion) otherwise consents to such increase in excess of the 10% EBITDAR Cap.
If the calculation of Consolidated EBITDAR for any period gives pro forma effect to any disposition or acquisition, the other elements of the Consolidated Fixed Charge Coverage Ratio and Consolidated Total Lease Adjusted Leverage Ratio will also be calculated after giving pro forma effect to such acquisition or disposition, provided that if the pro forma adjustment of Consolidated EBITDAR resulting from such disposition or acquisition is limited as a result of the 10% EBITDAR Cap, then the pro forma adjustment to any other element of the Consolidated Fixed Charge Coverage Ratio or the Consolidated Total Lease Adjusted Leverage Ratio, as applicable, will likewise be limited on a proportional basis so that the amount of any other adjustment will be reduced by the same percentage as the reduction in the amount of adjustment to Consolidated EBITDAR, and provided further, in any event, that any such pro forma adjustment of the numerator of the Consolidated Total Lease Adjusted Leverage Ratio (or the denominator of the Consolidated Fixed Charge Coverage Ratio) will not result in a decrease of more than 10% to the amount of such numerator (or denominator) prior to such adjustment (the “Applicable 10% Cap”) unless (A) the Company provides to the Administrative Agent (1) the supporting calculations for such adjustment and (2) such other information as the Administrative Agent may reasonably request to determine the accuracy of such calculations, or (B) the Administrative Agent (in its sole discretion) otherwise consents to such decrease in excess of the Applicable 10% Cap. If in connection with any Material Acquisition, the Company or any Subsidiary acquires associated real estate, eliminating any leases on the real estate being acquired or any leases of a Subsidiary being acquired, then the rent associated with those leases will not be included in the numerator of the Consolidated Total Lease Adjusted Leverage Ratio.
(e)    Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II.     THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Revolving Committed Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Committed Loan”) to the Company from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment; provided, however, that after giving effect to any Revolving Committed Borrowing, (a) the Total Revolving Outstandings shall not exceed the lesser of the Aggregate Revolving Commitments or the Revolving Borrowing Base, and (b) the aggregate Outstanding Amount of the Revolving Committed Loans of any Revolving Lender, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all Revolving Swing Line Loans shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.13, and reborrow under this Section 2.01.

Revolving Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
2.02    Borrowings, Conversions and Continuations of Revolving Committed Loans.
(d)    Each Revolving Committed Borrowing and each conversion of Revolving Committed Loans from one Type to the other, shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) one Business Day prior to the requested date of any Revolving Borrowing of Eurodollar Rate Committed Loans or of any conversion of Eurodollar Rate Committed Loans to Base Rate Committed Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Revolving Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Revolving Committed Borrowing, a conversion of Revolving Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Committed Loans, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Committed Loans to be borrowed or converted, and (iv) the Type of Revolving Committed Loans to be borrowed or to which existing Revolving Committed Loans are to be converted. If the Company fails to provide a timely Revolving Committed Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of Revolving Committed Loan in a Revolving Committed Loan Notice, then the applicable Revolving Committed Loans shall, subject to Article III, be made as, or converted to, Eurodollar Rate Loans.
(e)    Following receipt of a Revolving Committed Loan Notice, the Administrative Agent shall promptly notify each Revolving Lender of the amount of its Applicable Revolving Percentage of the applicable Revolving Committed Loans. Each Lender shall make the amount of its Revolving Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Revolving Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is an initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent by crediting the account of the Company on the books of Bank of America with the amount of such funds; provided, however, that if, on the date the Revolving Committed Loan Notice with respect to such Borrowing is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Company as provided above.

(f)    The Administrative Agent shall promptly notify the Company and the Revolving Lenders of the interest rate applicable to any Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Revolving Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
2.03    Letters of Credit.
(f)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Company or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings shall not exceed the Aggregate Commitments, (x) the Total Revolving Outstandings shall not exceed the lesser of the Aggregate Revolving Commitments or the Revolving Borrowing Base, (y) the aggregate Outstanding Amount of the Revolving Committed Loans of any Revolving Lender, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all Revolving Swing Line Loans shall not exceed such Lender’s Revolving Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)    No L/C Issuer shall issue any Letter of Credit, if:
(A)    subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than eighteen months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
(B)    the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)    the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;
(D)    the Letter of Credit is to be denominated in a currency other than Dollars;
(E)    any Lender is at such time a Defaulting Lender, unless each L/C Issuer having actual or potential Fronting Exposure with respect to Letters of Credit issued (or then proposed to be issued) by it has entered into arrangements, including the delivery of Cash Collateral, satisfactory to each such L/C Issuer as to Letters of Credit issued (or then proposed to be issued) by it (in its sole discretion) with the Company or such Defaulting Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.26(a)(iv) with respect to the Defaulting Lender) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(F)    the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iv)    No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.
(g)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least ten Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require. Additionally, the Company shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.
(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the

Company and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)    If the Company so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Company shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. Each L/C Issuer will also promptly deliver to the Company and the Administrative Agent copies of any non-renewal notification sent to beneficiaries of Auto-Extension Letters of Credit.

(h)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. Not later than 1:00 p.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Company shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Company fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Revolving Percentage thereof. In such event, the Company shall be deemed to have requested a Revolving Committed Borrowing of Eurodollar Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Eurodollar Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Revolving Committed Loan Notice). Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent (or, if later, one Business Day after the Administrative Agent delivers such notice), whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Committed Borrowing of Eurodollar Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)    Until each Revolving Lender funds its Revolving Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Applicable Percentage of such amount shall be solely for the account of the applicable L/C Issuer.
(v)    Each Revolving Lender’s obligation to make Revolving Committed Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the applicable L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Revolving Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the applicable L/C Issuer for the amount of any payment made by the such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Committed Loan included in the relevant Revolving Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(i)    Repayment of Participations.
(i)    At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(j)    Obligations Absolute. The obligation of the Company to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Company, any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by the applicable L/C Issuer which does not in fact materially prejudice the Borrower;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)    any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)    any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company, any Borrower or any Subsidiary.
The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
(k)    Role of L/C Issuer. Each Revolving Lender and the Company agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer shall provide to the Administrative Agent a list of outstanding Letters of Credit (together with type, amounts, beneficiary, issue date, expiry date and non-renewal notice period(s) for any Auto-Extension Letters of Credit)) issued by it on a monthly basis.
(l)    Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Company or any Subsidiary for, and no L/C Issuer’s rights and remedies against the Company or any Subsidiary shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(m)    Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Lender in accordance, subject to Section 2.27, with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Revolving Percentages allocable to such Letter of Credit pursuant to Section 2.26(a)(iv), with the balance of such fee, if any, payable to such L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(n)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Engagement Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Company shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(o)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(p)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.
(q)    Letters of Credit Reports. For so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent a report in the form of Exhibit M hereto (appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer) on the last Business Day of each fiscal quarter (or, at the request of the Administrative Agent, on the last Business Day of each calendar month), on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit, and on each date there is a change to the information set forth on such report. The Administrative Agent shall deliver to the Lenders on a quarterly basis a report of all outstanding Letters of Credit.
2.04    Revolving Swing Line Loans.
(a)    The Revolving Swing Line. Subject to the terms and conditions set forth herein (and, if a Revolving Autoborrow Agreement is in effect, in such agreement), the Revolving Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall make loans (each such loan, a “Revolving Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Revolving Swing Line Sublimit, notwithstanding the fact that such Revolving Swing Line Loans, when aggregated with the Applicable Revolving Percentage of the Outstanding Amount of Revolving Committed Loans and L/C Obligations of the Revolving Lender acting as Revolving Swing Line Lender, may exceed the amount of such Revolving Lender’s Commitment; provided, however, that (i) after giving effect to any Revolving Swing Line Loan, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the Total Revolving Outstandings shall not exceed the lesser of the Aggregate Revolving Commitments or the Revolving Borrowing Base and (z) the aggregate Outstanding Amount of the Revolving Committed Loans of any Revolving Lender, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all Revolving Swing Line Loans shall not exceed such Lender’s Revolving Commitment, and (ii) the Revolving Swing Line Lender shall not be under any obligation to make any such Revolving Swing Line Loan if any Lender is at such time a Defaulting Lender, unless the Revolving Swing Line Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Revolving Swing Line Lender (in its sole discretion) with the Company or such Defaulting Lender to eliminate such Revolving Swing Line Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.26(a)(iv)) with respect to the Defaulting Lender arising from either the Revolving Swing Line Loan then proposed to be made or that Revolving Swing Line Loan and all other Revolving Swing Line Loans then outstanding as to which the Revolving Swing Line Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion; and provided, further, that (subject to the terms of any Revolving Autoborrow Agreement that may be in effect) the Company shall not use the proceeds of any Revolving Swing Line Loan to refinance any outstanding Revolving Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.13, and reborrow under this Section 2.04. Each Revolving Swing Line Loan may be a Base Rate Loan or a Eurodollar Rate Loan. Immediately upon the making of a Revolving Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Revolving Swing Line Lender a risk participation in such Revolving Swing Line Loan in an amount equal to the product of such Lender’s Applicable Revolving Percentage times the amount of such Revolving Swing Line Loan.
(b)    At any time a Revolving Autoborrow Agreement is not in effect, each Revolving Swing Line Borrowing and each conversion of Revolving Swing Line Loans from one type to the other shall be made upon the Company’s irrevocable notice to the Revolving Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Revolving Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date or date of any conversion of Eurodollar Rate Loans to Base Rate Loans or of any conversion of Base Rate Loans to Eurodollar Rate Loans, and in each case shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, (ii) the requested borrowing date, which shall be a Business Day and (iii) the Type of Revolving Swing Line Loan to be borrowed or to which existing Revolving Swing Line Loans are to be converted. Each such telephonic notice must be confirmed promptly by delivery to the Revolving Swing Line Lender and the Administrative Agent of a written Revolving Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Revolving Swing Line Lender of any telephonic Revolving Swing Line Loan Notice, the Revolving Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Revolving Swing Line Loan Notice and, if not, the Revolving Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Revolving Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Revolving Swing Line Borrowing (A) directing the Revolving Swing Line Lender not to make such Revolving Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Revolving Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Revolving Swing Line Loan Notice, make the amount of its Revolving Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Revolving Swing Line Lender in immediately available funds. If the Company fails to provide a timely Revolving Swing Line Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of Revolving Swing Line Loan in a Revolving Swing Line Loan Notice, then the applicable Revolving Swing Line Loan shall, subject to Article III, be made as a Eurodollar Rate Loan.
In order to facilitate the borrowing of Revolving Swing Line Loans, the Company and the Revolving Swing Line Lender may mutually agree to, and are hereby authorized to, enter into an agreement in form and substance reasonably satisfactory to the Administrative Agent and the Revolving Swing Line Lender (the “Revolving Autoborrow Agreement”) providing for the automatic advance by the Revolving Swing Line Lender of Revolving Swing Line Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein (each such advance, a “Revolving Autoborrow Advance”); provided that, (i) in no event shall the Company be entitled to Revolving Autoborrow Advances pursuant to a Revolving Autoborrow Agreement at any time a Used Vehicle Autoborrow Agreement or New Vehicle Floorplan Offset Agreement is in place and (ii) the Company may, once per calendar year and upon 30 days advance notice to the Administrative Agent, the Revolving Swing Line Lender, the Used Vehicle Floorplan Swing Line Lender and the New Vehicle Floorplan Swing Line Lender and upon the payment to the Administrative Agent of a $10,000 fee (which fee may be waived in the sole discretion of the Administrative Agent), alternate between having a Revolving Autoborrow Agreement and a Used Vehicle Autoborrow Agreement in place, or between having an Autoborrow Agreement and a New Vehicle Floorplan Offset Agreement in place. At any time a Revolving Autoborrow Agreement is in effect, the requirements for Revolving Swing Line Borrowings set forth in the immediately preceding paragraph shall not apply, and all Revolving Swing Line Borrowings shall be made in accordance with the Revolving Autoborrow Agreement, until the right to such Revolving Swing Line Borrowings is suspended or terminated hereunder or in accordance with the terms of the Revolving Autoborrow Agreement. Solely for purposes of determining the availability of Revolving Committed Loans (other than Revolving Committed Loans used to refinance Revolving Swing Line Loans) and for determining the Total Revolving Outstandings in connection with Section 2.14, at any time during which a Revolving Autoborrow Agreement is in effect, the Outstanding Amount of all Revolving Swing Line Loans shall be deemed to be the amount of the Revolving Swing Line Sublimit. For purposes of any Revolving Swing Line Borrowing pursuant to the Revolving

Autoborrow Agreement, all references to Bank of America shall be deemed to be a reference to Bank of America, in its capacity as Revolving Swing Line Lender hereunder.
(c)    Refinancing of Revolving Swing Line Loans.
(i)    The Revolving Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Revolving Swing Line Lender to so request on its behalf), that each Revolving Lender make a Eurodollar Rate Committed Loan in an amount equal to such Revolving Lender’s Applicable Revolving Percentage of the amount of Revolving Swing Line Loans then outstanding; provided that (unless a Revolving Autoborrow Agreement is then in effect) the Revolving Swing Line Lender intends to request each Revolving Lender to make such Eurodollar Rate Committed Loans no less frequently than once in any given calendar month. Such request shall be made in writing (which written request shall be deemed to be a Revolving Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Eurodollar Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02. Each Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Revolving Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Revolving Swing Line Loan) for the account of the Revolving Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Revolving Committed Loan Notice (or, if later, one Business Day after the Revolving Swing Lender delivers such notice), whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Revolving Swing Line Lender.
(ii)    If for any reason any Revolving Swing Line Loan cannot be refinanced by such a Revolving Committed Borrowing in accordance with Section 2.04(c)(i), the request for Eurodollar Rate Revolving Committed Loans submitted by the Revolving Swing Line Lender as set forth herein shall be deemed to be a request by the Revolving Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Revolving Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Revolving Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the Revolving Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Revolving Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Revolving Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Revolving Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Revolving Swing Line Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Committed Loan included in the relevant Revolving Committed Borrowing or funded participation in the relevant Revolving Swing Line Loan, as the case may be.. A certificate of the Revolving Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Revolving Lender’s obligation to make Revolving Committed Loans or to purchase and fund risk participations in Revolving Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Revolving Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Revolving Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Revolving Lender has purchased and funded a risk participation in a Revolving Swing Line Loan, if the Revolving Swing Line Lender receives any payment on account of such Revolving Swing Line Loan, the Revolving Swing Line Lender will distribute to such Revolving Lender its Applicable Revolving Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Revolving Swing Line Lender.
(ii)    If any payment received by the Revolving Swing Line Lender in respect of principal or interest on any Revolving Swing Line Loan is required to be returned by the Revolving Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Revolving Swing Line Lender in its discretion), each Revolving Lender shall pay to the Revolving Swing Line Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Revolving Swing Line Lender. The obligations of the

Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Revolving Swing Line Lender. The Revolving Swing Line Lender shall be responsible for invoicing the Company for interest on the Revolving Swing Line Loans. Until each Revolving Lender funds its Eurodollar Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Revolving Percentage of any Revolving Swing Line Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Revolving Swing Line Lender.
(f)    Payments Directly to Revolving Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Revolving Swing Line Loans directly to the Revolving Swing Line Lender.
2.05    New Vehicle Floorplan Committed Loans. Subject to the terms and conditions set forth herein, each New Vehicle Floorplan Lender severally agrees to make loans (each such loan, a “New Vehicle Floorplan Committed Loan”) to the New Vehicle Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount outstanding not to exceed at any time the amount of such Lender’s New Vehicle Floorplan Commitment; provided, however, that after giving effect to any New Vehicle Floorplan Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total New Vehicle Floorplan Outstandings shall not exceed the Aggregate New Vehicle Floorplan Commitments, (iii) the aggregate Outstanding Amount of the New Vehicle Floorplan Committed Loans of any New Vehicle Floorplan Lender plus such Lender’s Applicable New Vehicle Floorplan Percentage of the Outstanding Amount of all New Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s New Vehicle Floorplan Commitment, (iv) such Loan, together with the aggregate Outstanding Amount of all other New Vehicle Floorplan Loans made on or prior to such date shall not exceed any applicable Within Line Limitation unless otherwise consented to by the Administrative Agent in its sole discretion, and (v) on a per New Vehicle basis, such Loan shall not exceed 100% of the original invoice price (including freight charges) of each New Vehicle financed, provided, further, that the proceeds of New Vehicle Floorplan Committed Loans shall only be used by a New Vehicle Floorplan Borrower to pay the purchase price of New Vehicles owned by such New Vehicle Borrower, including dealer trade, Demonstrators, Rental Vehicles and Fleet Vehicles (including the refinancing of New Vehicle Floorplan Swing Line Loans or other new vehicle floorplan loans that had financed (or refinanced) such New Vehicle Borrower’s purchase of such New Vehicles). Within the limits of each New Vehicle Floorplan Lender’s New Vehicle Floorplan Commitment, and subject to the other terms and conditions hereof, the New Vehicle Borrowers may borrow under this Section 2.05, prepay under Section 2.14, and reborrow under this Section 2.05. New Vehicle Floorplan Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. Notwithstanding anything herein to the contrary, after giving effect to any Borrowing or conversion, all outstanding New Vehicle Floorplan Loans of the Company and the New Vehicle Borrowers must be of the same Type.
2.06    Borrowings, Conversions and Continuations of New Vehicle Floorplan Committed Loans.

(a)    Each New Vehicle Floorplan Committed Borrowing and each conversion of New Vehicle Floorplan Committed Loans from one Type to the other shall be made (i) upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone; provided, that New Vehicle Floorplan Committed Borrowings at the request of the Company shall only be permitted on the Closing Date, during the Asbury New Vehicle Control Period, and otherwise at times permitted by the Administrative Agent in its sole discretion and (ii) at any time other than during an Asbury New Vehicle Control Period, upon the request of the New Vehicle Floorplan Swing Line Lender (on behalf of the Company) to the Administrative Agent; provided that the entire proceeds of any New Vehicle Floorplan Committed Loans requested by the New Vehicle Floorplan Swing Line Lender pursuant to this clause (ii) shall be applied to repay the Outstanding Amount of the New Vehicle Floorplan Swing Line Loans or to honor Payoff Letter Commitments. Each such notice from the Company must be received by the Administrative Agent not later than 1:00 p.m. (A) one Business Day prior to the requested date of any New Vehicle Floorplan Borrowing of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans or of any conversion of Base Rate Committed Loans to Eurodollar Rate Loans, and (B) one Business Day prior to the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Company pursuant to this Section 2.06(a) must be confirmed promptly by delivery to the Administrative Agent of a written New Vehicle Floorplan Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each New Vehicle Floorplan Committed Loan Notice from the Company (whether telephonic or written) shall specify (W) whether the Company is requesting a New Vehicle Floorplan Committed Borrowing, a conversion of New Vehicle Floorplan Committed Loans from one Type to the other, (X) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (Y) the principal amount of New Vehicle Floorplan Committed Loans to be borrowed or converted, and (Z) the Type of New Vehicle Floorplan Committed Loans to be borrowed If the Company fails to provide a timely New Vehicle Floorplan Committed Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall continue as Eurodollar Rate Loans. If the Company fails to specify a Type of New Vehicle Floorplan Committed Loan in a New Vehicle Floorplan Committed Loan Notice then the applicable New Vehicle Floorplan Committed Loans shall be made as, or converted to, Eurodollar Rate Loans.
(b)    During an Asbury New Vehicle Control Period, the proceeds of any New Vehicle Floorplan Committed Loans requested by the Company shall be applied only to repay the Outstanding Amount of the New Vehicle Floorplan Swing Line Loans or to honor Payoff Letter Commitments.
(c)    Following receipt of a New Vehicle Floorplan Committed Loan Notice, the Administrative Agent shall promptly notify each New Vehicle Floorplan Lender of the amount of its Applicable New Vehicle Floorplan Percentage of the applicable New Vehicle Floorplan Committed Loans. Each such Lender shall make the amount of its New Vehicle Floorplan Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable New Vehicle Floorplan Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is an initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the New Vehicle Swing Line

Lender who will repay New Vehicle Floorplan Swing Line Loans or honor Payoff Letter Commitments.
(d)    The Administrative Agent shall promptly notify the Company and the New Vehicle Floorplan Lenders of the interest rate applicable to any Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the New Vehicle Floorplan Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
2.07    New Vehicle Floorplan Swing Line Loan.
(a)    The New Vehicle Floorplan Swing Line. Subject to the terms and conditions set forth herein, the New Vehicle Floorplan Swing Line Lender agrees, in reliance upon the agreements of the other New Vehicle Floorplan Lenders set forth in this Section 2.07, to make loans (each such loan, a “New Vehicle Floorplan Swing Line Loan”) to the New Vehicle Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the New Vehicle Floorplan Swing Line Sublimit, notwithstanding the fact that such New Vehicle Floorplan Swing Line Loans, when aggregated with the Applicable New Vehicle Floorplan Percentage of the Outstanding Amount of New Vehicle Floorplan Committed Loans of the Lender acting as New Vehicle Floorplan Swing Line Lender, may exceed the amount of such Lender’s New Vehicle Floorplan Commitment; provided, however, that (i) after giving effect to any New Vehicle Floorplan Swing Line Loan, (w) subject to Section 2.08, the Total Outstandings shall not exceed the Aggregate Commitments, (x) subject to Section 2.08, the Total New Vehicle Floorplan Outstandings shall not exceed the Aggregate New Vehicle Floorplan Commitments, (y) subject to Section 2.08, the aggregate Outstanding Amount of the New Vehicle Floorplan Committed Loans of any New Vehicle Floorplan Lender, plus such Lender’s Applicable New Vehicle Floorplan Percentage of the Outstanding Amount of all New Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s New Vehicle Floorplan Commitment, and (z) such Loan, together with the aggregate Outstanding Amount of all other New Vehicle Floorplan Swing Line Loans made on or prior to such date shall not exceed any applicable Within Line Limitation unless otherwise consented to by the New Vehicle Floorplan Swing Line Lender in its sole discretion, and (ii) the New Vehicle Floorplan Swing Line Lender shall not be under any obligation to make any such New Vehicle Floorplan Swing Line Loan if any Lender is at such time a Defaulting Lender, unless the New Vehicle Floorplan Swing Line Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the New Vehicle Floorplan Swing Line Lender (in its sole discretion) with the Company or such Defaulting Lender to eliminate such New Vehicle Floorplan Swing Line Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.26(a)(iv)) with respect to the Defaulting Lender arising from either the New Vehicle Floorplan Swing Line Loan then proposed to be made or that New Vehicle Floorplan Swing Line Loan and all other New Vehicle Floorplan Swing Line Loans then outstanding as to which the New Vehicle Floorplan Swing Line Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion; and provided, further, that the proceeds of New Vehicle Floorplan Swing Line Loans shall only be used (x) to honor New Vehicle Floorplan drafts presented by the applicable vehicle manufacturer or distributor to the New Vehicle Floorplan Swing Line Lender pursuant to

Payment Commitments, (y) to honor obligations arising under Payoff Letter Commitments or (z) otherwise to pay the purchase price of New Vehicles. Within the foregoing limits, and subject to the other terms and conditions hereof, the New Vehicle Borrowers may borrow under this Section 2.07, prepay under Section 2.13, and reborrow under this Section 2.07. Each New Vehicle Floorplan Swing Line Loan may be a Base Rate Loan or a Eurodollar Rate Loan. Except as otherwise provided with respect to New Vehicle Floorplan Overdrafts, immediately upon the making of a New Vehicle Floorplan Swing Line Loan, each New Vehicle Floorplan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the New Vehicle Floorplan Swing Line Lender a risk participation in such New Vehicle Floorplan Swing Line Loan in an amount equal to the product of such Lender’s Applicable New Vehicle Floorplan Percentage times the amount of such New Vehicle Floorplan Swing Line Loan.
(b)    Payment Commitments and Payoff Letter Commitments.
(vii)    The New Vehicle Floorplan Swing Line Lender is authorized to make New Vehicle Floorplan Swing Line Loans for the account of the New Vehicle Borrowers directly to certain individual manufacturers or distributors that provide New Vehicles to the New Vehicle Borrowers, in accordance with the terms and conditions of the respective Payment Commitment agreed to between the New Vehicle Floorplan Swing Line Lender and each such manufacturer or distributor, and without any further notice as otherwise required in this Section. Each New Vehicle Floorplan Swing Line Loan made pursuant to a Payment Commitment shall be a Eurodollar Rate Loan at the time of such Borrowing, but may be converted to a Base Rate Loan in accordance with the terms of this Agreement. The New Vehicle Borrowers shall be and remain jointly and severally liable to the New Vehicle Floorplan Swing Line Lender, or the New Vehicle Floorplan Lenders, as applicable, for all payments made to a manufacturer or distributor pursuant to a Payment Commitment.
(viii)    The New Vehicle Floorplan Swing Line Lender is authorized to make New Vehicle Floorplan Swing Line Loans for the account of the New Vehicle Borrowers directly to certain individual financial institutions that financed New Vehicles owned by or being acquired by the New Vehicle Borrowers, in accordance with the terms and conditions of the respective Payoff Letter Commitment agreed to between the New Vehicle Floorplan Swing Line Lender and each such financial institution, and without any further notice as otherwise required in this Section. Each New Vehicle Floorplan Swing Line Loan made pursuant to a Payoff Letter Commitment shall be a Eurodollar Rate Loan at the time of such Borrowing, but may be converted to a Base Rate Loan in accordance with the terms of this Agreement. The New Vehicle Borrowers shall be and remain jointly and severally liable to the New Vehicle Floorplan Swing Line Lender, or the New Vehicle Floorplan Lenders, as applicable, for all payments made to a financial institution pursuant to a Payoff Letter Commitment.
(c)    Borrowing Procedures. Each New Vehicle Floorplan Swing Line Borrowing shall be made pursuant to (i) a Payment Commitment, (ii) a Payoff Letter Commitment, or (iii) in the case of a dealer trade, bulk purchase or other purchase of any New Vehicle, pursuant to the Floorplan On-line System in accordance with practices agreed to from time to time between the New Vehicle Floorplan Swing Line Lender and the applicable New Vehicle Borrower, including requirements that the Company or applicable New Vehicle Borrower shall have entered information relating to the applicable New Vehicles (including the dollar amount of such Loans and the make, model and vehicle identification number of such New Vehicles) into the Floorplan On-Line System. The New Vehicle Floorplan Swing Line Lender will promptly make the amount of its New Vehicle Floorplan Swing Line Loan available directly to the manufacturer or distributor pursuant to a Payment Commitment in accordance with industry practices, to the financial institution pursuant to a Payoff Letter Commitment, or to the applicable New Vehicle Borrower by crediting the account of such New Vehicle Borrower. In the case of a dealer trade, bulk purchase or other purchase of any New Vehicle, funds will be credited to the applicable New Vehicle Borrower’s deposit account at the following times depending on whether the deposit account is maintained at Bank of America and when the request is entered pursuant to the Floorplan On-Line System:
(v)    if the deposit account is maintained at Bank of America, the funds will be credited to the account (A) on the same Business Day if the request is entered prior to 7:00 p.m. on that day, or (B) on the next Business Day if the request is entered at or after 7:00 p.m. or is entered on a day that is not a Business Day; and
(vi)    if the deposit account is maintained at any Person other than Bank of America, the funds will be credited to the account (A) on the following Business Day if the request is received prior to 7:00 p.m. on a Business Day, or (B) two Business Days later if the request is entered at or after 7:00 p.m. or is entered on a day that is not a Business Day.
In either case of clause (i) or (ii), interest shall not accrue on such funds until they are deposited to such applicable deposit account.
If a Payment Commitment, Payoff Letter Commitment or the Floorplan On-Line System (as applicable) fails to specify the Type of New Vehicle Floorplan Swing Line Loan, the applicable New Vehicle Floorplan Swing Line Loan shall be made as a Eurodollar Rate Loan. Each conversion of New Vehicle Swing Line Loans from one Type to the other shall be pursuant to an irrevocable notice to the New Vehicle Floorplan Swing Line Lender by delivery of a New Vehicle Floorplan Swing Line Loan Notice appropriately completed and signed by a Responsible Officer of the Company. If the Company fails to provide a timely New Vehicle Floorplan Swing Line Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall continue as Eurodollar Rate Loans. Notwithstanding anything herein to the contrary, after giving effect to any Borrowing or conversion, all outstanding New Vehicle Floorplan Loans of the Company and the New Vehicle Borrowers must be of the same Type.
(d)    Asbury New Vehicle Control Period Balances. If at any time during an Asbury New Vehicle Control Period (i) the amount of any repayment of New Vehicle Floorplan Swing Line Loans exceeds (ii) an amount equal to (A) the Outstanding Amount of New Vehicle Floorplan Swing Line Loans minus (B) the Floorplan Offset Amount at such time (such excess of the amount in clause (i) over the amount in clause (ii) being referred to as the “Negative New Vehicle Swing Line Balance”), the Outstanding Amount of such New Vehicle Floorplan Swing Line Loans shall be reduced by the amount of such repayment. (Y) The Negative New Vehicle Swing Line Balance shall be held by the New Vehicle Swing Line Lender to prepay subsequent New Vehicle Floorplan Swing Line Loans or, (Z) if and when the Company submits a notice of prepayment of New Vehicle

Committed Loans pursuant to Section 2.13(c), the Negative New Vehicle Swing Line Balance may be used to prepay such New Vehicle Floorplan Committed Loans. Until the Company submits such notice and such Loans are prepaid in accordance with clause (Z), such New Vehicle Floorplan Committed Loans shall continue to accrue interest as otherwise set forth in this Agreement; provided that, with respect to New Vehicle Floorplan Committed Loans in a principal amount equal to the Negative New Vehicle Swing Line Balance, the interest on such portion (the “Specified Committed Loan Interest”) shall be collected by the New Vehicle Floorplan Swing Line Lender (at the rate then applicable to New Vehicle Floorplan Committed Loans) plus a fee equal to $5,000 per day for as long as the Negative New Vehicle Swing Line Balance continues, with such amounts billed monthly and subsequently withdrawn by the New Vehicle Swing Line Lender from the Company’s bank account with Bank of America five Business Days after delivery of such bill. The New Vehicle Swing Line Lender and the Administrative Agent shall agree on procedures so that (either prior to or promptly after the collection thereof) the New Vehicle Swing Line Lender shall turn over to the Administrative Agent the Specified Committed Loan Interest for application to the New Vehicle Floorplan Committed Loans.
(e)    Authorization. Each New Vehicle Borrower and the Company authorizes the New Vehicle Floorplan Swing Line Lender (and each New Vehicle Floorplan Lender consents to such authorization), in consultation with the Company, to enter into, modify or terminate Payment Commitments and Payoff Letter Commitments (in each case, in the New Vehicle Floorplan Swing Line Lender’s discretion) and to advise each manufacturer or distributor or financial institution, as the case may be, that provides New Vehicles to such New Vehicle Borrower of any change or termination which may occur with respect to the New Vehicle Floorplan Swing Line.
(f)    Refinancing of New Vehicle Floorplan Swing Line Loans.
(ix)    The New Vehicle Floorplan Swing Line Lender at any time in its sole and absolute discretion may request (and during an Asbury New Vehicle Control Period, upon direction of the Company shall request), on behalf of the New Vehicle Borrowers (which hereby irrevocably authorize the New Vehicle Floorplan Swing Line Lender to so request on their behalf), that each New Vehicle Floorplan Lender make a Eurodollar Rate Committed Loan in an amount equal to such Lender’s Applicable New Vehicle Floorplan Percentage of the amount of New Vehicle Floorplan Swing Line Loans that the New Vehicle Floorplan Swing Line Lender (or the Company, during an Asbury New Vehicle Control Period), in its sole discretion chooses to refinance (including, subject to Section 2.08(b)(iv), any New Vehicle Floorplan Overdrafts, but excluding New Vehicle Floorplan Swing Line Loans in the amount of the Floorplan Offset Amount). The New Vehicle Floorplan Swing Line Lender intends to request each New Vehicle Floorplan Lender to make such Eurodollar Rate Committed Loans no less frequently than once in any given calendar month. Such request shall be made in writing (which written request shall be deemed to be a New Vehicle Floorplan Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.06, without regard to the minimum and multiples specified therein for the principal amount of Eurodollar Rate Loans, but subject to the unutilized portion of the Aggregate New Vehicle Floorplan Commitments and the conditions set forth in Section 4.02. Each New Vehicle Floorplan Lender shall make an amount equal to its Applicable

New Vehicle Floorplan Percentage of the amount specified in such New Vehicle Floorplan Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the New Vehicle Floorplan Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such New Vehicle Floorplan Committed Loan Notice (or, if later, one Business Day after the New Vehicle Swing Line Lender delivers such notice), whereupon, subject to Section 2.08(b)(iv), each New Vehicle Floorplan Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the New Vehicle Floorplan Swing Line Lender.
(x)    If for any reason any New Vehicle Floorplan Swing Line Loan (other than a New Vehicle Floorplan Overdraft) cannot be refinanced by such a New Vehicle Floorplan Committed Borrowing in accordance with Section 2.07(c)(i), the request for Eurodollar Rate New Vehicle Floorplan Committed Loans submitted by the New Vehicle Floorplan Swing Line Lender as set forth herein shall be deemed to be a request by the New Vehicle Floorplan Swing Line Lender that each of the New Vehicle Floorplan Lenders fund its risk participation in the relevant New Vehicle Floorplan Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the New Vehicle Floorplan Swing Line Lender pursuant to Section 2.07(c)(i) shall be deemed payment in respect of such participation.
(xi)    If any New Vehicle Floorplan Lender fails to make available to the Administrative Agent for the account of the New Vehicle Floorplan Swing Line Lender any amount required to be paid by such New Vehicle Floorplan Lender pursuant to the foregoing provisions of this Section 2.07(c) by the time specified in Section 2.07(c)(i), the New Vehicle Floorplan Swing Line Lender shall be entitled to recover from such New Vehicle Floorplan Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the New Vehicle Floorplan Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the New Vehicle Floorplan Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees charged by the New Vehicle Swing Line Lender in connection with the foregoing. If such New Vehicle Floorplan Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such New Vehicle Floorplan Lender’s New Vehicle Floorplan Committed Loan included in the relevant New Vehicle Floorplan Committed Borrowing or funded participation in the relevant New Vehicle Floorplan Swing Line Loan, as the case may be. A certificate of the New Vehicle Floorplan Swing Line Lender submitted to any New Vehicle Floorplan Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(xii)    Each New Vehicle Floorplan Lender’s obligation to make New Vehicle Floorplan Committed Loans or to purchase and fund risk participations in New Vehicle Floorplan Swing Line Loans pursuant to this Section 2.07(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such New Vehicle Floorplan Lender may have against the New Vehicle Floorplan Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each New Vehicle Floorplan Lender’s obligation to make New Vehicle Floorplan Committed Loans pursuant to this Section 2.07(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the New Vehicle Borrowers (jointly and severally) to repay New Vehicle Floorplan Swing Line Loans, together with interest as provided herein.
(g)    Repayment of Participations.
(i)    At any time after any New Vehicle Floorplan Lender has purchased and funded a risk participation in a New Vehicle Floorplan Swing Line Loan, if the New Vehicle Floorplan Swing Line Lender receives any payment on account of such New Vehicle Floorplan Swing Line Loan, the New Vehicle Floorplan Swing Line Lender will distribute to such Lender its Applicable New Vehicle Floorplan Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the New Vehicle Floorplan Swing Line Lender.
(ii)    If any payment received by the New Vehicle Floorplan Swing Line Lender in respect of principal or interest on any New Vehicle Floorplan Swing Line Loan (other than a New Vehicle Floorplan Overdraft) is required to be returned by the New Vehicle Floorplan Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the New Vehicle Floorplan Swing Line Lender in its discretion), each New Vehicle Floorplan Lender shall pay to the New Vehicle Floorplan Swing Line Lender its Applicable New Vehicle Floorplan Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the New Vehicle Floorplan Swing Line Lender. The obligations of the New Vehicle Floorplan Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(h)    Interest for Account of New Vehicle Floorplan Swing Line Lender. The New Vehicle Floorplan Swing Line Lender shall be responsible for invoicing the New Vehicle Borrowers for interest on the New Vehicle Floorplan Swing Line Loans. Until each New Vehicle Floorplan Lender funds its Eurodollar Rate Committed Loan or risk participation pursuant to this Section 2.07 to refinance such Lender’s Applicable New Vehicle Floorplan Percentage of any New Vehicle Floorplan Swing Line Loan, interest in respect of such Applicable New Vehicle Floorplan Percentage shall be solely for the account of the New Vehicle Floorplan Swing Line Lender.
(i)    Payments Directly to New Vehicle Floorplan Swing Line Lender. Each New Vehicle Borrower shall make all payments of principal and interest in respect of the New Vehicle Floorplan Swing Line Loans directly to the New Vehicle Floorplan Swing Line Lender.

2.08    New Vehicle Floorplan Overdrafts. Notwithstanding the foregoing provisions of Sections 2.05, 2.06 and 2.07,
(a)    if the New Vehicle Floorplan Swing Line Lender has (acting in its discretion), according to the terms hereof, taken action to suspend or terminate Payment Commitments and/or Payoff Letter Commitments and such Payment Commitments and/or Payoff Letter Commitments, as the case may be, have in fact been suspended or terminated in accordance with their respective terms, then the New Vehicle Floorplan Swing Line Lender shall not fund any draft with respect to such Payment Commitments and/or Payoff Letter Commitments;
(b)    if on any day the conditions precedent set forth in Section 4.03 have been satisfied and a draft with respect to a Payment Commitment or a Payoff Letter Commitment is presented for payment, the payment of which would cause (i) (A) the Outstanding Amount of all New Vehicle Floorplan Committed Loans, plus (B) the Outstanding Amount of all New Vehicle Floorplan Swing Line Loans, plus (C) the aggregate principal amount of all Requests for Credit Extensions of New Vehicle Floorplan Loans outstanding as of such day to exceed the Aggregate New Vehicle Floorplan Commitments as of such day or (ii) the Outstanding Amount of New Vehicle Floorplan Swing Line Loans to exceed the New Vehicle Floorplan Swing Line Sublimit, then, in such event:
(vii)    the Company or any New Vehicle Borrower may either immediately reduce any pending Requests for Credit Extensions (if any) of a New Vehicle Floorplan Committed Loan or make a payment of principal on New Vehicle Floorplan Committed Loans and/or New Vehicle Floorplan Swing Line Loans in an amount which would prevent the aggregate amounts described in (A), (B) and (C) above from exceeding the Aggregate New Vehicle Floorplan Commitments; or
(viii)    the Company may request an increase in the Aggregate New Vehicle Floorplan Commitments pursuant to Section 2.23, and such Payment Commitment or Payoff Letter Commitment shall be funded to the extent of such increase in accordance with said Section; or
(ix)    regardless of whether the conditions of Section 4.02 have otherwise been met, the New Vehicle Floorplan Swing Line Lender may in its sole and absolute discretion, but shall not be obligated to, fund the payment due under such Payment Commitment or Payoff Letter Commitment in whole or in part (the amount of any such funding made by the New Vehicle Floorplan Swing Line Lender, the “New Vehicle Floorplan Overdraft”). Nothing in this Agreement shall be construed as a commitment by or as requiring the New Vehicle Floorplan Swing Line Lender to fund any such New Vehicle Floorplan Overdraft; or
(x)    within five (5) Business Days after funding a New Vehicle Floorplan Overdraft, if the conditions to making a New Vehicle Floorplan Committed Loan are satisfied, the New Vehicle Floorplan Swing Line Lender (or, during any Asbury New Vehicle Control Period, the Company) shall request a New Vehicle Floorplan Committed Borrowing pursuant to Section 2.06(a) in an amount equal to the lesser of (i) the amount of such New Vehicle Floorplan Overdraft and (ii) the maximum amount then available to be borrowed under the New Vehicle Floorplan Commitments, and such New Vehicle Floorplan Committed Borrowing shall be applied to refinance the amount of such New Vehicle Floorplan Overdraft (or portion thereof, applicable).
2.09    Electronic Processing. The New Vehicle Borrowers may request New Vehicle Floorplan Loans electronically by access to Administrative Agent’s web based floorplan on-line system (“Floorplan On-line System”) in accordance with and subject to the terms and conditions established between the Administrative Agent, the New Vehicle Floorplan Swing Line Lender and the Company from time to time. In connection with the New Vehicle Floorplan Facility, interest, curtailments and other payments pursuant to Section 2.16(b) or 2.18(b) or the Engagement Letter or otherwise in respect of each New Vehicle, shall be automatically debited (i) if the applicable New Vehicle Borrower’s account is with Bank of America, on the Automatic Debit Date of each month and (ii) if the applicable New Vehicle Borrower’s account is not with Bank of America, one Business Day prior to the Automatic Debt Date of each month, in each case, pursuant to on-line procedures established and agreed to from time to time between such New Vehicle Borrower, the Administrative Agent and the New Vehicle Floorplan Swing Line Lender, including without limitation, automatic debits to cure Out of Balance conditions pursuant to Section 8.04. The New Vehicle Borrowers have requested access to the Floorplan On-line System to retrieve monthly bills, to permit the New Vehicle Borrowers to access certain account information relating to the New Vehicle Floorplan Loans and to facilitate the making of any payments or advances on the New Vehicle Floorplan Loans by authorizing the Administrative Agent and the New Vehicle Floorplan Swing Line Lender to debit or credit any one or more of the New Vehicle Borrowers’ deposit accounts with the Administrative Agent or the New Vehicle Floorplan Swing Line Lender. In consideration for the Administrative Agent’s and the New Vehicle Floorplan Swing Line Lender’s granting to the New Vehicle Borrowers access to the Floorplan On-line System to view loan account information and make payments, the New Vehicle Borrowers acknowledge responsibility for the security of such New Vehicle Borrowers’ passwords and other information necessary for access to Floorplan On-line System, and the Company and each New Vehicle Borrower fully, finally, and forever releases and discharges the Administrative Agent, the New Vehicle Floorplan Swing Line Lender and their employees, agents, and representatives from any and all causes of action, claims, debts, demands, and liabilities, of whatever kind or nature, in law or equity that the Company or any New Vehicle Borrower may now or hereafter have, in any way relating to the Company or any New Vehicle’s Borrower’s access to, or use of, the Floorplan On-line System, other than those arising out of the gross negligence, bad faith or willful misconduct of the Administrative Agent or the New Vehicle Floorplan Swing Line Lender.
2.10    Used Vehicle Floorplan Committed Loans. Subject to the terms and conditions set forth herein, each Used Vehicle Floorplan Lender severally agrees to make loans (each such loan, a “Used Vehicle Floorplan Committed Loan”) to the Used Vehicle Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Used Vehicle Floorplan Lender’s Used Vehicle Floorplan Commitment; provided, however, that after giving effect to any Used Vehicle Floorplan Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total Used Vehicle Floorplan Outstandings shall not exceed the lesser of the Aggregate Used Vehicle Floorplan Commitments or the Used Vehicle Floorplan Borrowing Base, and (iii) the aggregate

Outstanding Amount of the Used Vehicle Floorplan Committed Loans of any Used Vehicle Floorplan Lender, plus such Lender’s Applicable Used Vehicle Floorplan Percentage of the Outstanding Amount of all Used Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s Used Vehicle Floorplan Commitment. Within the limits of each Used Vehicle Floorplan Lender’s Used Vehicle Floorplan Commitment, and subject to the other terms and conditions hereof, the Used Vehicle Borrowers may borrow under this Section 2.10, prepay under Section 2.13, and reborrow under this Section 2.10. Used Vehicle Floorplan Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
2.11    Borrowings, Conversions and Continuations of Used Vehicle Floorplan Committed Loans.
(a)    Each Used Vehicle Floorplan Committed Borrowing and each conversion of Used Vehicle Floorplan Committed Loans from one Type to the other, shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) one Business Day prior to the requested date of any Used Vehicle Floorplan Borrowing of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans or of any conversion of Base Rate Committed Loans to Eurodollar Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Company pursuant to this Section 2.11(a) must be confirmed promptly by delivery to the Administrative Agent of a written Used Vehicle Floorplan Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of or conversion to Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.11(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Used Vehicle Floorplan Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Used Vehicle Floorplan Committed Borrowing, a conversion of Used Vehicle Floorplan Committed Loans from one Type to the other, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of Used Vehicle Floorplan Committed Loans to be borrowed or converted, (iv) the Type of Used Vehicle Floorplan Committed Loans to be borrowed or to which existing Used Vehicle Floorplan Committed Loans are to be converted and (v) the applicable Borrower. If the Company fails to provide a timely Used Vehicle Floorplan Committed Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of Used Vehicle Floorplan Committed Loan in a Used Vehicle Floorplan Committed Loan Notice, then the applicable Used Vehicle Floorplan Committed Loans shall, subject to Article III, be made as, or converted to, Eurodollar Rate Loans.
(b)    Following receipt of a Used Vehicle Floorplan Committed Loan Notice, the Administrative Agent shall promptly notify each Used Vehicle Floorplan Lender of the amount of its Applicable Used Vehicle Floorplan Percentage of the applicable Used Vehicle Floorplan Committed Loans. Each Lender shall make the amount of its Used Vehicle Floorplan Committed Loan available to the Administrative Agent in immediately available funds at the Administrative

Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Used Vehicle Floorplan Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is an initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent by crediting the account of such Borrower on the books of Bank of America with the amount of such funds.
(c)    The Administrative Agent shall promptly notify the Company and the Used Vehicle Floorplan Lenders of the interest rate applicable to any Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Used Vehicle Floorplan Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
2.12    Used Vehicle Floorplan Swing Line Loans.
(a)    The Used Vehicle Floorplan Swing Line. Subject to the terms and conditions set forth herein and in the Used Vehicle Autoborrow Agreement, the Used Vehicle Floorplan Swing Line Lender agrees, in reliance upon the agreements of the other Used Vehicle Floorplan Lenders set forth in this Section 2.12, to make loans (each such loan, a “Used Vehicle Floorplan Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Used Vehicle Floorplan Swing Line Sublimit, notwithstanding the fact that such Used Vehicle Floorplan Swing Line Loans, when aggregated with the Applicable Used Vehicle Floorplan Percentage of the Outstanding Amount of Used Vehicle Floorplan Committed Loans of the Used Vehicle Floorplan Lender acting as Used Vehicle Floorplan Swing Line Lender, may exceed the amount of such Used Vehicle Floorplan Lender’s Used Vehicle Floorplan Commitment; provided, however, that (i) after giving effect to any Used Vehicle Floorplan Swing Line Loan (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the Total Used Vehicle Floorplan Outstandings shall not exceed the lesser of the Aggregate Used Vehicle Floorplan Commitments or the Used Vehicle Floorplan Borrowing Base, and (z) the aggregate Outstanding Amount of the Used Vehicle Floorplan Committed Loans of any Used Vehicle Floorplan Lender, plus such Lender’s Applicable Used Vehicle Floorplan Percentage of the Outstanding Amount of all Used Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s Used Vehicle Floorplan Commitment, and (ii) the Used Vehicle Floorplan Swing Line Lender shall not be under any obligation to make any such Used Vehicle Floorplan Swing Line Loan if any Lender is at such time a Defaulting Lender, unless the Used Vehicle Floorplan Swing Line Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Used Vehicle Floorplan Swing Line Lender (in its sole discretion) with the Company or such Defaulting Lender to eliminate such Used Vehicle Floorplan Swing Line Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.26(a)(iv)) with respect to the Defaulting Lender arising from either the Used Vehicle Floorplan Swing Line Loan then proposed to be made or that Used Vehicle Floorplan Swing Line Loan and all other Used Vehicle Floorplan Swing Line Loans then outstanding as to which the Used Vehicle Floorplan Swing Line Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion; and provided, further, that (subject to the terms of any Used Vehicle Autoborrow Agreement that may be in effect) the Company shall not use the proceeds of any Used Vehicle Floorplan Swing Line Loan to refinance any outstanding Used Vehicle Floorplan Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company, may borrow under this Section 2.12, prepay under Section 2.13, and reborrow under this Section 2.12. Each Used Vehicle Floorplan Swing Line Loan may be a Base Rate Loan or a Eurodollar Rate Loan. Immediately upon the making of a Used Vehicle Floorplan Swing Line Loan, each Used Vehicle Floorplan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Used Vehicle Floorplan Swing Line Lender a risk participation in such Used Vehicle Floorplan Swing Line Loan in an amount equal to the product of such Lender’s Applicable Used Vehicle Floorplan Percentage times the amount of such Used Vehicle Floorplan Swing Line Loan.
(b)    Borrowing Procedures. At any time a Used Vehicle Autoborrow Agreement is not in effect, each Used Vehicle Floorplan Swing Line Borrowing and each conversion of Used Vehicle Floorplan Swing Line Loans from one type to the other shall be made upon the Company’s irrevocable notice to the Used Vehicle Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Used Vehicle Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date or date of any conversion of Eurodollar Rate Loans to Base Rate Loans or of any conversion of Base Rate Loans to Eurodollar Rate Loans, and in each case shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, (ii) the requested borrowing date, which shall be a Business Day and (iii) the Type of Used Vehicle Floorplan Swing Line Loan to be borrowed or to which existing Used Vehicle Floorplan Swing Line Loans are to be converted. Each such telephonic notice must be confirmed promptly by delivery to the Used Vehicle Swing Line Lender and the Administrative Agent of a written Used Vehicle Floorplan Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Used Vehicle Swing Line Lender of any telephonic Used Vehicle Floorplan Swing Line Loan Notice, the Used Vehicle Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Used Vehicle Floorplan Swing Line Loan Notice and, if not, the Used Vehicle Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Used Vehicle Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Used Vehicle Floorplan Lender) prior to 2:00 p.m. on the date of the proposed Used Vehicle Floorplan Swing Line Borrowing (A) directing the Used Vehicle Swing Line Lender not to make such Used Vehicle Floorplan Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.12(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Used Vehicle Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Used Vehicle Floorplan Swing Line Loan Notice, make the amount of its Used Vehicle Floorplan Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Used Vehicle Swing Line Lender in immediately available funds. If the Company fails to provide a timely Used Vehicle Floorplan Swing Line Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of Used Vehicle Floorplan Swing Line Loan in a Used Vehicle Floorplan Swing Line Loan Notice, then the applicable Used Vehicle Floorplan Swing Line Loan shall, subject to Article III, be made as a Eurodollar Rate Loan.

In order to facilitate the borrowing of Used Vehicle Floorplan Swing Line Loans, the Company and the Used Vehicle Floorplan Swing Line Lender may mutually agree to, and are hereby authorized to, enter into an Autoborrow Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Used Vehicle Floorplan Swing Line Lender (the “Used Vehicle Autoborrow Agreement”) providing for the automatic advance by the Used Vehicle Floorplan Swing Line Lender of Used Vehicle Floorplan Swing Line Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein (each such advance, a “Used Vehicle Autoborrow Advance”); provided that, (i) in no event shall the Company be entitled to Used Vehicle Autoborrow Advances pursuant to a Used Vehicle Autoborrow Agreement at any time a Revolving Autoborrow Agreement or New Vehicle Floorplan Offset Agreement is in place and (ii) the Company may, once per calendar year and upon 30 days advance notice to the Administrative Agent and the Used Vehicle Floorplan Swing Line Lender and upon the payment to the Administrative Agent of a $10,000 fee (which fee may be waived in the sole discretion of the Administrative Agent), alternate between having a Revolving Autoborrow Agreement and a Used Vehicle Autoborrow Agreement in place, or between having an Autoborrow Agreement or a New Vehicle Floorplan Offset Agreement in place. At any time such a Used Vehicle Autoborrow Agreement is in effect, the requirements for Used Vehicle Floorplan Swing Line Borrowings set forth in the immediately preceding paragraph shall not apply, and all Used Vehicle Floorplan Swing Line Borrowings shall be made in accordance with the Used Vehicle Autoborrow Agreement, until the right to such Used Vehicle Floorplan Swing Line Borrowings is suspended or terminated hereunder or in accordance with the terms of the Used Vehicle Autoborrow Agreement. Solely for purposes of determining the availability of Used Vehicle Floorplan Committed Loans (other than Used Vehicle Floorplan Committed Loans used to refinance Used Vehicle Floorplan Swing Line Loans) and for determining the Total Used Vehicle Floorplan Outstandings in connection with Section 2.14, at any time during which a Used Vehicle Autoborrow Agreement is in effect, the Outstanding Amount of all Used Vehicle Floorplan Swing Line Loans shall be deemed to be the amount of the Used Vehicle Floorplan Swing Line Sublimit. For purposes of any Used Vehicle Floorplan Swing Line Borrowing pursuant to the Used Vehicle Autoborrow Agreement, all references to Bank of America shall be deemed to be a reference to Bank of America, in its capacity as Used Vehicle Floorplan Swing Line Lender hereunder.
(c)    Refinancing of Used Vehicle Floorplan Swing Line Loans.
(i)    The Used Vehicle Floorplan Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Used Vehicle Floorplan Swing Line Lender to so request on its behalf), that each Used Vehicle Floorplan Lender make a Eurodollar Rate Committed Loan in an amount equal to such Used Vehicle Floorplan Lender’s Applicable Used Vehicle Floorplan Percentage of the amount of Used Vehicle Floorplan Swing Line Loans then outstanding; provided that the Used Vehicle Floorplan Swing Line Lender intends to request each Used Vehicle Floorplan Lender to make such Eurodollar Rate Committed Loans no less frequently than once in any given calendar month. Such request shall be made in writing (which written request shall be deemed to be a Used Vehicle Floorplan Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.11, without regard to the minimum and multiples specified therein for the principal amount of Eurodollar Rate Loans, but subject to the unutilized portion of the Aggregate Used Vehicle Floorplan Commitments and the conditions set forth in Section 4.02. Each Used Vehicle Floorplan Lender shall make an amount equal to its Applicable Used Vehicle Floorplan Percentage of the amount specified in such Used Vehicle Floorplan Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Used Vehicle Floorplan Swing Line Loan) for the account of the Used Vehicle Floorplan Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Used Vehicle Floorplan Committed Loan Notice (or, if later, one Business Day after the Used Vehicle Floorplan Swing Line Lender delivers such notice), whereupon, subject to Section 2.12(c)(ii), each Used Vehicle Floorplan Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Used Vehicle Floorplan Swing Line Lender.
(ii)    If for any reason any Used Vehicle Floorplan Swing Line Loan cannot be refinanced by such a Used Vehicle Floorplan Committed Borrowing in accordance with Section 2.12(c)(i), the request for Eurodollar Rate Used Vehicle Floorplan Committed Loans submitted by the Used Vehicle Floorplan Swing Line Lender as set forth herein shall be deemed to be a request by the Used Vehicle Floorplan Swing Line Lender that each of the Used Vehicle Floorplan Lenders fund its risk participation in the relevant Used Vehicle Floorplan Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Used Vehicle Floorplan Swing Line Lender pursuant to Section 2.12(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Used Vehicle Floorplan Lender fails to make available to the Administrative Agent for the account of the Used Vehicle Floorplan Swing Line Lender any amount required to be paid by such Used Vehicle Floorplan Lender pursuant to the foregoing provisions of this Section 2.12(c) by the time specified in Section 2.12(c)(i), the Used Vehicle Floorplan Swing Line Lender shall be entitled to recover from such Used Vehicle Floorplan Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Used Vehicle Floorplan Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Used Vehicle Floorplan Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees charged by the Used Vehicle Floorplan Swing Line Lender in connection with the foregoing. If such Used Vehicle Floorplan Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Used Vehicle Floorplan Lender’s Committed Loan included in the relevant Used Vehicle Floorplan Committed Borrower or funded participation in the relevant Used Vehicle Floorplan Swing Line Loan, as the case may be. A certificate of the Used Vehicle Floorplan Swing Line Lender submitted to any Used Vehicle Floorplan Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)    Each Used Vehicle Floorplan Lender’s obligation to make Used Vehicle Floorplan Committed Loans or to purchase and fund risk participations in Used Vehicle Floorplan Swing Line Loans pursuant to this Section 2.12(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Used Vehicle Floorplan Lender may have against the Used Vehicle Floorplan Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Used Vehicle Floorplan Lender’s obligation to make Used Vehicle Floorplan Committed Loans pursuant to this Section 2.12(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Used Vehicle Floorplan Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Used Vehicle Floorplan Lender has purchased and funded a risk participation in a Used Vehicle Floorplan Swing Line Loan, if the Used Vehicle Floorplan Swing Line Lender receives any payment on account of such Used Vehicle Floorplan Swing Line Loan, the Used Vehicle Floorplan Swing Line Lender will distribute to such Used Vehicle Floorplan Lender its Applicable Used Vehicle Floorplan Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Used Vehicle Floorplan Lender’s risk participation was funded) in the same funds as those received by the Used Vehicle Floorplan Swing Line Lender.
(ii)    If any payment received by the Used Vehicle Floorplan Swing Line Lender in respect of principal or interest on any Used Vehicle Floorplan Swing Line Loan is required to be returned by the Used Vehicle Floorplan Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Used Vehicle Floorplan Swing Line Lender in its discretion), each Used Vehicle Floorplan Lender shall pay to the Used Vehicle Floorplan Swing Line Lender its Applicable Used Vehicle Floorplan Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Used Vehicle Floorplan Swing Line Lender. The obligations of the Used Vehicle Floorplan Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Used Vehicle Floorplan Swing Line Lender. The Used Vehicle Floorplan Swing Line Lender shall be responsible for invoicing the Company for interest on the Used Vehicle Floorplan Swing Line Loans. Until each Used Vehicle Floorplan Lender funds its Eurodollar Rate Committed Loan or risk participation pursuant to this Section 2.12 to refinance such Used Vehicle Floorplan Lender’s Applicable Used Vehicle Floorplan Percentage of any Used

Vehicle Floorplan Swing Line Loan, interest in respect of such Applicable Used Vehicle Floorplan Percentage shall be solely for the account of the Used Vehicle Floorplan Swing Line Lender.
(f)    Payments Directly to Used Vehicle Floorplan Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Used Vehicle Floorplan Swing Line Loans directly to the Used Vehicle Floorplan Swing Line Lender.
2.13    Prepayments.
(a)    In addition to the required payments of principal of Revolving Loans, New Vehicle Floorplan Loans and Used Vehicle Floorplan Loans set forth in Section 2.16(b), the Company may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Committed Loans, New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 1:00 p.m. on the date of prepayment of such Loans; (ii) any prepayment of Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, whether such prepayment is applicable to the Revolving Committed Loans, New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Revolving Percentage, Applicable New Vehicle Floorplan Percentage or Applicable Used Vehicle Floorplan Percentage, as applicable, of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Subject to Section 2.26, each such prepayment of Revolving Committed Loans of the Revolving Lenders shall be applied in accordance with their respective Applicable Revolving Percentages; each such prepayment of New Vehicle Floorplan Committed Loans of the New Vehicle Floorplan Lenders shall be applied in accordance with their respective Applicable New Vehicle Floorplan Percentages; and each such prepayment of Used Vehicle Floorplan Committed Loans of the Used Vehicle Floorplan Lenders shall be applied in accordance with their respective Applicable Used Vehicle Floorplan Percentages.
(b)    At any time during which a Revolving Autoborrow Agreement is not in effect, the Company may, upon notice to the Revolving Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Revolving Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Revolving Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 (or, if less, the entire principal amount thereof outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(c)    The Company may, at any time or from time to time, voluntarily prepay New Vehicle Floorplan Swing Line Loans in whole or in part without premium or penalty, provided that the

Company has entered the amount of such prepayment and other required information (including the make, model and vehicle identification number of each respective New Vehicle) in the Floorplan On-Line System not later than 7:00 p.m. on the date of the prepayment. The Company shall make such prepayment and the payment amount entered by the Company shall be due and payable on the date such information is timely entered in the Floorplan On-Line System.
(d)    The Company may, upon notice to the Used Vehicle Floorplan Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Used Vehicle Floorplan Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Used Vehicle Floorplan Swing Line Lender not later than 1:00 p.m. on the date of the prepayment and (ii) any such prepayment shall be in a minimum principal amount of $100,000 (or, if less, the entire principal amount thereof outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the dated specified therein.
(e)    If for any reason the Total Revolving Outstandings at any time exceed the lesser of (1) the Revolving Borrowing Base or (2) the Aggregate Revolving Commitments then in effect, the Company shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.13(e) unless after the prepayment in full of the Revolving Loans the Total Revolving Outstandings exceed the lesser of (1) the Revolving Borrowing Base or (2) the Aggregate Revolving Commitments then in effect.
(f)    If for any reason the Total New Vehicle Floorplan Outstandings at any time exceed the Aggregate New Vehicle Floorplan Commitments then in effect, the Borrowers (jointly and severally) shall immediately prepay New Vehicle Floorplan Loans in an aggregate amount sufficient to eliminate such excess.
(g)    If for any reason the Total Used Vehicle Floorplan Outstandings at any time exceed the lesser of the Aggregate Used Vehicle Floorplan Commitments then in effect or the Used Vehicle Floorplan Borrowing Base then in effect, the Borrowers (jointly and severally) shall immediately prepay Used Vehicle Floorplan Loans in an aggregate amount sufficient to eliminate such excess.
(h)    If for any reason the aggregate Outstanding Amount of Revolving Swing Line Loans exceeds the Revolving Swing Line Sublimit, the Company shall immediately prepay Revolving Swing Line Loans in an aggregate amount sufficient to eliminate such excess.
(i)    If for any reason, the Outstanding Amount of New Vehicle Floorplan Loans exceeds any applicable Within Line Limitation (unless otherwise agreed to by the Administrative Agent), the Borrowers (jointly and severally) shall immediately prepay New Vehicle Floorplan Loans in an aggregate amount sufficient to eliminate such excess.
(j)    If for any reason the aggregate Outstanding Amount of Used Vehicle Floorplan Swing Line Loans exceeds the Used Vehicle Floorplan Swing Line Sublimit, the Company shall immediately prepay Used Vehicle Floorplan Swing Line Loans in an aggregate amount sufficient to eliminate such excess.
(k)    Prepayments made in respect of any New Vehicle Floorplan Loan must specify the applicable New Vehicle Borrower and New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s)) attributable to such prepayment.
2.14    Termination, Reduction or Conversion of Commitments.
(a)    The Company may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, Aggregate New Vehicle Floorplan Commitments or the Aggregate Used Vehicle Floorplan Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments, Aggregate New Vehicle Floorplan Commitments or the Aggregate Used Vehicle Floorplan Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. fifteen (15) days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the lesser of the Aggregate Revolving Commitments or the Revolving Borrowing Base, (iv) the Company shall not terminate or reduce the Aggregate New Vehicle Floorplan Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total New Vehicle Floorplan Outstandings would exceed the Aggregate New Vehicle Floorplan Commitments, (v) the Company shall not terminate or reduce the Aggregate Used Vehicle Floorplan Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Used Vehicle Floorplan Outstandings would exceed the lesser of the Aggregate Used Vehicle Floorplan Commitments or the Used Vehicle Floorplan Borrowing Base, (vi) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Revolving Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess, (vii) if, after giving effect to any reduction of the Aggregate New Vehicle Floorplan Commitments, the New Vehicle Floorplan Swing Line Sublimit exceeds the amount of the Aggregate New Vehicle Floorplan Commitments, such Sublimit shall be automatically reduced by the amount of such excess, (viii) if, after giving effect to any reduction of the Aggregate Used Vehicle Floorplan Commitments, the Used Vehicle Floorplan Swing Line Sublimit exceeds the amount of the Aggregate Used Vehicle Floorplan Commitments, such Sublimit shall be automatically reduced by the amount of such excess, and (ix) following any such reduction, no more than 20% of the Aggregate Floorplan Facility Commitments may be Aggregate Used Vehicle Floorplan Commitments. In connection with any reduction of the Aggregate New Vehicle Floorplan Commitments, the New Vehicle Floorplan Swing Line Lender in its discretion may suspend and/or terminate all or a portion of the then outstanding Payment Commitments or Payoff Letter Commitments which shall be promptly selected by the Company, in an amount that corresponds to the size of said reduction. The Administrative Agent will promptly notify the applicable Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Revolving Commitments, Aggregate New Vehicle Floorplan Commitments or Used Vehicle Floorplan Commitments shall be applied to the Commitment of each Lender in accordance with (x) its respective Applicable Revolving Percentage, (y) its respective Applicable New Vehicle Floorplan Percentage and (z) its respective Applicable Used Vehicle Floorplan Percentage, as the case may be. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
(b)    At any time there exists any portion of the Aggregate Revolving Commitments in excess of the Total Revolving Outstandings (such excess amount being referred to as the “unused portion”), and provided that, unless otherwise approved by the Administrative Agent in its sole discretion, no Default shall have occurred and be continuing, the Company may, by delivering to the Administrative Agent and the New Vehicle Floorplan Operations Group a Conversion Notice in substantially the form of Exhibit P not less than five days prior to the date of such conversion, request the Administrative Agent and the Lenders to convert all or a part of such unused portion of the Aggregate Revolving Commitments into Aggregate New Vehicle Floorplan Commitments, provided, the Company shall not make such conversion if, after giving effect thereto, the Total Revolving Outstandings would exceed the lesser of (x) the Revolving Borrowing Base or (y) the Aggregate Revolving Commitments, provided further, following any such conversion, (i) the percentage of each Lender’s Commitment allocated to the Revolving Credit Facility shall be equal to the percentage of each other Lender’s Commitment allocated to the Revolving Credit Facility, (ii) the percentage of each Lender’s Commitment allocated to the New Vehicle Floorplan Facility shall be equal to the percentage of each other Lender’s Commitment allocated to the New Vehicle Floorplan Facility, (iii) the percentage of each Lender’s Commitment allocated to the Used Vehicle Floorplan Facility shall be equal to the percentage of each other Lender’s Commitment allocated to the Used Vehicle Floorplan Facility, (iv) no more than 20% of the Aggregate Floorplan Facility Commitments may be allocated to the Aggregate Used Vehicle Floorplan Commitments and (v) the commitment fee owing and accruing with respect to any Revolving Commitments converted into other types of Commitments under this Section 2.14(b) shall continue to be calculated at the Applicable Rate for commitment fees under the Revolving Credit Facility. Following such notice from the Company to the Administrative Agent and the New Vehicle Floorplan Operations Group and subject to the foregoing, the Aggregate New Vehicle Floorplan Commitments shall upon such request be increased by the amount so requested by the Company, provided further that, such amount together with the Aggregate Revolving Commitments shall not exceed the Aggregate Commitments. At any time there exists any unused amount of a converted portion of the Aggregate New Vehicle Floorplan Commitments, the Company may request the Administrative Agent and the New Vehicle Floorplan Operations Group to reverse any such portion thereof by delivering a Conversion Notice in substantially the form of Exhibit P, in whole or in part, and in such event the Aggregate New Vehicle Floorplan Commitments and the Aggregate Revolving Commitments shall be restored in the respective amounts so requested by the Company.
(c)    At any time there exists any portion of the Aggregate Revolving Commitments in excess of the Total Revolving Outstandings (such excess amount being referred to as the “unused portion”), and provided that, unless otherwise approved by the Administrative Agent in its sole discretion, no Default shall have occurred and be continuing, the Company may, by delivering to the Administrative Agent a Conversion Notice in substantially the form of Exhibit P not less than five days prior to the date of such conversion, request the Administrative Agent and the Lenders to convert all or a part of such unused portion of the Aggregate Revolving Commitments into Aggregate

Used Vehicle Floorplan Commitments, provided, the Company shall not make such conversion if, after giving effect thereto, the Total Revolving Outstandings would exceed the lesser of (x) the Revolving Borrowing Base or (y) the Aggregate Revolving Commitments, provided further, following any such conversion, (i) the percentage of each Lender’s Commitment allocated to the Revolving Credit Facility shall be equal to the percentage of each other Lender’s Commitment allocated to the Revolving Credit Facility, (ii) the percentage of each Lender’s Commitment allocated to the New Vehicle Floorplan Facility shall be equal to the percentage of each other Lender’s Commitment allocated to the New Vehicle Floorplan Facility, (iii) the percentage of each Lender’s Commitment allocated to the Used Vehicle Floorplan Facility shall be equal to the percentage of each other Lender’s Commitment allocated to the Used Vehicle Floorplan Facility, (iv) no more than 20% of the Aggregate Floorplan Facility Commitments may be allocated to the Aggregate Used Vehicle Floorplan Commitments and (v) the commitment fee owing and accruing with respect to any Revolving Commitments converted into other types of Commitments under this Section 2.14(c) shall continue to be calculated at the Applicable Rate for commitment fees under the Revolving Credit Facility. Following such notice from the Company to the Administrative Agent and subject to the foregoing, the Aggregate Used Vehicle Floorplan Commitments shall upon such request be increased by the amount so requested by the Company, provided further that, such amount together with the Aggregate Revolving Commitments shall not exceed the Aggregate Commitments. At any time there exists any unused amount of a converted portion of the Aggregate Used Vehicle Floorplan Commitments, the Company may request the Administrative Agent to re-convert such unused amount from a Used Vehicle Floorplan Commitment to a Revolving Commitment in an amount up to the lesser of (A) the amount converted from a Revolving Commitment to a Used Vehicle Floorplan Commitment and (B) the excess of the Aggregate Used Vehicle Floorplan Commitments (prior to such re-conversion) over the Total Used Vehicle Floorplan Outstandings by delivering a Conversion Notice in substantially the form of Exhibit P, in whole or in part, and in such event the Aggregate Used Vehicle Floorplan Commitments and the Aggregate Revolving Commitments shall be restored in the respective amounts so requested by the Company.
(d)    In connection with the conversions and re-conversions described in clauses (b) and (c) above, the requisite assignments of outstanding Loans shall be made in such amounts by and between the Lenders, and as directed by the Administrative Agent, to the extent necessary to keep the outstanding Revolving Committed Loans, New Vehicle Floorplan Committed Loans, or Used Vehicle Floorplan Committed Loans, as applicable, ratable with any revised Applicable Percentages with respect to the applicable Committed Loans arising from any such conversion or re-conversion with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions but without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which requirements are hereby waived).
2.15    Repayment of Loans.
(a)    Repayment of Revolving Loans.
(iii)    The Company shall repay to the Revolving Lenders on the Maturity Date the aggregate principal amount of Revolving Committed Loans outstanding on such date.

(iv)    At any time the Revolving Autoborrow Agreement is in effect with respect to the Revolving Swing Line Loans, the Revolving Swing Line Loans shall be repaid in accordance with the terms of such Revolving Autoborrow Agreement. At any time the Revolving Autoborrow Agreement is not in effect with respect to the Revolving Swing Line Loans, the Company shall repay each Swing Line Loan (A) at any time on demand by the Revolving Swing Line Lender and (B) on the Maturity Date.
(b)    Repayment of New Vehicle Floorplan Loans.
(i)    The New Vehicle Borrowers (jointly and severally) shall repay the New Vehicle Floorplan Committed Loans on the Maturity Date.
(ii)    The New Vehicle Borrowers (jointly and severally) shall repay each New Vehicle Floorplan Swing Line Loan (A) at any time on demand by the New Vehicle Floorplan Swing Line Lender, provided that if the conditions to making a New Vehicle Floorplan Committed Loan are then satisfied, and if such demand is made at any time other than during an Asbury New Vehicle Control Period, the New Vehicle Floorplan Lender shall request a New Vehicle Floorplan Committed Borrowing to refinance such New Vehicle Floorplan Swing Line Loan in full (or, if less, to the maximum extent then available under the New Vehicle Floorplan Committed Facility) prior to making a demand on the New Vehicle Borrowers, and (B) on the Maturity Date.
(iii)    The New Vehicle Borrowers (jointly and severally) shall pay in full an amount equal to the New Vehicle Floorplan Loan with respect to any New Vehicle that has been sold by any New Vehicle Borrower upon the earliest to occur of: (A) (1) with respect to New Vehicles other than those described in (2) and (3) below, five (5) Business Days after the sale thereof, (2) with respect to Fleet Vehicles, within thirty (30) days of the date of sale and, (3) with respect to New Vehicles financed by a consumer lease agreement, within ten (10) days of the date such New Vehicle was sold (or possession of the New Vehicle transferred to the buyer, if earlier), and (B) in all cases, no later than two (2) Business Days following receipt of proceeds from the sale thereof. With respect to each New Vehicle that has not been sold, the New Vehicle Borrowers (jointly and severally) shall pay in full an amount equal to (i) in the case of any such New Vehicle held as Inventory, beginning 12 months after the date such New Vehicle is Deemed Floored, in monthly payments of 10% of the original amount of the New Vehicle Floorplan Loan relating to such New Vehicle for month 12, and 5% of the original amount of the New Vehicle Floorplan Loan relating to such New Vehicle for each of months 13 and 14, with the final payment for all amounts then outstanding under such New Vehicle Floorplan Loan due 15 months after the date such New Vehicle is Deemed Floored, and (ii) in the case of each Demonstrator, Rental Vehicle, and other mileaged New Vehicle, beginning the date such New Vehicle is Deemed Floored, monthly payments of 2% of the original amount of the New Vehicle Floorplan Loan relating to such New Vehicle, with the final payment for all amounts then outstanding under such New Vehicle Floorplan Loan due 24 months after the date such New Vehicle is Deemed Floored. Upon the funding thereof, any New Vehicle Floorplan Overdraft shall be due and payable in full by the New Vehicle Borrowers on the next following Business Day.

(iv)    Payments required to be made by any New Vehicle Borrower as set forth in Section 2.15(b)(i) and (ii) shall be applied in the following order: (1) first, to the outstanding principal balance and then to accrued interest on any New Vehicle Floorplan Overdraft, (2) second, to the outstanding principal balance of New Vehicle Floorplan Swing Line Loans, and (3) finally, to the remaining outstanding principal balance of the New Vehicle Floor Plan Committed Loans. Payments required to be made by any New Vehicle Borrower as set forth in Section 2.15(b)(iii) shall be applied first to the outstanding principal balance and then to accrued interest on the New Vehicle Floorplan Loan with respect to the applicable New Vehicle, and then in the order set forth in the sentence above.
(v)    In the event of any disputed or duplicate New Vehicle Floorplan Loan (each a “Disputed Existing Loan”) being refinanced or paid down by any New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swing Line Loan in reliance on information provided by the Company, any Subsidiary or any existing lender pursuant to any audit completed under Section 4.01(a)(xxi), the Borrowers will (jointly and severally) upon demand, repay any New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swing Line Loan related to such Disputed Existing Loan, including accrued interest with respect to such New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swing Line Loan, regardless of whether such Disputed Existing Loan has been resolved with the prior lender.
(vi)    Without limiting any other rights or obligations hereunder, interest, curtailment and other payments then due pursuant to this Section 2.15(b) or Section 2.17(b) shall be automatically debited on the Automatic Debit Date of each month from a deposit account maintained by the applicable New Vehicle Borrower with Bank of America (or from any other account designated by the Company) pursuant to the Floorplan On-line System (provided that if such account is not held with Bank of America, the payments described in this clause (vi) shall be debited one Business Day prior to the Automatic Debit Date, and provided further that if there are not sufficient funds in such account to pay such amounts, then the applicable New Vehicle Borrower shall pay such amounts in cash when due).
(vii)    Payments made in respect of any New Vehicle Floorplan Loan must be made through the Floorplan On-Line System and shall not be effective unless (A) the Company has entered the amount of such payment and other required information (including the make, model and vehicle identification number of each respective New Vehicle) in the Floorplan On-Line System not later than 7:00 p.m. on the date of the payment, or (B) all New Vehicle Floorplan Loans are being simultaneously paid in full.
(viii)    So long as the New Vehicle Swing Line Lender is also the Administrative Agent, all payments of principal on New Vehicle Floorplan Committed Loans shall be delivered to the New Vehicle Floorplan Swing Line Lender. Once the New Vehicle Floorplan Swing Line Lender has analyzed the outstanding principal amount of the applicable Loans and confirmed the VIN numbers of the related Vehicles, the New Vehicle Floorplan Swing Line Lender will turn such payment over to the Administrative Agent for application to the New Vehicle Floorplan Committed Loans. Any payment of New Vehicle Floorplan Loans must specify the VIN number of the applicable Vehicle unless all New Vehicle Floorplan Loans are being simultaneously paid in full.
(c)    Repayment of Used Vehicle Floorplan Loans.
(i)    The Used Vehicle Borrowers (jointly and severally) shall repay each Used Vehicle Floorplan Committed Loan on the Maturity Date.
(ii)    The Company shall repay each Used Vehicle Floorplan Swing Line Loan on the Maturity Date.
2.16    Interest.
(a)    Subject to the provisions of subsections (b) and (d) below, (i) each Eurodollar Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate plus the Applicable Rate.
(b)
(iii)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)    If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(v)    Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the applicable Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(vi)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)    Subject to provisos (i) and (ii) in the last paragraph of Section 2.04(b), Bank of America may enter into a New Vehicle Floorplan Offset Agreement with the Company, any New Vehicle Borrowers or any other Subsidiary from time to time, and while such an agreement is in effect and any Floorplan Offset Amount is credited to the respective New Vehicle Floorplan Offset Account, New Vehicle Floorplan Loans in an aggregate outstanding principal amount equal to the Floorplan Offset Amount will not bear interest hereunder; provided further, however, that the Floorplan Offset Amount shall not exceed (Y) 25% of the aggregate Outstanding Amount of all New Vehicle Floorplan Loans at any time prior to October 1, 2013 or (Z) 20% of the aggregate Outstanding Amount of all New Vehicle Floorplan Loans at any time on or after October 1, 2013.
2.17    Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.04:
(a)    Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Committed Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.27. The Borrowers (jointly and severally) shall pay to the Administrative Agent for the account of each New Vehicle Floorplan Lender in accordance with its Applicable New Vehicle Floorplan Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate New Vehicle Floorplan Commitments exceed the Outstanding Amount of New Vehicle Floorplan Committed Loans. The Borrowers (jointly and severally) shall pay to the Administrative Agent for the account of each Used Vehicle Floorplan Lender in accordance with its Applicable Used Vehicle Floorplan Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Used Vehicle Floorplan Commitments exceed the Outstanding Amount of Used Vehicle Floorplan Committed Loans, subject to adjustment as provided in Section 2.27. The commitment fees shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the Automatic Debit Date of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fees shall be calculated quarterly in arrears, and if there is any change in the respective Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by such Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of clarity, Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans, Used Vehicle Floorplan Swing Line Loans and amounts in any New Vehicle Floorplan Offset Account shall not be included in calculating the Outstanding Amount of Revolving Committed Loans, New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans used in determining the commitment fees set forth above.
(b)    Other Fees. (i) The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Engagement

Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(i)    The Company shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.18    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.20(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Total Lease Adjusted Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Lease Adjusted Leverage Ratio would have resulted in higher pricing for such period, the Company shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(e)(iii), 2.03(h) or 2.15(b) or under Article VIII. The Company’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
2.19    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the respective Borrowers under each Facility shall execute and deliver to such Lender (through the Administrative Agent) (i) a Revolving Note, which shall evidence such Lender’s Revolving Loans, (ii) a New Vehicle Floorplan Note, which shall evidence such Lender’s New Vehicle Floorplan Loans, and (iii) a Used Vehicle Floorplan Note, which shall evidence such Lender’s Used Vehicle Floorplan Loans, in each case in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit, Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.20    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by any Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by any Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Revolving Percentage, Applicable New Vehicle Floorplan Percentage or Applicable Used Vehicle Floorplan Percentage, as applicable (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All payments to be made by any Borrower hereunder to the New Vehicle Floorplan Swing Line Lender shall be made as follows: upon a New Vehicle Borrower entering information into the Floorplan On-Line System authorizing the New Vehicle Floorplan Swing Line Lender to debit any amount from such Borrower’s deposit account, such amount will be deemed received by the New Vehicle Floorplan Swing Line Lender at the following times depending on whether the deposit account is maintained at Bank of America and when the request is entered pursuant to the Floorplan On-Line System:
(i)    if the deposit account is maintained at Bank of America, the amount will be deemed received (A) on the same Business Day if the request is entered prior to 7:00 p.m. on that day, or (B) on the next Business Day if the request is entered at or after 7:00 p.m. or is entered on a day that is not a Business Day; and

(ii)    if the deposit account is maintained at any Person other than Bank of America, the amount will be deemed received (A) on the following Business Day if the request is received prior to 7:00 p.m. on a Business Day, or (B) two Business Days later if the request is entered at or after 7:00 p.m. or is entered on a day that is not a Business Day.
If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (1)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon on the date of any Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02, Section 2.07 or Section 2.12 and may, in reliance upon such assumption, make available to the Company or applicable Vehicle Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender, the Company and the other Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Company or applicable Vehicle Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Company or any other Borrower, the interest rate applicable to Base Rate Loans. If the Company or any other Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company or applicable Vehicle Borrower the amount of such interest paid by the Company or such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Committed Borrowing. Any payment by the Company or any other Borrower shall be without prejudice to any claim the Company or any other Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(i)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company (on its own behalf or on behalf of another Borrower) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Revolving Lenders Several. The obligations of the Lenders in each Facility hereunder to make Committed Loans with respect to such Facility, to fund participations in the applicable Swing Line Loans under such Facility and, if applicable, Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint within each such Facility. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.21    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Committed Loans, New Vehicle Floorplan Committed Loans, or Used Vehicle Floorplan Committed Loans made by it, or the participations in L/C Obligations, Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Committed Loans, New Vehicle Floorplan Committed Loans, or Used Vehicle Floorplan Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase from the other applicable Lenders (in the respective Revolving Facility, New Vehicle Floorplan Facility or Used Vehicle Floorplan Facility (for cash at face value) participations in the applicable Revolving Committed Loans, New Vehicle Floorplan Committed Loans, or Used Vehicle Floorplan Committed Loans and subparticipations in L/C Obligations, Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:
(ii)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(iii)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.26, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Committed Loans, New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans or subparticipations in L/C Obligations, Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans, as the case may be, to any assignee or participant, other than an assignment to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
2.22    Increase in Revolving Commitments.
(a)    Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Revolving Lenders), the Company may from time to time after the Closing Date, request an increase in the Aggregate Revolving Commitments by an amount (for all such requests) not exceeding $50,000,000; provided that any such request for an increase shall be in a minimum amount of $10,000,000. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Revolving Lenders).
(b)    Revolving Lender Elections to Increase. Each Revolving Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Revolving Percentage of such requested increase. Any Revolving Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment.
(c)    Notification by Administrative Agent; Additional Revolving Lenders. The Administrative Agent shall notify the Company and each Revolving Lender of the Revolving Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuers and the Revolving Swing Line Lender (which approvals shall not be unreasonably withheld or delayed), the Company may also invite additional Eligible Assignees to become Revolving Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
(d)    Effective Date and Allocations. If the Aggregate Revolving Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Revolving Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Revolving Increase Effective Date.
(e)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Revolving Increase Effective Date (in sufficient copies for each Revolving Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Revolving Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.22, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Company shall prepay any Revolving Committed Loans outstanding on the Revolving Increase Effective Date to the extent necessary to keep the outstanding Revolving Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Revolving Commitments under this Section.
(f)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.21 or 10.01 to the contrary.
2.23    Increase in Floorplan Commitments.
(a)    Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the applicable Floorplan Lenders), the Company may from time to time after the Closing Date, request an increase in the Aggregate New Vehicle Floorplan Facility Commitments or the Aggregate Used Vehicle Floorplan Commitments by an aggregate amount (for all such requests) not exceeding $250,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000, and (ii) the Company may make a maximum of two such requests in any fiscal year; and provided further that following such increase, at least 80% of the Aggregate Floorplan Facility Commitments must be allocated to the Aggregate New Vehicle Floorplan Commitments. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each applicable Floorplan Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the applicable Floorplan Lenders).

(b)    Floorplan Lender Elections to Increase. Each applicable Floorplan Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Floorplan Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable New Vehicle Floorplan Percentage or Applicable Used Vehicle Floorplan Percentage, as applicable, of such requested increase. Any Floorplan Lender not responding within such time period shall be deemed to have declined to increase its Floorplan Commitment.
(c)    Notification by Administrative Agent; Additional Floorplan Lenders. The Administrative Agent shall notify the Company and each Floorplan Lender of the Floorplan Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, and the New Vehicle Floorplan Swing Line Lender or Used Vehicle Floorplan Swing Line Lender, as applicable, (which approvals shall not be unreasonably withheld), the Company may also invite additional Eligible Assignees to become Floorplan Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
(d)    Effective Date and Allocations. If the Aggregate Floorplan Facility Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Floorplan Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Floorplan Increase Effective Date.
(e)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Floorplan Increase Effective Date (in sufficient copies for each Floorplan Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Floorplan Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.23, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Company shall prepay any New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans, as applicable, outstanding on the Floorplan Increase Effective Date to the extent necessary to keep the outstanding New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans, as applicable, ratable with any revised Applicable Percentages arising from any nonratable increase in the Floorplan Commitments under this Section.
(f)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.21 or 10.01 to the contrary.
2.24    New Vehicle Borrowers.

(a)    Effective as of the date hereof, each Subsidiary that has executed this Agreement as a New Vehicle Borrower shall be a “New Vehicle Borrower” hereunder and may receive New Vehicle Floorplan Loans for its account on the terms and conditions set forth in this Agreement; provided, that Subsidiaries that own or operate a Ford or Lincoln dealership shall not be required to (and may not) become a New Vehicle Borrower, unless the FMCC Indebtedness Termination has occurred.
(b)    If, at any time, any Subsidiary engages in the sale or leasing of Vehicles and, unless the FMCC Indebtedness Termination has occurred, does not own or operate a Ford or Lincoln dealership, the Company shall designate such Subsidiary as a New Vehicle Borrower and shall deliver to the Administrative Agent, pursuant to Section 6.14 or otherwise, a Joinder Agreement executed by such Subsidiary identifying such Subsidiary as a New Vehicle Borrower; provided that a New Vehicle Borrower shall not be required to execute a Joinder Agreement if such New Vehicle Borrower has executed and delivered this Agreement on the Closing Date. The parties hereto acknowledge and agree that prior to any such Subsidiary becoming entitled to utilize the New Vehicle Floorplan Facility the Administrative Agent, the New Vehicle Floorplan Swing Line Lender, and the other Lenders shall have received the documents required by Section 6.14. Upon satisfaction of the foregoing requirements, each of the New Vehicle Floorplan Lenders agrees to permit such New Vehicle Borrower to receive New Vehicle Floorplan Loans, hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such New Vehicle Borrower otherwise shall be a Borrower for all purposes of this Agreement.
(c)    Notwithstanding any other provision of this Agreement, each New Vehicle Borrower shall be jointly and severally liable as a primary obligor, and not merely as surety, for any and all Obligations under the New Vehicle Floorplan Facility now or hereafter owed to the Administrative Agent, the New Vehicle Floorplan Swing Line Lender and the New Vehicle Floorplan Lenders or related fees, in each case, whether voluntary or involuntary and however arising, whether direct or acquired by any Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined (such Obligations, the “New Vehicle Floorplan Facility Liabilities”).
(d)    With respect to the New Vehicle Borrowers’ joint and several liability as provided hereunder, each New Vehicle Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any lack of legality, validity or enforceability of this Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Obligations or any guaranty of any of the New Vehicle Floorplan Facility Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”); (ii) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided; (iii) any acceleration of the maturity of any of the New Vehicle Floorplan Facility Liabilities or of any other obligations or liabilities of any Person under any of the Related Agreements; (iv) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the New Vehicle Floorplan Facility Liabilities, or for any other obligations or liabilities of any Person under any of the Related Agreements; (v)

any dissolution of any Borrower, any Loan Party or any other party to a Related Agreement, or the combination or consolidation of any Borrower, any Loan Party or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Borrower, any Loan Party or any other party to a Related Agreement; (vi) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, this Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part; (vii) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the New Vehicle Floorplan Facility Liabilities; (viii) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in this Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the New Vehicle Floorplan Facility Liabilities, or any of the obligations or liabilities of any party to any other Related Agreement; and (ix) any other circumstance whatsoever (with or without notice to or knowledge of such New Vehicle Borrower) which may or might in any manner or to any extent vary the risks of such New Vehicle Borrower, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to any Borrower or any other Loan Party or to any collateral in respect of the New Vehicle Floorplan Facility Liabilities. It is the express purpose and intent of the parties hereto that the joint and several liability of each New Vehicle Borrower for the New Vehicle Floorplan Facility Liabilities shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided. Notwithstanding the foregoing, the liability of each New Vehicle Borrower with respect to its New Vehicle Floorplan Facility Liabilities shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law.
(e)    Each Subsidiary that is or becomes a “New Vehicle Borrower” pursuant to this Section 2.24 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any New Vehicle Floorplan Loans made by the Lenders to any such New Vehicle Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by any Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to the Company and each New Vehicle Borrower.
2.25    Used Vehicle Borrowers.

(a)    Effective as of the date hereof, each Subsidiary that has executed this Agreement shall be a “Used Vehicle Borrower” hereunder and may receive Used Vehicle Floorplan Loans for its account on the terms and conditions set forth in this Agreement.
(b)    If, at any time, any Subsidiary engages in the sale or leasing of Vehicles, the Company shall designate such Subsidiary as a Used Vehicle Borrower and shall deliver to the Administrative Agent, pursuant to Section 6.14 or otherwise, a Joinder Agreement executed by such Subsidiary identifying such Subsidiary as a Used Vehicle Borrower; provided that a Used Vehicle Borrower shall not be required to execute a Joinder Agreement if such Used Vehicle Borrower has executed and delivered this Agreement on the Closing Date. The parties hereto acknowledge and agree that prior to any such Subsidiary becoming entitled to utilize the Used Vehicle Floorplan Facility the Administrative Agent and the other Lenders shall have received the documents required by Section 6.14. Upon satisfaction of the foregoing requirements, each of the Used Vehicle Floorplan Lenders agrees to permit such Used Vehicle Borrower to receive Used Vehicle Floorplan Loans, other than Used Vehicle Floorplan Swing Line Loans, hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Used Vehicle Borrower otherwise shall be a Borrower for all purposes of this Agreement.
(c)    Notwithstanding any other provision of this Agreement, each Used Vehicle Borrower shall be jointly and severally liable as a primary obligor, and not merely as surety, for any and all Obligations under the Used Vehicle Floorplan Facility now or hereafter owed to the Administrative Agent and the Used Vehicle Floorplan Lenders with respect to Used Vehicle Floorplan Committed Loans or related fees, in each case, whether voluntary or involuntary and however arising, whether direct or acquired by any Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined (such Obligations, the “Used Vehicle Floorplan Facility Liabilities”).
(d)    With respect to the Used Vehicle Borrowers’ joint and several liability as provided hereunder, each Used Vehicle Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any lack of legality, validity or enforceability of this Agreement or any of the Related Agreement; (ii) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided; (iii) any acceleration of the maturity of any of the Used Vehicle Floorplan Facility Liabilities or of any other obligations or liabilities of any Person under any of the Related Agreements; (iv) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Used Vehicle Floorplan Facility Liabilities, or for any other obligations or liabilities of any Person under any of the Related Agreements; (v) any dissolution of any Borrower, any Loan Party or any other party to a Related Agreement, or the combination or consolidation of any Borrower, any Loan Party or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Borrower, any Loan Party or any other party to a Related Agreement; (vi) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, this Agreement, any of the Notes or any other Loan Document or any other Related

Agreement, in whole or in part; (vii) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Used Vehicle Floorplan Facility Liabilities; (viii) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in this Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Used Vehicle Floorplan Facility Liabilities, or any of the obligations or liabilities of any party to any other Related Agreement; and (ix) any other circumstance whatsoever (with or without notice to or knowledge of such Used Vehicle Borrower) which may or might in any manner or to any extent vary the risks of such Used Vehicle Borrower, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to any Borrower or any other Loan Party or to any collateral in respect of the Used Vehicle Floorplan Facility Liabilities. It is the express purpose and intent of the parties hereto that the joint and several liability of each Used Vehicle Borrower for the Used Vehicle Floorplan Facility Liabilities shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided. Notwithstanding the foregoing, the liability of each Used Vehicle Borrower (other than the Company) with respect to its Used Vehicle Floorplan Facility Liabilities shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law.
(e)    Each Subsidiary that is or becomes a “Used Vehicle Borrower” pursuant to this Section 2.25 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Used Vehicle Floorplan Committed Loans made by the Lenders to any such Used Vehicle Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by any Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Used Vehicle Borrower.
2.26    Cash Collateral.
(a)    Certain Credit Support Events. Upon the request of the Administrative Agent or an L/C Issuer (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, any L/C Issuer or any Swing Line Lender, the Borrowers, jointly and severally, shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.27(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lenders), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.26(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.26 or Sections 2.03, 2.04, 2.07, 2.12, 2.13, 2.27, 8.02 or 8.04 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.25 may be otherwise applied in accordance with Section 8.06), and (y) the Person providing Cash Collateral and the applicable L/C Issuer or applicable Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.27    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the applicable L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the applicable L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans under any Facility or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders under the applicable Facility on a pro rata basis (and ratably among all applicable Facilities computed in accordance with the Defaulting Lenders’ respective funding deficiencies) prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender under the applicable Facility. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.27(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.17(a) for any period during which that Lender is a

Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit, Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans pursuant to Sections 2.03, 2.04, 2.07 and 2.12, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of such Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the initial date thereof, no Default or Event of Default shall have occurred and be continuing; (ii) in all cases, the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Revolving Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of such non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Committed Loans of that Lender, (ii) in all cases, the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in New Vehicle Floorplan Swing Line Loans shall not exceed the positive difference, if any, of (1) the New Vehicle Floorplan Commitment of such non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the New Vehicle Floorplan Committed Loans of such Lender, and (iii) in all cases, the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Used Vehicle Floorplan Swing Line Loans shall not exceed the positive difference, if any, of (1) the Used Vehicle Floorplan Commitment of such non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Used Vehicle Floorplan Committed Loans of such Lender.
(b)    Defaulting Lender Cure. If the Company, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.27(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III.     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01    Taxes.
(g)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(h)    Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Company and each other Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(i)    Tax Indemnifications.

(vii)    The Company and each other Borrower shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. The Company and each other Borrower shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(viii)    Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (y) the Administrative Agent and the Borrowers, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrowers, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(j)    Evidence of Payments. Upon request by the Company, any other Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Company, any other Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Company or such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company or such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or such Borrower or the Administrative Agent, as the case may be.

(k)    Status of Lenders; Tax Documentation.
(xiii)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(xiv)    Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)    executed originals of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit O-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit O-2 or Exhibit O-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit O‑4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(xv)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(l)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Company or any other Borrower or with respect to which the Company or any Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Company or such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company and each other Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Company or such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Company or any other Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company, any other Borrower, or any other Person.
(m)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Committed Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Company and each other Borrower (jointly and severally) shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Company and each other Borrower (jointly and severally) shall also pay accrued interest on the amount so prepaid or converted.
3.03    Inability to Determine Rates. If the Administrative Agent determines that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate with respect to a proposed Eurodollar Rate Committed Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate with respect to a proposed Eurodollar Rate Committed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or, failing that, will be deemed to have converted such request into (i) in the case of Committed Loans, a request for a Committed Borrowing of Base Rate Loans and (ii) in the case of a Swing Line Loan, a request for a Swing Line Borrowing of a Base Rate Loan, in each case in the amount specified therein.
3.04    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Company and each other Borrower (jointly and severally) will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company and each other Borrower (jointly and severally) will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company and each other Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that neither the Company nor any other Borrower shall be required to compensate a Lender or such L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Reserves on Eurodollar Rate Loans. The Company and each other Borrower, jointly and severally, shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
3.05    Mitigation Obligations; Replacement of Lenders.
(e)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Company or any other Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Company and each other Borrower (jointly and severally) hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(f)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Company or any other Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to

Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.05(a), the Company may replace such Lender in accordance with Section 10.13.
3.06    Survival. All of the Company’s and each other Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV.     CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    Conditions of Initial Credit Extension. The effectiveness of this Agreement and the amendment and restatement of the Existing Credit Agreement is subject to satisfaction of the following conditions precedent:
(r)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(iii)    executed counterparts of (A) this Agreement sufficient in number for distribution to the Administrative Agent and its counsel, each Lender and the Company and (B) (1) the Security Agreement, (2) the Pledge Agreement, (3) the Escrow and Security Agreement and (4) each Guaranty required to be delivered in connection herewith, in each case, sufficient in number for distribution to the Administrative Agent, the Administrative Agent’s counsel and the Company;
(iv)    (A) a Revolving Note executed by the Company in favor of each Lender requesting a Revolving Note, (B) a New Vehicle Floorplan Note executed by the New Vehicle Borrowers in favor of each Lender requesting a New Vehicle Floorplan Note, and (C) a Used Vehicle Floorplan Note executed by the Used Vehicle Borrowers in favor of each Lender requesting a Used Vehicle Floorplan Note;
(v)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(vi)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in the respective jurisdictions specified in Schedule 4.01, which includes each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vii)    a favorable opinion of Jones Day, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in the form attached as Exhibit M;
(viii)    a favorable opinion of local counsel to the Loan Parties in Florida and North Carolina, addressed to the Administrative Agent and each Lender in form and substance reasonably satisfactory to the Administrative Agent;
(ix)    a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(x)    a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(xi)    a certificate signed by the chief financial officer, treasurer or chief accounting officer of the Company, certifying that the Company individually is Solvent and the Loan Parties taken as a whole are Solvent, in each case after giving effect to this Agreement and the other Loan Documents and the Indebtedness pursuant hereto and thereto;
(xii)    a duly completed Compliance Certificate in form and substance satisfactory to the Administrative Agent as of the last day of the fiscal quarter of the Company ended on June 30, 2013, signed by a Responsible Officer of the Company;
(xiii)    a duly completed Revolving Borrowing Base Certificate in form and substance reasonably satisfactory to the Administrative Agent dated as of the Closing Date certifying as to the Revolving Borrowing Base as of June 30, 2013, signed by a Responsible Officer of the Company;
(xiv)    a duly completed Used Vehicle Floorplan Borrowing Base Certificate , in form and substance reasonably satisfactory to the Administrative Agent dated as of the Closing Date certifying as to the Used Vehicle Floorplan Borrowing Base as of June 30, 2013, signed by a Responsible Officer of the Company;
(xv)    a certificate of a Responsible Officer of the Company attaching a copy of each standard form of Franchise Agreement for each Motor Vehicle manufacturer or distributor, except for those Vehicle manufacturers and distributors whose form of Franchise Agreement contains confidentiality restrictions;

(xvi)    a certificate of a Responsible Officer of the Company evidencing that no consents or waivers are required pursuant to any Franchise Agreement or Framework Agreement that have not been obtained, except such consents referenced in Section 6.18;
(xvii)    duly executed consents and waivers required pursuant to any Franchise Agreement or Framework Agreement;
(xviii)    a certificate of a Responsible Officer of the Company attaching a copy of each of the Indentures as in effect as of the Closing Date;
(xix)    evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including endorsements naming the Administrative Agent (on behalf of the Secured Parties ) as an additional insured or lenders loss payee, as the case may be, on all insurance policies maintained with respect to properties of the Company of any Loan Party constituting part of the Collateral;
(xx)    consolidated and consolidating balance sheets for the Company and each Subsidiary as at the end of June 30, 2013, and the related consolidated and consolidating statements of income or operations, all in reasonable detail prepared by management of the Company or such Subsidiary, in each case with subtotals for each Subsidiary, including designations of New Vehicle and Used Vehicle inventories and associated lien payoffs, and accompanied by a combined balance sheet, and the related combined statements of income or operations, as at the end of June 30, 2013, for the Subsidiaries that operate Ford or Lincoln dealerships;
(xxi)    forecasts (including assumptions) prepared by the management of the Company of consolidated balance sheets, income statements and cash flow statements for the Company and its Subsidiaries, in each case in form and substance reasonably satisfactory to the Administrative Agent for each of the first three fiscal years following the Closing Date;
(xxii)    delivery by the Company and each applicable Loan Party owning any Equity Interests required to be pledged pursuant to this Agreement or the Pledge Agreement of all stock certificates evidencing such pledged Equity Interests, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto and (y) delivery by the Company and each other applicable Loan Party owning any Equity Interests required to be delivered in escrow pursuant to the Escrow and Security Agreement of all stock certificates evidencing such Equity Interests
(xxiii)    UCC financing statements for filing in all places required by applicable law to perfect the Liens of the Administrative Agent for the benefit of the Secured Parties under the Security Instruments as a perfected Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements;
(xxiv)    UCC search results with respect to the Borrowers showing only Liens acceptable to the Administrative Agent (or pursuant to which arrangements reasonably satisfactory to the Administrative Agent shall have been made to remove any unacceptable Liens promptly after the Closing Date);
(xxv)    a certificate signed by a Responsible Officer of the Company certifying as to the identity of any Unrestricted Subsidiaries and that such Subsidiaries meet the requirements to be Unrestricted Subsidiaries;
(xxvi)    with respect to any Eligible Borrowing Base Real Estate that is reflected in the Revolving Borrowing Base Certificate delivered pursuant to clause (xi) above, each of the following, in form and substance reasonably acceptable to the Administrative Agent: (A) a FIRREA-conforming appraisal and (B) such other reports or certifications as related to such Eligible Borrowing Base Real Estate as the Administrative Agent may reasonably request;
(xxvii)    Landlord Waivers, if any, that have been received by the Company or any Subsidiary on or prior to the Closing Date;
(xxviii)    executed counterparts of (A) a Service Loaner Intercreditor Agreement with respect to any Permitted Service Loaner Indebtedness, as amended prior to the date hereof and as amended by Amendment No. 2 to Service Loaner Intercreditor Agreement dated as of the date hereof, and (B) the FMCC Intercreditor Agreement;
(xxix)     a completed environmental questionnaire covering all Loan Parties’ properties (whether leased or owned); and
(xxx)     such other assurances, certificates, documents, consents or opinions as the Administrative Agent, any L/C Issuer, the Revolving Swing Line Lender, the New Vehicle Floorplan Swing Line Lender, the Used Vehicle Floorplan Swing Line Lender or the Required Lenders reasonably may require.
(s)    Any fees required to be paid on or before the Closing Date shall have been paid.
(t)    Unless waived by the Administrative Agent, the Company shall have paid all accrued fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02    Conditions to all Credit Extensions other than New Vehicle Floorplan Swing Line Borrowings pursuant to a Payment Commitment, a Payoff Letter Commitment or the Floorplan On-Line System. The obligation of each Lender to honor any Request for Credit Extension (other than pursuant to (x) a Request for Credit Extension requesting only a conversion of Loans to the other Type, (y) a Payment Commitment, or (z) a Payoff Letter Commitment) is subject to the following conditions precedent:
(g)    The representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(h)    No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(i)    The Administrative Agent and, if applicable, the applicable L/C Issuer, the Revolving Swing Line Lender or the Used Vehicle Floorplan Swing Line Lender shall have received, to the extent otherwise required under Section 2.02, 2.03, 2.04, 2.11 or 2.12, a Request for Credit Extension in accordance with the requirements hereof.
(j)    In the case of any Revolving Borrowing, the Total Revolving Outstandings after giving effect to such Request for Credit Extension shall not exceed the lesser of the Aggregate Revolving Commitments or the Revolving Borrowing Base on such date.
(k)    If the applicable Borrower is a New Vehicle Borrower, then the conditions of Section 2.24 to the designation of such Borrower as a New Vehicle Borrower shall have been met to the satisfaction of the Administrative Agent.
(l)    If the applicable Borrower is a Used Vehicle Borrower, then the conditions of Section 2.25 to the designation of such Borrower as a Used Vehicle Borrower shall have been met.
(m)    In the case of any Used Vehicle Floorplan Borrowing, the Total Used Vehicle Floorplan Outstandings after giving effect to such Request for Credit Extensions shall not exceed the lesser of the Aggregate Used Vehicle Floorplan Commitments or the Used Vehicle Floorplan Borrowing Base on such date.
(n)    Each Request for Credit Extension (other than a Request for Credit Extension requesting only a conversion of Loans to the other Type) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

4.03    Conditions to all New Vehicle Floorplan Swing Line Borrowings pursuant to a Payment Commitment, a Payoff Letter Commitment or the Floorplan On-Line System. The obligation of the New Vehicle Floorplan Swing Line Lender to honor any request for a New Vehicle Floorplan Borrowing pursuant to a Payment Commitment, a Payoff Letter Commitment or the Floorplan On-Line System is subject to the following conditions precedent:
(f)    to the extent required pursuant to the terms of such Payment Commitment, Payoff Letter Commitment or Floorplan On-Line System, as the case may be, the New Vehicle Floorplan Swing Line Lender shall have received a manufacturer/distributor invoice, cash draft, electronic record, depository transfer check, sight draft, or such other documentation as may be specified in such Payment Commitment, Payoff Letter Commitment or Floorplan On-Line System, identifying the Vehicles delivered or to be delivered to the applicable New Vehicle Borrower; and
(g)    any other conditions precedent set forth in such Payment Commitment, Payoff Letter Commitment or Floorplan On-Line System.
ARTICLE V.     REPRESENTATIONS AND WARRANTIES
Each of the Company and each Vehicle Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except, in the case of clause (b)(i) or (c), to the extent such contravention, conflict or violation would not reasonably be expected to have Material Adverse Effect.
5.03    Governmental Authorization; Other Consents. No registration with, or consent or approval of, or other action by, any federal, state or other Governmental Authority is or will be required in connection with the execution, delivery and performance of this Agreement or any other Loan Document, the execution and delivery of the Notes or repayment of the Borrowings hereunder.
5.04    Binding Effect. This Agreement and each of the Loan Documents have been duly executed and delivered by each Loan Party which is a party thereto and constitute legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting creditors’ rights generally and general principles of equity.
5.05    Financial Statements; No Material Adverse Effect.
(c)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(d)    The unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries dated June 30, 2013, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(e)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.07    No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08    Ownership of Property; Liens. (a) Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, and (b) each of the Company and each Subsidiary owns all property necessary in the operation of its business, except in each case for such defects in title or such failure to own or lease property as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.
5.09    Environmental Compliance. The Company and each of its Subsidiaries has complied in all respects with all Environmental Laws except where the failure to comply could not be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice of any failure so to comply except where the failure to comply could not be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries manages any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants in a manner that violates any regulations promulgated pursuant to Environmental Laws except for any such violation that could not be expected to have a Material Adverse Effect.
5.10    Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.
5.11    Taxes. The Company and its Subsidiaries have filed all Federal, state and other material tax returns required to be filed, and have paid, or have made adequate provision for payment of, all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.
5.12    ERISA Compliance.
(d)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service or, in the case of a Pension Plan that is maintained pursuant to the adoption of a master or prototype or volume submitter document, the sponsor of such master or prototype or volume submitter document has obtained from the Internal Revenue Service a favorable opinion letter stating that the form of such master or prototype or volume submitter document is acceptable for the establishment of a tax-qualified plan under Section

401(a) of the Code. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(e)    There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(f)    No ERISA Event has occurred that would reasonably be expected to result in a material liability, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA event that would result in a material liability. Except to the extent the following would not reasonably be expected to have a Material Adverse Effect, (i) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(g)    Neither the Company or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.
5.13    Subsidiaries; Addresses; Equity Interests. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the percentages specified on Part (a) of Schedule 5.13 free and clear of all Liens (except for Liens permitted by Section 7.02(a), (c) or (d), and transfer restrictions contained in the Franchise Agreements and the Framework Agreements). As of the Closing Date, the addresses set forth in Schedule 5.13 are each Loan Party’s place of business and each Loan Party is formed or incorporated only in the state shown for it on Schedule 5.13 hereto.
5.14    Margin Regulations; Investment Company Act.
(c)    Neither the Company nor any Vehicle Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(d)    None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15    Disclosure. Neither this Agreement, the other Loan Documents, nor any other document delivered by or with the knowledge and consent of the Company on behalf of the Company or any Subsidiary in connection with the transactions contemplated hereby and the negotiation of this Agreement or in connection with any Loan Document or included therein contained or contains any material misstatement of fact or omitted or omits to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared, it being understood that projections by their nature are uncertain and no assurance is given that the results reflected in such projections will be achieved.
5.16    Compliance with Laws. Each of the Company and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.17    Intellectual Property; Licenses, Etc. The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent such conflict would not reasonably be expected to result in a Material Adverse Effect. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person in a manner that would reasonably be expected to result in a Material Adverse Effect.
5.18    Location of Vehicles and Books and Records. As of the Closing Date, the locations (and addresses) set forth in Schedule 5.18 are all the locations at which the Company and its Subsidiaries keep the Vehicles held as inventory, except for times when such Vehicles may, in the ordinary course of business, be (a) in transit between locations, (b) in transit for “dealer trades”, (c) being test driven by potential customers or (d) being repaired at a repair shop, and in each such instance described in clauses (a) through (d) the Company maintains records with the location of the Vehicle and, where applicable, the name of, and such other relevant information as is standard in the industry with respect to, the dealer involved in such a dealer trade (or the customer test driving such Vehicle). Each of the Company and each Subsidiary maintains proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied have been made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.
5.19    Franchise Agreements and Framework Agreements. As of the Closing Date, neither the Company nor any of its Subsidiaries is a party to any dealer Franchise Agreements, or any Framework Agreements, other than those listed in Schedule 5.19, which schedule shows the manufacturer and the Loan Party which is a party to each such agreement, the date such agreement was entered into and the expiration date (if any) of each such agreement. Each of the Franchise Agreements and Framework Agreements is currently in full force and effect, and as of the Closing Date no Loan Party has received any notice of termination with respect to any such agreements; and, except as disclosed on Schedule 5.19, no Loan Party is aware of any event which with notice, lapse of time, or both would allow any manufacturer which is a party to any of the Franchise Agreements or Framework Agreements to terminate any such agreements. There exists no present condition or state of facts or circumstances in regard to said Franchise Agreements or Framework Agreements, in the aggregate, which could reasonably be expected to have a Material Adverse Effect.
5.20    Engaged in Business of Vehicle Sales and Related Businesses. Neither the Company nor any other Borrower is engaged in any business other than the business of (a) selling Vehicles and related activities and (b) acquiring, owning, operating and, in some cases, selling dealerships engaged in such businesses.
5.21    Collateral. The provisions of each of the Security Instruments are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable perfected security interest in all right, title and interest of each applicable Loan Party in the Collateral described therein, except as otherwise permitted hereunder.
5.22    Solvency. Both before and after giving effect to the Loans hereunder, the Company individually is Solvent, and the Loan Parties taken as a whole are Solvent.
5.23    Labor Matters. As of the Closing Date, to the Company’s and its Subsidiaries’ knowledge, there are no material labor disputes to which the Company or any of its Subsidiaries are or are reasonably expected to become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons’ plants and other facilities.
5.24    Taxpayer Identification Number. The Company’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.
5.25    OFAC. No Borrower, nor any of their respective Subsidiaries, nor, to the knowledge of any Borrower and their respective Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is any Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction.
ARTICLE VI.     AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:
6.01    Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders (provided that any item in clause (a) or (b) below which is filed with the SEC in accordance with SEC requirements shall be deemed to be satisfactory):
(h)    as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company (or if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):
(xvi)    an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in comparative form the figures for the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;
(xvii)    a consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, with New Vehicle and Used Vehicle inventories designated, as well as associated lien payoffs, in each case prior to intercompany eliminations (and, upon request of the Administrative Agent, setting forth in comparative form the figures for the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP, and accompanied by a combined balance sheet of the Subsidiaries that operate Ford or Lincoln dealerships as at the end of such fiscal year (and upon request of the Administrative Agent, setting forth in comparative form the figures for the previous fiscal year);
(xviii)    the related audited consolidated statement of income or operations for such fiscal year setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
(xix)    the related consolidating statements of income or operations for such fiscal year (and, upon request of the Administrative Agent, setting forth in comparative form the figures for the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP, and accompanied by combined statements of income and operations of the Subsidiaries that operate Ford or Lincoln dealerships for such fiscal year (and upon request of the Administrative Agent, setting forth in comparative form the figures for the previous fiscal year); and
(xx)    the related audited consolidated statements of stockholders’ equity and cash flows for such fiscal year setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
such consolidated financial statements to be audited and accompanied by (x) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
(i)    as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or if earlier, five days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):
(iii)    an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;
(iv)    a consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, with New Vehicle and Used Vehicle inventories designated, as well as associated lien payoffs, in each case prior to intercompany eliminations (and, upon the request of the Administrative Agent, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP, and accompanied by a combined balance sheet of the Subsidiaries that operate Ford or Lincoln dealerships as at the end of such fiscal quarter (and upon request of the Administrative Agent, setting forth in comparative form the figures for the previous fiscal quarter);
(v)    the related unaudited consolidated statement of income or operations for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
(vi)    the related consolidating statements of income or operations for the portion of the Company’s fiscal year then ended (and, upon the request of the Administrative Agent, setting forth in comparative form the figures for the corresponding portion of the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP, and accompanied by combined statements of income and operations of the Subsidiaries that operate Ford or Lincoln dealerships for such portion of the fiscal year then ended (and upon request of the Administrative Agent, setting forth in comparative form the figures for the corresponding portion of the previous fiscal year); and
(vii)    the related unaudited consolidated statements of stockholders’ equity and cash flows for such fiscal quarter (and the portion of the Company’s fiscal year then ended) setting forth in comparative form the figures for the corresponding fiscal quarter (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
such consolidated and consolidating financial statements described in this Section 6.01(b) to be unaudited and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(j)    if requested by the Administrative Agent, as soon as available, but in any event within twenty (20) days after the end of each fiscal quarter (including the fourth quarter of each fiscal year) of the Company quarterly factory form financial statements for each Vehicle Borrower;
As to any information contained in materials furnished pursuant to Section 6.02(f), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
6.02    Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent:
(g)    Concurrently with:
(xxi)    the delivery of the financial statements referred to in Section 6.01(a) and (b), (A) a duly completed Compliance Certificate signed by a Responsible Officer of the Company, including the calculation of the financial covenants set forth in Section 7.11(a), (b) and (c), (B) a schedule (which such schedule may be included in the Compliance Certificate delivered with respect to such period) describing the entry of any final, non-appealable judgment or decree against the Company and/or any of its Subsidiaries if the aggregate amount of such judgment or decree exceeds $5,000,000 (after deducting the amount with respect to which the Company or such Subsidiary is insured and with respect to which the insurer has assumed the defense in writing and has not contested or denied its responsibility for such amount) and (C) a duly completed Revolving Borrowing Base Certificate signed by a Responsible Officer of the Company as at the end of the respective fiscal quarter or fiscal year, provided that, if any Event of Default shall have occurred and be continuing, the Company shall deliver such Revolving Borrowing Base Certificates, each signed by a Responsible Officer of the Company, at any other time requested by the Administrative Agent;
(xxii)    the delivery of the financial statements referred to in Section 6.01(a), financial projections for the 12 months succeeding the date of such financial statements, such projections to be prepared by management of the Company, in form reasonably satisfactory to the Administrative Agent; and
(xxiii)    any event described herein requiring Pro Forma Compliance, to the extent otherwise required under Section 7.04, 7.16 or 7.19, a duly completed Pro Forma Compliance Certificate (including the calculation of the financial covenants set forth in Section 7.11(a), (b) and (c)), Pro Forma Revolving Borrowing Base Certificate, or Pro Forma Used Vehicle Floorplan Borrowing Base Certificate, as applicable, signed by a Responsible Officer of the Company;

In addition to other reporting requirements under this Agreement, if calculation of any financial ratio gives pro forma effect to any Material Disposition or Material Acquisition occurring during the relevant period, as described above and if (Y) the aggregate adjustment to Consolidated EBITDAR (as a result of all Material Dispositions and Material Acquisitions) either increases or decreases Consolidated EBITDAR for such period by at least 10% or (Z) the Administrative Agent requests such additional reporting, then (in the case of either clause (Y) or (Z)), the Company will provide additional financial reporting and compliance reporting segregating actual financial line items from pro forma line items for such period in a manner reasonably acceptable to the Administrative Agent.
(h)    within twenty (20) days after the end of each calendar month, a duly completed Used Vehicle Floorplan Borrowing Base Certificate signed by a Responsible Officer of the Company as at the end of such calendar month; provided that, if any Event of Default shall have occurred and be continuing, the Company shall deliver such Used Vehicle Floorplan Borrowing Base Certificates, each signed by a Responsible Officer of the Company, at any other time requested by the Administrative Agent;
(i)    promptly upon the reasonable request of the Administrative Agent from time, receivables ageing reports and inventory and equipment listings, including a detailed list of each Used Vehicle constituting Eligible Used Vehicle Inventory, stating the make, model, year and book value of each such Vehicle;
(j)    in the event of any Acquisition, the certificates and information required by Section 7.19;
(k)    within a reasonable period of time after any reasonable request by the Administrative Agent, Vehicle Title Documentation and manufacturer/dealer statements;
(l)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(m)    promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each material notice or other material correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
(n)    promptly after any request by the Administrative Agent, copies of any non-cancelable purchase and sale agreement referenced in the definition of “Consolidated Current Assets”;
(o)    in the event of any casualty loss or condemnation suffered by any Loan Party that has the effect of reducing either the Revolving Borrowing Base or the Used Vehicle Floorplan Borrowing Base by more than $25,000,000, an updated Revolving Borrowing Base Certificate or

Used Vehicle Floorplan Borrowing Base Certificate, as applicable, reflecting such casualty loss or condemnation;
(p)    promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a), (b) or (c) or Section 6.02(f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Company hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Company shall be deemed to have authorized the Administrative Agent, the Arranger, and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.
6.03    Notices. Promptly notify the Administrative Agent and each Lender:
(j)    of the occurrence of any Default;

(k)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary that has resulted or could reasonably be expected to result in a Material Adverse Effect; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority which dispute, litigation, investigation, proceeding or suspension arising under this clause (ii) has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, where the result of such event arising under this clause (iii) has resulted or could reasonable be expected to result in a Material Adverse Effect;
(l)    of the occurrence of any ERISA Event;
(m)    of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary;
(n)    of the incurrence by the Company or any Subsidiary of any Indebtedness having a principal amount in excess of $35,000,000;
(o)    of any sale of Equity Interests of the Company or any Subsidiary to any Person that is not a Loan Party;
(p)    of any Disposition by the Company or any Subsidiary of any dealership, Franchise Agreement or Framework Agreement;
(q)    of (i) any Franchise Agreement entered into after the Closing Date (and a copy of such Franchise Agreement) which deviates in any material respect from the Franchise Agreements for the applicable vehicle manufacturer or distributor delivered on or prior to the Closing Date, (ii) any Framework Agreement (and a copy of such Framework Agreement) entered into after the Closing Date (including the subject matter and term of such Framework Agreement), (iii) the termination or expiration of any Franchise Agreement or Framework Agreement, including the expiration of a Franchise Agreement which has expired as described in Section 8.01(l) and has not been renewed within 30 days; (iv) any amendment or other modification (and a copy of such amendment or modification) of any Framework Agreement, and (v) any material adverse change in the relationship between the Company or any Subsidiary and any vehicle manufacturer or distributor, including the written threat of loss of a new vehicle franchise or the written threat of termination of a Franchise Agreement or Framework Agreement; and
(r)    of the occurrence of any Disposition by the Company or any Subsidiary to the extent required pursuant to Section 7.04;
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to

Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Obligations. Pay and discharge and cause each of its Subsidiaries to pay and discharge, when due, (i) all Federal and state income or property taxes, and all other material taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, as the case may be, and (ii) all lawful claims for labor, materials and supplies to the extent the failure to pay or discharge such claims for labor, materials and supplies would not reasonably be expected to have a Material Adverse Effect, unless and only to the extent, in the case of each of clauses (i) and (ii) above, that the Company or such Subsidiary, as the case may be, is contesting such taxes, assessments and governmental charges, levies or claims in good faith and by appropriate proceedings and the Company or such Subsidiary has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.
6.05    Preservation of Existence, Etc.; Maintenance of Vehicle Title Documentation. (a) Except for any Unrestricted Subsidiary, preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03 or 7.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and (d) if applicable, preserve and maintain, in accordance with its standard policies and procedures, all manufacturer statements of origin, certificates of origin, certificates of title or ownership and other customary vehicle title documentation (collectively, the “Vehicle Title Documentation”) necessary or desirable in the normal conduct of its business and maintain records evidencing which Vehicles are being used as Demonstrators and Rental Vehicles.
6.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
6.07    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and such endorsements as are reasonably acceptable to the Administrative Agent.
6.08    Compliance with Laws and Material Contractual Obligations. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees and all Contractual Obligations applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply with such requirement of Law, order, writ, injunction, decree or contractual obligation could not reasonably be expected to have a Material Adverse Effect.
6.09    Books and Records. Maintain proper books of record and account, in which full, true and correct in all material respects entries in conformity with GAAP consistently applied shall be made of all material financial transactions and material matters involving the assets and business of the Company or such Subsidiary, as the case may be, including, if applicable, books and records specifying the year, make, model, cost, price, location and vehicle identification number of each Vehicle owned by the Company or such Subsidiary.
6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties (including inspecting Vehicles and conducting random samples of the Net Book Value of the Used Vehicles and any assets included in the Revolving Borrowing Base), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company (except for access required in connection with a floorplan audit pursuant to Section 6.12, which will be permitted at any time during regular business hours (or at other times consistent with standard industry practice) and without advance notice); provided, however, that (a) without limiting amounts that may be owed under the Engagement Letter or Section 6.12 below, while no Event of Default exists the Borrowers shall be responsible for expenses associated with only one such visit or inspection by the Administrative Agent and its contractors per calendar year, and (b) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at any time or times (all at the expense of the Borrowers) during normal business hours and without advance notice.
6.11    Use of Proceeds. Use the proceeds of the Borrowings:
(h)    in the case of the Revolving Credit Facility (i) to continue indebtedness outstanding under the revolving credit facility of the Existing Credit Agreement, and (ii) for Permitted Acquisitions, other working capital, capital expenditures and other lawful corporate purposes, in each case not in contravention of any Law or of any Loan Document;
(i)    in the case of the New Vehicle Floorplan Facility (i) to finance the acquisition by the New Vehicle Borrowers of New Vehicle Inventory (including dealer trade, Demonstrators, Rental Vehicles and Fleet Vehicles) pursuant to New Vehicle Floorplan Committed Loan Notices, New Vehicle Floorplan Swing Line Loan Notices, Payment Commitments, Payoff Letter Commitments or electronic requests via the Floorplan On-Line System, and (ii) to refinance indebtedness outstanding under existing new vehicle floorplan facilities of the New Vehicle Borrowers, provided pursuant to the Existing Credit Agreement, in each case not in contravention of any Law or any Loan Document; and

(j)    in the case of the Used Vehicle Floorplan Facility (i) to finance the acquisition of Used Vehicle inventory, (ii) to continue indebtedness outstanding under the used vehicle floorplan facility of the Used Vehicle Borrowers, provided pursuant to the Existing Credit Agreement, and (iii) other working capital, capital expenditures and other lawful corporate purposes, in each case not in contravention of any Law or of any Loan Document;
provided that no proceeds of any Credit Extension shall be paid to any Unrestricted Subsidiary.
6.12    Floorplan Audits.
(e)    Entry on Premises. Each New Vehicle Borrower shall permit a duly authorized representative of the New Vehicle Floorplan Swing Line Lender to enter upon such New Vehicle Borrower’s premises during regular business hours (or at other times consistent with standard industry practice) to perform audits of Vehicles constituting Collateral in a manner reasonably satisfactory to the New Vehicle Floorplan Swing Line Lender on a quarterly basis or at other intervals as required by the New Vehicle Floorplan Swing Line Lender from time to time, but no less frequently than three times in any twelve (12) month period. Each New Vehicle Borrower shall assist the New Vehicle Floorplan Swing Line Lender, and its representatives, in whatever way reasonably necessary to make the inspections and audits provided for herein. The Borrowers (jointly and severally) shall reimburse the Administrative Agent for any floorplan audits if an out-of-trust situation or Event of Default has occurred, and the Borrowers shall continue to reimburse the Administrative Agent for such floorplan audits until such time as (i) consecutive floorplan audits demonstrate no out-of-trust situation and (ii) no Event of Default has occurred and is continuing.
(f)    Delivery of Audit Results. Within thirty (30) days after the end of each calendar month of the Company, the New Vehicle Floorplan Swing Line Lender shall deliver to the Administrative Agent a summary of the audit results of each of the New Vehicle Borrowers performed by the New Vehicle Floorplan Swing Line Lender during the calendar month just ended, setting forth therein a spread sheet reflecting, for each New Vehicle Borrower, a summary of the results of each floorplan audit during the calendar month. The Administrative Agent shall promptly deliver a copy of such report to each Lender.
6.13    Location of Vehicles. Keep the Vehicles only at the locations set forth on Schedule 5.18, as such schedule may be revised from time to time as set forth in the Compliance Certificate delivered pursuant to Section 6.02(a), except that Vehicles may, in the ordinary course of business, be (a) in transit between locations, (b) in transit for “dealer trades”, (c) being test driven by potential customers or (d) being repaired at a collision repair center, and in each such instance described in clauses (a) – (d), the Company shall maintain records with the location of the Vehicle and, where applicable, the name of, and such other relevant information as is standard in the industry with respect to, the dealer involved in such a dealer trade (or the customer test driving such Vehicle), and shall provide any such records to the Administrative Agent promptly upon the Administrative Agent’s request therefor.
6.14    Additional Subsidiaries. As soon as practicable (but in any event within ten (10) days in the case of any Restricted Subsidiary that owns or operates a dealership, and thirty (30)

days in the case of any other Restricted Subsidiary (or, in either such case, such longer period as the Administrative Agent may agree in its sole discretion) after the acquisition, creation or designation of any Restricted Subsidiary (or the date a Subsidiary otherwise qualifies as a Restricted Subsidiary), cause to be delivered to the Administrative Agent each of the following:
(c)    a Joinder Agreement duly executed by such Restricted Subsidiary with all schedules and information thereto appropriately completed with respect to such Restricted Subsidiary (i) becoming a “Used Vehicle Borrower” and a “Subsidiary Guarantor”, if such Restricted Subsidiary owns or operates a dealership, (ii) becoming a “New Vehicle Borrower” and a “Subsidiary Guarantor”, if such Restricted Subsidiary is a Specified Subsidiary, and (iii) becoming a “Subsidiary Guarantor”, if such Restricted Subsidiary does not own or operate a dealership;
(d)    a Joinder Agreement (or an amendment to a Joinder Agreement or a supplement to the Pledge Agreement or Escrow and Security Agreement, as applicable) by the direct owner of the Equity Interests in such Restricted Subsidiary, which Joinder Agreement (or amendment or supplement) effects the pledge of the Equity Interests of such Restricted Subsidiary pursuant to the Pledge Agreement or the escrow of the Equity Interests of such Restricted Subsidiary pursuant to the Escrow and Security Agreement, as the case may be;
(e)    UCC financing statements naming such Subsidiary as “Debtor” and naming the Revolving Administrative Agent for the benefit of the Secured Parties as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and its counsel to be filed in all UCC filing offices in which filing is necessary or advisable to perfect in favor of the Revolving Administrative Agent for the benefit of the Secured Parties the Liens on the Collateral conferred under such Joinder Agreement and other Security Instruments to the extent such Lien may be perfected by UCC filings;
(f)    unless the Administrative Agent expressly waives such requirement in accordance with Section 10.01, in the case of any single Acquisition or any related series of Acquisitions with an aggregate Cost of Acquisition in excess of the lesser of (i) $50,000,000 and (ii) an amount that results in an increase or decrease in the aggregate of the Revolving Borrowing Base or the Used Vehicle Floorplan Borrowing Base of more than ten percent (10%), an opinion or opinions of counsel to such Restricted Subsidiary dated as of the date of delivery of such Joinder Agreements (and other Loan Documents) provided for in this Section 6.14 and addressed to the Administrative Agent, in form and substance acceptable to the Administrative Agent;
(g)    the documents described in Sections 4.01(a)(iii), (iv), (vii), (xiii), (xiv) and (xxiv) with respect to such Restricted Subsidiary;
(h)    evidence satisfactory to the Administrative Agent that all taxes, filing fees, recording fees related to the perfection of the Liens securing the Obligations have been paid and all reasonable costs and expenses of the Administrative Agent in connection therewith have been paid.
In addition, such Subsidiary shall use commercially reasonable efforts to deliver promptly to the Administrative Agent a Landlord Waiver with respect to any real property leased by such

Subsidiary, which Landlord Waiver is duly executed by the applicable landlord and in form and substance reasonably satisfactory to the Administrative Agent.
Notwithstanding anything in this Section 6.14 to the contrary, each of the parties hereto, by executing this Agreement, hereby reaffirms that certain Consent Letter dated as of July 18, 2013 related to Asbury Atlanta Hund L.L.C., Asbury Atlanta K L.L.C. and Asbury Atlanta Toy L.L.C. and agrees that such Subsidiaries shall be required to deliver the documents described in this Section 6.14 in accordance with the terms of, and at the times described in, such Consent Letter.
6.15    Further Assurances. Execute, acknowledge, deliver, and record or file such further instruments, including, without limitation, further security agreements, financing statements, and continuation statements, and do such further acts as may be reasonably necessary, desirable, or proper to carry out more effectively the purposes of this Agreement, including, without limitation, (i) causing any additions, substitutions, replacements, or equipment related to the Vehicles financed hereunder to be covered by and subject to the Liens created in the Loan Documents to which any Vehicle Borrower is a party; and (ii) with respect to any Vehicles which are, or are required to be, subject to Liens under the Loan Documents, execute, acknowledge, endorse, deliver, procure, and record or file any document or instrument, including, without limitation, any financing statement or, if an Event of Default has occurred and is continuing, any Vehicle Title Documentation, deemed advisable by the Administrative Agent or the New Vehicle Floorplan Swing Line Lender to protect the Liens granted in this Agreement or the Loan Documents against the rights or interests of third Persons, and the Company will pay all reasonable costs connected with any of the foregoing.
6.16    Landlord Waivers. With respect to any real property leased by the Company or any Loan Party, the Company and each Loan Party shall deliver to the Administrative Agent Landlord Waivers duly executed by the applicable landlord in form and substance reasonably satisfactory to the Administrative Agent and in sufficient quantity so that the Administrative Agent shall have satisfactory access to Collateral located in at least seventy percent (70%) of the aggregate owned and leased dealer locations of the Company and its Subsidiaries; provided that if the addition of a Subsidiary as contemplated by Section 6.14 causes the Company and each Loan Party to cease to satisfy the seventy percent (70%) requirement described above, the Company and each Loan Party shall, within ninety (90) days from the addition of such Subsidiary, deliver additional Landlord Waivers necessary to satisfy the seventy percent (70%) requirement.
6.17    Rental Vehicles. With respect to any Vehicle used by the Company or any Subsidiary as a Rental Vehicle, the Company or such Subsidiary shall designate such Vehicle as a Rental Vehicle in its books and records.
ARTICLE VII.     NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:
7.01    Indebtedness. Incur, create, assume or suffer to exist any Indebtedness, except:

(q)    the Obligations under this Agreement and the other Loan Documents;
(r)    Indebtedness of the Company or any Subsidiary existing at the Closing Date which is reflected in Schedule 7.01(b) hereto;
(s)    Indebtedness created under leases which, in accordance with GAAP, have been recorded and/or should have been recorded on the books of the applicable Borrower as capital leases; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $15,000,000;
(t)    unsecured Subordinated Indebtedness;
(u)    accounts payable (for the deferred purchase price of property or services) which are from time to time incurred in the ordinary course of business and which are not in excess of ninety (90) days past the invoice or billing date;
(v)    Permitted Real Estate Debt and Guarantees by the Company or any Subsidiary that is a Loan Party;
(w)    Indebtedness (other than floorplan Indebtedness) of any Subsidiary of the Company in existence (but not incurred or created in connection with an acquisition) on the date on which such Subsidiary is acquired by any Loan Party pursuant to a Permitted Acquisition, provided (i) neither the Company nor any of its other Subsidiaries has any obligation with respect to such Indebtedness, (ii) none of the properties of the Company or any of its other Subsidiaries is bound with respect to such Indebtedness, and (iii) the Company is in full compliance with Section 7.11 hereof before and after such acquisition;
(x)    Indebtedness (other than floorplan Indebtedness) secured by Liens upon any property hereafter acquired by the Company or any of its Subsidiaries which Indebtedness is in existence on the date of a Permitted Acquisition (but not incurred or created in connection with such acquisition) at a time when the Company is in full compliance with Section 7.11 hereof before and after such Permitted Acquisition, which Indebtedness is assumed by such Person simultaneously with such acquisition, which Liens extend only to such property so acquired (and not to any after-acquired property) and with respect to which Indebtedness neither the Company nor any of its Subsidiaries (other than the acquiring Person) has any obligation;
(y)    contingent obligations (including Guarantees) of any Indebtedness permitted hereunder;
(z)    Indebtedness in respect of obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks or managing costs associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation; and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
(aa)    Indebtedness that renews, refinances, refunds or extends any existing Indebtedness (other than Permitted FMCC Floorplan Indebtedness or Permitted Service Loaner Indebtedness) of any Loan Party, so long as (A) such renewal, refinancing, refunding or extension does not in any material respect increase the principal amount thereof or expand or add any property subject to any Lien (unless otherwise permitted under this Agreement), (B) if the Indebtedness being refinanced is Subordinated Indebtedness, then such refinancing Indebtedness must also be Subordinated Indebtedness, (C) such refinancing does not have a maturity prior to the Maturity Date and (D) without limitation of any other provision herein (including Section 7.16), such refinancing does not contain any provision (1) requiring the Company or any Subsidiary to repurchase, redeem, prepay or defease such Indebtedness prior to the Maturity Date, (2) granting the holders thereof the right to require the Company or any Subsidiary to repurchase, redeem, prepay or defease such Indebtedness prior to the Maturity Date (other than, in the case of clauses (D)(1) and (2), reasonable and customary prepayment, redemption, repurchase or defeasance obligations in connection with (x) sales of assets (so long as the terms relating thereto are not materially less favorable to the Loan Parties than the comparable terms governing the Indebtedness being refinanced, refunded or extended), (y) a change in control and (z) the exercise of remedies in connection with the occurrence of an event of default) or (3) requiring the conversion of such Indebtedness into Equity Interests of the Company or any Subsidiary prior to the Maturity Date;
(bb)    Indebtedness of any Loan Party secured by Liens upon property (other than Inventory, property acquired using purchase-money Indebtedness with respect to that property provided by Lenders pursuant to this Agreement, or any property included in the Revolving Borrowing Base) which Liens extend only to such property, with respect to which Indebtedness none of the Subsidiaries other than the owner of such encumbered asset has any obligation, provided the aggregate amount of all such Indebtedness is less than $25,000,000 outstanding at any one time;
(cc)    unsecured Indebtedness of the Company in an aggregate amount not to exceed $30,000,000 outstanding at any time; provided that not more than $15,000,000 of such aggregate amount may be cross-guaranteed by Subsidiaries of the Company;
(dd)    Indebtedness consisting of Guarantees by the Company or any of its Subsidiaries in favor of any Person of retail installment contracts or other retail payment obligations in respect of Vehicles sold to a customer; provided that the sum of (A) the aggregate face amount of such guaranteed retail installment contracts and other retail payment obligations described in this Section 7.01(n), plus (B) the aggregate amount of Investments (on a gross basis excluding any reserves) permitted under Section 7.05(j) shall not exceed $25,000,000 at any time;
(ee)    Obligations in respect of surety or other bonds or similar instruments entered into in the ordinary course of business; provided that, the aggregate amount of such Indebtedness shall not exceed $10,000,000 at any time;
(ff)    Unsecured Indebtedness owed by any Subsidiary Guarantor to the Company or to another Subsidiary Guarantor;

(gg)    Indebtedness of any Borrower created under a Qualified Service Loaner Program; and
(hh)    Permitted FMCC Floorplan Indebtedness.
7.02    Liens. Incur, create, assume or permit to exist any Lien on any of its property or assets, whether owned at the date hereof or hereafter acquired, except:
(s)    Liens securing payment of the Obligations;
(t)    Liens of the lessor on the property leased pursuant to a lease permitted by Section 7.01(c);
(u)    Liens on property (other than the Collateral or property included in the Revolving Borrowing Base), which Liens secure Indebtedness permitted by Section 7.01(l);
(v)    Liens on real property, fixtures, related real property rights and related contracts, and proceeds of the foregoing (including, without limitation, insurance proceeds in respect of the foregoing) owned by such Loan Party (in each case, other than property included in the Revolving Borrowing Base), securing Permitted Real Estate Debt
(w)    extensions, renewals and replacements of Liens referred to in Section 7.02(a), (b), (c), (d), and (g), provided, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien being extended, renewed or replaced and that the Indebtedness secured by any such extension, renewal or replacement lien shall be in an amount not greater than (i) the amount of the Indebtedness secured by the original Lien extended, renewed or replaced, plus (ii) any closing fees, prepayment premiums and reasonable closing costs related to such extension, renewal or replacement;
(x)    Liens (including, without limitation, certain rights of set-off and title retention agreements) in favor of a Manufacturer securing amounts owing in connection with Inventory purchased from such Manufacturer, so long as such Liens do not secure Indebtedness, other than (i) Indebtedness of the type described in clause (e) of the definition of “Indebtedness” (and which Indebtedness does not satisfy the requirements of clause (a), (b), (c), (d), (f), (g) or (h) of such definition) and (ii) Guarantees of Indebtedness described in clause (i) above;
(y)    Liens on property (other than Inventory, property acquired using purchase-money Indebtedness with respect to that property provided by Lenders pursuant to this Agreement, or any property included in the Revolving Borrowing Base) related to other Indebtedness permitted under Section 7.01(g), or (h);
(z)    Liens on property (including real property) other than the Collateral or property included in the Revolving Borrowing Base), which Liens secure Swap Contracts permitted under Section 7.01(j);

(aa)    Liens securing Permitted Service Loaner Indebtedness (which Liens extend only to Rental Vehicles financed by such Permitted Service Loaner Indebtedness and proceeds of such Vehicles);
(bb)    Liens securing Permitted FMCC Floorplan Indebtedness permitted by Section 7.01(r);
(cc)    Liens for Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings diligently conducted, and as to which reserves or other appropriate provisions as may be required by GAAP are being maintained;
(dd)    carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s and other like statutory or contractual Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings, diligently conducted, and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;
(ee)    pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
(ff)    deposits to secure the performance of bids, trade contracts, statutory obligations, and other obligations of a like nature incurred in the ordinary course of business;
(gg)    zoning, easements and other restrictions on the use of real property that do not, in the aggregate, materially impair the use of such property;
(hh)    Liens in existence on the date hereof and listed on Schedule 7.02; and
(ii)    purchase options and rights of first refusal in favor of a Manufacturer arising under a Framework Agreement or a Franchise Agreement or the documents executed and delivered in connection therewith.
7.03    Consolidations and Mergers. Merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:
(f)    any of its Subsidiaries may merge with the Company, provided that the Company shall be the continuing or surviving Person, or with any one or more such Subsidiaries, provided that (i) if any such transaction shall be between Subsidiaries, one of which is a wholly-owned Subsidiary and one of which is not a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, and (ii) in any such transaction between any Subsidiary that is a Subsidiary Guarantor and an entity that is not the Company or a Subsidiary Guarantor, the surviving entity shall be a Subsidiary Guarantor;

(g)    any Subsidiary of the Company may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or a wholly-owned Subsidiary that is a Subsidiary Guarantor;
(h)    any Subsidiary of the Company or the Company may merge or consolidate with another Person (that is not the Company or any of its Subsidiaries) if (x) the Company or such Subsidiary involved in the merger or the consolidation is the surviving Person and (y) immediately prior to and after giving effect to such merger or consolidation, there exists no Event of Default; and
(i)    as permitted by Section 7.04(b) and (e).
7.04    Disposition of Assets. Permit any Disposition (whether in one or a series of transactions) of any property or assets (including Accounts, notes receivable, and/or chattel paper, with or without recourse) or enter into any agreement so to do, except:
(a)    Dispositions of Vehicles and other inventory in the ordinary course of business;
(b)    Dispositions of assets, properties or businesses (including Subsidiaries and Franchises) by the Company or any of its Subsidiaries, transferred or otherwise disposed of in the ordinary course of business, including Disposition of assets, including Franchises, the Disposition of which the Company determines to be in its best interest; provided that (A) no Event of Default will result from such Disposition, (B) the Company shall be in compliance with Section 7.11, (C) the Total Revolving Outstandings shall not exceed the lesser of the pro forma Revolving Borrowing Base or the Aggregate Revolving Commitments, (D) the Total Used Vehicle Floorplan Outstandings shall not exceed the lesser of the pro forma Used Vehicle Floorplan Borrowing Base or the Aggregate Used Vehicle Floorplan Commitments and (E) the Total New Vehicle Floorplan Outstandings shall not exceed the Aggregate New Vehicle Floorplan Commitments, in each case, after giving effect to such Disposition.
(c)    Dispositions of equipment and other property which is obsolete, worn out or no longer used in or useful to such Person’s business, all in the ordinary course of business;
(d)    Dispositions occurring as the result of a casualty event, condemnation or expropriation;
(e)    Dispositions in any year of other property, assets (including capital stock of its Subsidiaries and Affiliates) or businesses of the Company not otherwise permitted by clauses (a) through (d) of this Section 7.04; provided that the Net Cash Proceeds (excluding income taxes reasonably estimated to be actually payable within two years of the date of such Disposition as a result of any gain recognized in connection therewith) realized from such Disposition in any applicable year in excess of ten percent (10%) of the tangible assets of the Company as of the beginning of such year are either reinvested within one (1) year in similar assets or used to repay the Obligations (without any permanent reduction of the Commitments);

(f)    Dispositions pursuant to Qualified Sale/Leaseback Transactions so long as no Event of Default exists under Section 8.01(b) or (e);
(g)    Dispositions of chattel paper, Accounts arising from the wholesale of parts and accessories, and retail sales contracts, in each case in arms-length transactions for fair value in the ordinary course of business;
(h)    As permitted in Section 7.03; and
(i)    Dispositions of assets (i) by the Company to any Subsidiary Guarantor or (ii) by any Subsidiary to the Company or any Subsidiary Guarantor;
provided, that in the case of a Disposition pursuant to clause (b), (d), (e) or (f), (i) if the aggregate expected Disposition Proceeds of such Disposition are greater than $25,000,000, the Company shall have given notice to the Administrative Agent stating the proposed date of such Disposition and the expected amount of Disposition Proceeds, and (ii) if the aggregate expected Disposition Proceeds of such Disposition are greater than $50,000,000, or after giving pro forma effect to such Disposition either the Revolving Borrowing Base or the Used Vehicle Floorplan Borrowing Base is decreased by more than ten percent (10%), (y) the Company shall have furnished to the Administrative Agent pro forma historical financial statements as of the end of the most recently completed fiscal year of the Company and most recent interim fiscal quarter, if applicable, giving effect to such Disposition and all other Dispositions consummated since such fiscal year end, and (z) the Company and its Subsidiaries shall be in Pro Forma Compliance after giving effect to such Disposition, as evidenced by a Pro Forma Compliance Certificate delivered simultaneously with such pro forma historical financial statements. Notwithstanding the delivery of any evidence of Pro Forma Compliance (including any Pro Forma Revolving Borrowing Base Certificate or Pro Forma Used Vehicle Floorplan Borrowing Base Certificate), the Revolving Borrowing Base or Used Vehicle Borrowing Base (as applicable) shall not change as a result of such Disposition until such Disposition actually occurs, and the Company and its Subsidiaries shall promptly notify the Administrative Agent when such Disposition occurs or if the date of such Disposition or amount of such Disposition Proceeds has changed or is expected to change.
7.05    Investments. Make or permit to exist any Investment in any Person, except for:
(a)    Permitted Acquisitions;
(b)    extensions of credit in the nature of Accounts or notes receivable and/or chattel paper arising from the sale of goods and services in the ordinary course of business;
(c)    shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business;
(d)    Investments in securities maturing within two (2) years and issued or fully guaranteed or insured by the United States of America or any state or agency thereof;

(e)    Investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and P-1 from Moody’s;
(f)    Investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the Laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000, or any Lender;
(g)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (d) above and entered into with a financial institution satisfying the criteria described in clause (f) above;
(h)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated or invest solely in the assets described in clauses (e) through (g) above and (iii) have portfolio assets of at least $5,000,000,000; and
(i)    Investments permitted by the Administrative Agent in an aggregate amount of not more than $30,000,000 during the term of the Agreement;
(j)    Investments in seller-financed notes and retail sales contracts in connection with Vehicles; provided that the sum of (i) such Investments described in this Section 7.05(j) (on a gross basis excluding any reserves), plus (ii) the aggregate face amount of Indebtedness permitted under Section 7.01(n) shall not exceed $25,000,000 at any time;
(k)    Investments in (including loans to) the Company or wholly-owned Subsidiaries that are Subsidiary Guarantors;
(l)    Investments in (including loans to) Subsidiaries that are not Subsidiary Guarantors in an aggregate amount of not more than $15,000,000 during the term of this Agreement; and
(m)    other Investments in an aggregate amount of not more than $30,000,000 during the term of this Agreement.
7.06    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to any transaction between or among the Company or any Subsidiary Guarantor and any other Subsidiary Guarantor or Subsidiary Guarantors.
7.07    Other Agreements. Enter into any agreement containing any provision which would be violated or breached by the Company’s or such Subsidiary’s performance of its Obligations hereunder or under any Loan Document delivered or to be delivered by the Loan Parties hereunder or in connection herewith, except for any such agreement the violation or breach of which would not reasonably be expected to have a Material Adverse Effect.
7.08    Fiscal Year; Accounting. (a) Change its fiscal year or (b) change its method of accounting (other than, in the case of clause (b), immaterial changes and methods and changes authorized or required by GAAP or permitted by Section 1.03(b)).
7.09    Pension Plans. Permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan, or engage in, or permit to exist or occur any other condition, event or transaction with respect to any Pension Plan which could be expected to have Material Adverse Effect.
7.10    Restricted Payments and Distributions.
(k)    Restricted Payments. Declare or make any Restricted Payment, except that the Company or any Subsidiary of the Company may pay dividends to the Company (directly or indirectly) or to another Subsidiary Guarantor that is a wholly-owned Subsidiary of the Company at any time, and may also make the following Restricted Payments, provided that, (x) immediately after giving effect to the declaration of any dividend, and the payment of any Restricted Payment, there exists no Default under Section 8.01(a) or (f) or Section 8.03(a) or (g) and no Event of Default, and (y) after giving pro forma effect to the declaration of any dividend and the payment of any Restricted Payment made pursuant to clause (i), (ii) or (v) below, the Company is in compliance with the covenants contained in Section 7.11 on a pro forma basis for the immediately preceding four (4) quarters:
(i)    the Company may declare and pay cash dividends on its capital stock and may purchase shares of its capital stock; provided that, at the time of any such cash dividend payment or share purchase (and after giving effect to such cash dividend payment or share purchase), the aggregate amount payable or paid in respect of all cash dividends by the Company or shares purchased by the Company (other than shares purchased pursuant to clause (ii) below) on and after the Closing Date shall not exceed the sum of (x) $85,000,000 plus (or minus if negative) (y) one-half (1/2) of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on July 1, 2013 up to the end of the Company’s most recent fiscal quarter for which internal financial statements have been delivered to the Administrative Agent plus (z) 100% of the aggregate net cash proceeds received by the Company after July 1, 2013 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company or from the issue or sale of convertible or exchangeable preferred stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests, preferred stock or debt securities sold to a Subsidiary of the Company and other than any contribution by a Subsidiary);
(ii)    the Company and its Subsidiaries may repurchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any such Subsidiaries in an aggregate amount not to exceed $10,000,000 in any fiscal year;

(iii)    the Company may declare and pay stock dividends directly or indirectly;
(iv)    the Company may repurchase Equity Interests deemed to occur upon the exercise of stock options if those Equity Interests represent all or a portion of the exercise price of those options;
(v)    the Company may repurchase fractional shares arising out of stock dividends, splits or combinations or business combinations; and
(vi)    the Company may pay any dividend or distribution on, or redemption of, Equity Interests pursuant to clause (i), within 60 days after the date of declaration or notice thereof, if at the date of declaration or the giving of notice the payment would have complied with the provisions of this Agreement.
(l)    Distributions. Distribute any funds from any depository account of the Company or a Vehicle Borrower to any Vehicle Borrower with respect to which any Event of Default under Section 8.01(e) exists, except to the extent necessary to cure such Event of Default.
7.11    Financial Covenants.
(g)    Consolidated Current Ratio. Permit the Consolidated Current Ratio, as of the end of any fiscal quarter, to be less than 1.15 to 1.00.
(h)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, as of the end of any fiscal quarter, to be less than 1.20 to 1.00.
(i)    Consolidated Total Lease Adjusted Leverage Ratio. Permit the Consolidated Total Lease Adjusted Leverage Ratio to be more than 5.50 to 1.00.
7.12    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.
7.13    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.14    Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that
(c)    limits the ability (i) of any Subsidiary to pay dividends to any Loan Party or to otherwise transfer property to any Loan Party, (ii) of any Subsidiary to Guarantee the Indebtedness of the Company or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Administrative Agent for the benefit of the Secured Parties; provided, however, that (W) clause (i) shall not prohibit any Subsidiary Guarantor from complying with minimum capitalization, working capital, net worth or financial ratios imposed by or pursuant to any Franchise Agreement or Framework Agreement, (X) clauses (i) and (iii) shall not prohibit any negative pledge or restriction on transfer incurred or provided in favor of any holder of secured Indebtedness permitted hereunder (including Permitted Floorplan Indebtedness and Permitted Real Estate Debt) solely to the extent any such negative pledge or restriction on transfer relates to the property financed by or securing such Indebtedness, (Y) clauses (i) and (iii) shall not prohibit customary restrictions on assignments, subletting or other transfers contained in the documents governing Permitted Sale/Leaseback Transactions or in other leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property subject to such Qualified Sale/Leaseback Transaction, lease, license or other agreement) and (Z) clause (i), (ii) and (iii) shall not prohibit provisions contained in the Indentures on the date hereof or provisions contained in any document governing any permitted refinancing of any Indenture that are no more restrictive on the Borrower or any Subsidiary than those contained in the Indentures on the date hereof; or
(d)    requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations.
7.15    Amendments of Certain Indebtedness. Amend, modify or change in any manner, any term or condition of any Subordinated Indenture Indebtedness or any refinancing of any Subordinated Indenture Indebtedness so that the terms and conditions thereof are less favorable in all material respects to the Administrative Agent, the Lenders and the L/C Issuers than the terms and conditions of the relevant Subordinated Indenture Indebtedness as of the later of the Closing Date or the date of incurrence thereof; provided that the Company may enter into supplements to the Indentures (as required by the terms of the Indentures) if the sole effect of such supplements is to add additional guarantors of the Subordinated Indenture Indebtedness.
7.16    Prepayments, etc. of Certain Indebtedness. Prepay, redeem, purchase, defease, settle in cash or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, other than Obligations under the Loan Documents and prepayments of Indebtedness made in order to effect a permitted refinancing of such Indebtedness, (each such prepayment, redemption, purchase, defeasement, settlement or satisfaction referred to as an “Indebtedness Prepayment”), except that the Company may make Indebtedness Prepayments so long as (i) (A) both immediately prior to any such Indebtedness Prepayment and after giving effect to such Indebtedness Prepayment no Default or Event of Default shall exist and (B) the aggregate amount of such Indebtedness Prepayments does not exceed $50,000,000 during any fiscal year or (ii) both immediately prior to any such Indebtedness Prepayment and after giving effect to such Indebtedness Prepayment: (X) no Default or Event of Default shall exist, (Y) the Company and its Subsidiaries shall be in Pro Forma Compliance, and (Z) the Pro Forma Prepayment Test Amount is equal to or greater than $150,000,000 on a pro forma basis for the fiscal quarter during which such Indebtedness Prepayment is made and each of the next three fiscal quarters (as evidenced, in the case of clauses (Y) and (Z), by a Pro Forma Compliance Certificate and a Prepayment Test Amount Certificate submitted not less than 5 Business Days and not more than 90 days prior to the date of any such Indebtedness Prepayment), in which case, such Indebtedness Prepayments pursuant to this clause (ii) may be made in an amount of up to the difference (if a positive number) between such Prepayment

Test Amount (as measured prior to giving effect to such Indebtedness Prepayment) and $150,000,000.
7.17    Excluded Collateral. Grant to any Person any Lien on any Excluded Property unless the Administrative Agent (for the benefit of the Secured Parties) has a Lien on such property, other than Liens on assets of a Franchise (or stock of the Subsidiary that owns such Franchise) granted to the respective franchisor; provided that nothing contained herein shall limit the generality of Section 7.02.
7.18    Perfection of Deposit Accounts. Permit any Person (other than the Administrative Agent (on behalf of the Secured Parties) to obtain any deposit account control agreement (or otherwise perfect any Lien) any deposit account of the Company or any of its Subsidiaries.
7.19    Acquisitions. Consummate any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the material line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Company and its Subsidiaries, or substantially related or incidental thereto, (ii) no Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition, (iii) if the aggregate Cost of Acquisition (exclusive of the value of the Equity Interests of the Company to be transferred in connection with such Acquisition) of all Acquisitions (including such Acquisition) occurring after the Closing Date is in excess of $200,000,000, the Required Lenders shall have consented to such Acquisition, (iv) if the aggregate Cost of Acquisition of such Acquisition is greater than $25,000,000, the Company shall have given thirty (30) day notice to the Administrative Agent stating the proposed date of such Acquisition and the expected Cost of Acquisition, (v) if the aggregate Cost of Acquisition of such Acquisition is greater than $65,000,000, (y) the Company shall have furnished to the Administrative Agent pro forma historical financial statements as of the end of the most recently completed fiscal year of the Company and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and all other Acquisitions consummated since such fiscal year end, and (z) the Company and its Subsidiaries shall be in Pro Forma Compliance after giving effect to such Acquisition, as evidenced by a Pro Forma Compliance Certificate delivered simultaneously with such pro forma historical financial statements, (vi) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Company or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Company or a wholly-owned Subsidiary), and (vii) if, after the consummation of such Acquisition, the Person acquired is a Restricted Subsidiary, the Company or any applicable Subsidiary shall have complied with the provisions of Section 6.14. Notwithstanding the delivery of any evidence of Pro Forma Compliance (including any Pro Forma Revolving Borrowing Base Certificate or Pro Forma Used Vehicle Floorplan Borrowing Base Certificate), the Revolving Borrowing Base or Used Vehicle Borrowing Base (as applicable) shall not change as a result of such Acquisition until such Acquisition actually occurs, and the Company and its Subsidiaries shall promptly notify the Administrative Agent when such Acquisition occurs or if the date of such Acquisition or the amount of such Cost of Acquisition has changed or is expected to change.

7.20    Issuance of Stock Options. While any Event of Default has occurred and is continuing, enter into, or amend, any agreement that would require the Company or any Subsidiary to issue any stock options at any time, including upon the occurrence of any contingency; provided that this Section shall not prohibit an employment agreement in the ordinary course of business that would have the effect of subjecting an employee to a stock option plan applicable to other comparable employees, which plan is in existence on the Closing Date.
7.21    Amendments of Organizational Documents. Amend its Organizational Documents in a manner that could reasonably be expect to (a) impair the enforceability of any Loan Document in any material respect or the perfection or priority of any Lien created thereunder, (b) impair in any material respect its ability to perform its obligations under the Loan Documents or (c) otherwise have a Material Adverse Effect.
7.22    Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, or otherwise) of Sanctions.
ARTICLE VIII.     EVENTS OF DEFAULT AND REMEDIES
8.01    Revolving/Used Vehicle Events of Default. Any of the following shall constitute a Revolving/Used Vehicle Event of Default (each a “Revolving/Used Vehicle Event of Default”):
(jj)    Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Used Vehicle Floorplan Loan or Revolving Loan or any L/C Obligation (except for any payment necessary to cure an Out of Balance condition (as to which reference is made to clause (m) below)), or (ii) within five (5) days after the same becomes due, any interest on any Used Vehicle Floorplan Loan or Revolving Loan or any L/C Obligation, or any fee due hereunder with respect to the Used Vehicle Floorplan Facility or the Revolving Credit Facility, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document with respect to either the Used Vehicle Floorplan Facility or the Revolving Credit Facility; or
(kk)    Specific Covenants. The Company or any other Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02(a), (b), (c) or (d), 6.03, 6.05 (as it relates to maintenance of existence), 6.10, 6.11, 6.12, 6.14 or Article VII; or
(ll)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the giving of written notice to such Loan Party specifying the alleged default; or

(mm)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(nn)    Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or
(oo)    Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(pp)    Inability to Pay Debts; Attachment. (i) The Company or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(qq)    Judgments. There shall be entered against the Company or any of its Subsidiaries (i) one or more judgments or decrees in excess of the Threshold Amount in the aggregate at any one time outstanding for the Company and all its Subsidiaries or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which such judgment is not satisfied and a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect, excluding (in the case of clause (i)) those judgments or decrees for which and to the extent that the Company or any such Subsidiary is insured and with respect to which the insurer has not contested or denied responsibility in writing (subject to usual deductibles); or
(rr)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan, Multiemployer Plan or Multiple Employer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan, Multiple Employer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(ss)    Invalidity of Loan Documents. (i) Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or (ii) any Security Instrument shall for any reason (other than pursuant to the terms thereof or as a result of the failure of the Administrative Agent or the Lenders to file UCC financing statements or UCC continuation statements) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected security interest with the priority provided therefor in such Security Instrument subject only to those Liens permitted by Section 7.01;
(tt)    Change of Control. There occurs any Change of Control; or
(uu)    Franchise Agreements and Framework Agreements. (i) Any Franchise Agreement or Framework Agreement is terminated or suspended or expires and a replacement for such Franchise Agreement or Framework Agreement is not entered into within 30 days of such termination, suspension or expiration, (ii) there occurs a default by any Person in the performance or observance of any term of any Franchise Agreement or Framework Agreement which is not cured within any applicable cure period therein, or (iii) there occurs any change in any Franchise Agreement or Framework Agreement, except in each case referred to in clauses (i), (ii) and (iii) to the extent such termination, suspension, expiration, default or change (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect; provided that, in the event a Franchise Agreement expires in accordance with its terms, if and for so long as the respective dealership Subsidiary and manufacturer or distributor are negotiating in good faith to renew such Franchise Agreement, and the respective manufacturer or distributor has not taken (and is not reasonably expected to take) any action to terminate such Franchise Agreement, such expiration shall not by itself be considered a Revolving/Used Vehicle Event of Default under this Section 8.01(l);

(vv)    Out of Balance. An audit performed by the Administrative Agent or New Vehicle Floorplan Swing Line Lender pursuant to the provisions of Section 6.10 reveals that any Vehicle of any Borrower securing the Obligations has been Out of Balance, and such Out of Balance condition either (i) (individually or in the aggregate) has had or could reasonably be expected to have a Material Adverse Effect or (ii) continues for thirty (30) days following notice from the Administrative Agent to the Company thereof; or
(ww)    New Vehicle Event of Default. A New Vehicle Event of Default shall occur and be continuing.
8.02    Remedies Upon Revolving/Used Vehicle Event of Default.
(j)    If any Revolving/Used Vehicle Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(vii)    declare the commitment of each Revolving Lender to make Revolving Loans and any obligation of any L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(viii)    declare the commitment of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(ix)    declare the unpaid principal amount of all outstanding Revolving Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document with respect to the Revolving Credit Facility to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;
(x)    declare the unpaid principal amount of all outstanding Used Vehicle Floorplan Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document with respect to the Used Vehicle Floorplan Facility to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;
(xi)    require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof);
(xii)    exercise on behalf of itself, the Revolving Lenders and the L/C Issuers all rights and remedies available to it, the Revolving Lenders and the L/C Issuers under the Loan Documents;
(xiii)    exercise on behalf of itself and the Used Vehicle Floorplan Lenders all rights and remedies available to it and the Used Vehicle Floorplan Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Revolving Lender and each Used Vehicle Floorplan Lender to make Revolving Loans and Used Vehicle Floorplan Loans, as applicable, and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate and the unpaid principal amount of all outstanding Revolving Loans and Used Vehicle Floorplan Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent, any Revolving Lender or any Used Vehicle Floorplan Lender.
(k)    Notwithstanding the above, with respect to a Revolving/Used Vehicle Event of Default described in Section 8.01(n), if such is caused solely by the occurrence of a single Event of Default occurring under Section 8.03(a), (g), (h), or (l) and affects only one New Vehicle Borrower and no other Event of Default has occurred and is continuing, the Administrative Agent shall not be entitled to accelerate the Revolving Credit Facility or the Used Vehicle Floorplan Facility for a period of thirty (30) days from the date of such Revolving/Used Vehicle Event of Default.
(l)    In addition to the foregoing, if any Revolving/Used Vehicle Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders take any or all of the following actions:
(i)    foreclose upon, take possession of, or otherwise exercise any remedies available to it under any Security Instrument with respect to, any of the Collateral, or
(ii)    take any action to perfect or preserve the rights of the Administrative Agent with respect to any Collateral, including filing any appropriate claim or document with respect to any Collateral in any proceeding under any Debtor Relief Law.
8.03    New Vehicle Events of Default. Any of the following shall constitute a New Vehicle Event of Default in respect of any one or more New Vehicle Borrowers (each, a “New Vehicle Event of Default”):
(j)    Non-Payment. (i) Any Borrower or any other Loan Party fails to pay (A) when and as required to be paid herein, any amount of principal of any New Vehicle Floorplan Loan or any New Vehicle Floorplan Overdraft (except for any payment necessary to cure an Out of Balance condition (as to which reference is made to clause (ii) below)), or (B) within five (5) days after the same becomes due, any interest on any New Vehicle Floorplan Loan, or any fee due hereunder with respect to the New Vehicle Floorplan Facility, or (C) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document with respect to the New Vehicle Floorplan Facility, or (ii) the Company shall fail to cure any Out of Balance condition, which condition shall remain unremedied for a period of four (4) Business Days following notice thereof by the Administrative Agent or New Vehicle Floorplan Swing Line Lender to the Company; or
(k)    Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in Section 7.11.

(l)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the giving of written notice to such Loan Party specifying the alleged default; or
(m)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(n)    Revolving/Used Vehicle Event of Default. (i) A Revolving/Used Vehicle Event of Default which has not been cured or waived within thirty (30) days of the occurrence of such Revolving/Used Vehicle Event of Default, (ii) repayment of amounts outstanding under the Revolving Credit Facility or the Used Vehicle Floorplan Facility shall be accelerated, or (iii) the Company shall fail to pay any principal, interest or fees due under the Revolving Credit Facility or the Used Vehicle Floorplan Facility within thirty (30) days of the due date; or
(o)    Cross-Default. (i) The Company or any New Vehicle Borrower (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any New Vehicle Borrower is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any New Vehicle Borrower is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such New Vehicle Borrower as a result thereof is greater than the Threshold Amount; or
(p)    Insolvency Proceedings, Etc.
(i)    the Company or any New Vehicle Borrower shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (B) consent to the institution of, or fail to contravene in a timely and appropriate manner to any such proceeding or the filing of any such petition, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Person or for a substantial part of such Person’s property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, or (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due; or
(ii)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Company or any New Vehicle Borrower, or of a substantial part of the property or assets of any such Person, under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for a substantial part of the property of any such Person or (C) the winding-up or liquidation of any such Person; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) days; or
(q)    Inability to Pay Debts; Attachment. (i) The Company or any New Vehicle Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or
(r)    Judgments. There shall be entered against the Company or any of New Vehicle Borrower (i) one or more judgments or decrees in excess of the Threshold Amount in the aggregate at any one time outstanding for the Company and all its Subsidiaries or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect, excluding (in the case of clause (i)) those judgments or decrees for which, and to the extent that, the Company or any such Subsidiary is insured and with respect to which the insurer has not contested or denied in writing (subject to usual deductibles); or
(s)    Franchise Agreements and Framework Agreement. With respect to the Company or any New Vehicle Borrower, (i) any Franchise Agreement or Framework Agreement of the Company or such New Vehicle Borrower is terminated or suspended or expires and a replacement for such Franchise Agreement or Framework Agreement is not entered into within thirty (30) days of such termination, suspension or expiration; or (ii) there occurs a default by any Person in the performance or observance of any term of any Franchise Agreement or Framework Agreement which is not cured within any applicable cure period therein, except in each case referred to in clauses (i) and (ii) to the extent such termination, suspension, expiration, or default (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect; provided that, in the event a Franchise Agreement expires in accordance with its terms, if and for so long as the respective dealership Subsidiary and manufacturer or distributor are negotiating in good faith to renew such Franchise Agreement, and the respective manufacturer or distributor has not taken (and is not reasonably expected to take) any action to terminate such Franchise Agreement, such expiration shall not by itself be considered a New Vehicle Event of Default under this Section 8.03(j); or
(t)    Invalidity of Loan Documents and Collateral. (i) Any Loan Document with respect to the Company or any New Vehicle Borrower, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or (ii) any Security Instrument shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to those Liens permitted by Section 7.02.
8.04    Remedies Upon New Vehicle Event of Default.
(n)    Upon the occurrence and during the continuance of a New Vehicle Event of Default under Section 8.03(a), (b), (c), (d), (f), (g), (h), (i), (j) or (k) with respect to the Company or any New Vehicle Borrower, the Administrative Agent may, and at the direction of the Required Lenders, shall: (i) (A) make no further New Vehicle Floorplan Loans to such New Vehicle Borrower or (in the case of any New Vehicle Event of Default under Section 8.03(g) or (h) with respect to the Company) any New Vehicle Borrower during the continuance of such New Vehicle Event of Default and (B) the Administrative Agent and the New Vehicle Floorplan Swing Line Lender, upon three (3) days prior notice to the Company before the first debit, may initiate automatic debits from all such accounts of the Company or such New Vehicle Borrower in order to pay sums due under any New Vehicle Floorplan Loans of the Company or such New Vehicle Borrower. Notwithstanding the foregoing, the Lenders shall continue to make New Vehicle Floorplan Loans available to the Company and all New Vehicle Borrowers with respect to which no New Vehicle Event of Default has occurred unless otherwise provided in Section 8.04(c) below.
(o)    Upon the occurrence and during the continuance of a New Vehicle Event of Default under Section 8.03(e) above, the Applicable Margin for all New Vehicle Floorplan Loans made to all New Vehicle Borrowers during the thirty (30) day period referred to therein shall increase by two percent (2%), such increase to occur (i) automatically if such New Vehicle Event of Default is the result of a failure on the part of the Borrowers to pay the principal amount of any Revolving Loan or Used Vehicle Floorplan Loan when due, or (ii) upon the request of the Required Lenders in the case of any other such New Vehicle Event of Default.
(p)    Immediately upon the occurrence of a New Vehicle Event of Default under Section 8.03(e) or (f), or thirty (30) days after the occurrence of any New Vehicle Event of Default under Section 8.03(a), (b), (c), (d), (f), (g), (h), (i), (j) or (k) that is continuing, or immediately upon the occurrence of a second, concurrent New Vehicle Event of Default under Section 8.03(a), (b), (c), (d), (f), (g), (h), (i), (j) or (k) (unless otherwise permitted by the New Vehicle Floorplan Swing Line Lender pursuant to Section 2.07), no further New Vehicle Floorplan Loans shall be made to any New Vehicle Borrower and the Administrative Agent may, and at the request of the Required Lenders shall, by written or facsimile notice to the Company, take any of the following actions at the same or different times: (w) declare the commitment of each Lender to make New Vehicle Floorplan

Loans to be terminated, whereupon such commitments and obligation shall be terminated and any such termination shall automatically terminate the New Vehicle Floorplan Swing Line, (x) declare the unpaid principal amount of all outstanding New Vehicle Floorplan Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, (y) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and (ii) the New Vehicle Floorplan Swing Line Lender in its sole discretion may suspend and terminate all Payment Commitments and Payoff Letter Commitments, (iii) to the extent the New Vehicle Floorplan Swing Line Lender determines that such suspension and termination is permitted by the terms of such Payment Commitments and Payoff Letter Commitments) the New Vehicle Floorplan Swing Line Lender shall, at the request of the Required Lenders, suspend and terminate any or all of the Payment Commitments and Payoff Letter Commitments, and (iv) the Administrative Agent shall have all remedies available to it at law or in equity or as contained in any of the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each New Vehicle Lender to make New Vehicle Floorplan Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender; and
provided further, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any New Vehicle Borrower under the Bankruptcy Code of the United States, the obligation of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans to such New Vehicle Borrower shall automatically terminate, the unpaid principal amount of all outstanding New Vehicle Floorplan Loans made to such New Vehicle Borrower and all interest and with respect thereto shall automatically become due and payable, in each case without further act of the Administrative Agent or any New Vehicle Floorplan Lender.
(q)    In addition to the foregoing, if any New Vehicle Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders take any or all of the following actions:
(i)    foreclose upon, take possession of, or otherwise exercise any remedies available to it under any Security Instrument with respect to, any of the Collateral, or
(ii)    take any action to perfect or preserve the rights of the Administrative Agent with respect to any Collateral, including filing any appropriate claim or document with respect to any Collateral in any proceeding under any Debtor Relief Law.
8.05    Overdrawing of New Vehicle Floorplan Loans. If at any time the aggregate outstanding principal amount of all (i) New Vehicle Floorplan Loans (including New Vehicle Floorplan Swing Line Loans and any outstanding New Vehicle Floorplan Overdraft), plus (ii) Requests for Borrowings of New Vehicle Floorplan Loans (including requests pursuant to Payment

Commitments), exceeds (a) 110% of the Aggregate New Vehicle Floorplan Commitments and such condition exists for five (5) consecutive days or (b) the Aggregate New Vehicle Floorplan Commitments by any amount for fifteen (15) days out of any 30-day period, then, in such event, the New Vehicle Floorplan Swing Line Lender acting in its sole discretion may, and upon election of the Required Lenders shall, (y) take any and all actions reasonably necessary to suspend and/or terminate Payment Commitments and Payoff Letter Commitments and (z) elect by written notice to the Company to terminate the Aggregate New Vehicle Floorplan Commitments and to deem such occurrence as constituting a New Vehicle Event of Default. Nothing contained in this Section 8.05 shall be deemed to reduce the obligation of the Company and the Borrowers to make the payments required pursuant to Section 2.15.
8.06    Application of Funds. After the exercise of remedies provided for in this Article VIII (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall subject to Sections 2.25 and 2.26, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting accrued and unpaid interest on New Vehicle Floorplan Overdrafts ratably among the New Vehicle Floorplan Lenders in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting unpaid principal on New Vehicle Floorplan Overdrafts ratably among the New Vehicle Floorplan Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the New Vehicle Floorplan Swing Line Loans and the Used Vehicle Floorplan Swing Line Loans, ratably between the New Vehicle Floorplan Swing Line Lender and the Used Vehicle Floorplan Swing Line Lender in proportion to the respective amounts described in this clause Fourth payable to them;
Fifth, to payment of that portion of the Obligations constituting unpaid principal on the New Vehicle Floorplan Swing Line Loans and the Used Vehicle Floorplan Swing Line Loans, ratably between the New Vehicle Floorplan Swing Line Lender and the Used Vehicle Floorplan Swing Line Lender in proportion to the respective amounts described in this clause Fifth held by them;
Sixth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the New Vehicle Floorplan Committed Loans and the Used Vehicle Floorplan Committed Loans, ratably among the New Vehicle Floorplan Lenders and the Used Vehicle Floorplan Lenders in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, to payment of that portion of the Obligations constituting unpaid principal on the New Vehicle Floorplan Committed Loans and the Used Vehicle Floorplan Committed Loans, ratably among the New Vehicle Floorplan Lenders and the Used Vehicle Floorplan Lenders in proportion to the respective amounts described in this clause Seventh held by them;
Eighth, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuers) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Eighth payable to them;
Ninth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Revolving Loans, L/C Borrowings and other Obligations under the Revolving Facility, ratably among the Revolving Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Ninth payable to them;
Tenth, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Loans and L/C Borrowings, ratably among the Revolving Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Tenth held by them;
Eleventh, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.25, such Cash Collateral to be allocated ratably between the L/C Issuers in proportion to the respective amounts of such L/C Obligations held by them;
Twelfth, to payment of that portion of the Obligations constituting Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Twelfth payable to them;
Thirteenth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties, or any of them, on such date, ratably based on the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law;
provided that, Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Subject to Section 2.03(c) and 2.25, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Eleventh above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto. Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
ARTICLE IX.     ADMINISTRATIVE AGENT
9.01    Appointment and Authority. Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company, any other Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(r)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(s)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(t)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of the other Borrowers or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company, a Lender or an L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non- appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent. (1) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or any L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The foregoing notwithstanding, upon the discharge of the retiring Administrative Agent’s duties hereunder, neither the retiring Administrative Agent nor the successor Administrative Agent or any New Vehicle Swing Line Lender shall be required to honor any request by a vehicle manufacturer or distributor or financial institution for advance of a New Vehicle Swing Line Loan, unless and until (A) such successor Administrative Agent and such manufacturer or distributor or financial institution (and if required pursuant to the terms of such Payment Commitment or Payoff Letter Commitment, the applicable New Vehicle Borrower) have entered into a new Payment Commitment or Payoff Letter Commitment, and (B) any existing Payment Commitment between such manufacturer or distributor or Payoff Commitment Letter between such financial institution and the retiring Administrative Agent has been terminated. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
(l)    Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender and Used Vehicle Floorplan Swing Line Lender; provided that Bank of America shall continue to serve as New Vehicle Floorplan Swing Line Lender for at least 75 days following delivery of a notice of resignation as Administrative Agent. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender and Used Vehicle Floorplan Swing Line Lender, (b) the retiring L/C Issuer, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender and Used Vehicle Floorplan Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company or any other Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(j)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.17 and 10.04) allowed in such judicial proceeding; and
(k)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.17 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
9.10    Collateral and Guaranty Matters. The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(e)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;
(f)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(b);
(g)    to release any Subsidiary Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;
(h)    to enter into Service Loaner Intercreditor Agreements with respect to Indebtedness permitted by Section 7.01(q);
(i)    to enter into the FMCC Intercreditor Agreement with respect to Indebtedness permitted by Section 7.01(r);
(j)    to enter into the intercreditor agreements with the Manufacturers referred to in Section 6.18; and
(k)    to execute and deliver that certain letter agreement with Ford Motor Company, substantially in the form provided to the Lenders.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.
9.11    Secured Cash Management Arrangements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Subsidiary Guaranty or any Security Instrument, no Cash Management Bank or Lender or Affiliate of a Lender party to a Related Swap Agreement that obtains the benefit of the provisions of Section 8.06, any Subsidiary Guaranty or any Collateral by virtue of the provisions hereof or of the Subsidiary Guaranty or any Security Instrument shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Arrangements and Related Swap Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Lender or Affiliate of a Lender, as the case may be.
ARTICLE X.     MISCELLANEOUS
10.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(u)    waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
(v)    extend or increase the Revolving Commitment, the New Vehicle Floorplan Commitment or the Used Vehicle Floorplan Commitment of any Lender (or reinstate any Revolving Commitment, New Vehicle Floorplan Commitment or Used Vehicle Floorplan Commitment terminated pursuant to Section 8.05) without the written consent of such Lender;
(w)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Revolving Commitments, Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be required to postpone any date fixed for any mandatory prepayment of principal of any Loan or interest accrued on such principal amount;
(x)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(y)    change Section 2.21 or Section 8.06 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(z)    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(aa)    release the Company from the Company Guaranty or release all or substantially all of the value of the Subsidiary Guaranty without the written consent of each Lender;
(bb)    release all or substantially all of the Collateral in any transaction or series of related transactions, except as specifically required by the Loan Documents, without the written consent of each Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Engagement Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

10.02    Notices; Effectiveness; Electronic Communication.
(u)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Company, a Borrower, any other Loan Party, the Administrative Agent, Bank of America as an L/C Issuer, the Revolving Swing Line Lender, the New Vehicle Floorplan Swing Line Lender, the Used Vehicle Floorplan Swing Line Lender or the New Vehicle Floorplan Operations Group to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender or L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender or L/C Issuer on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(v)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(w)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(x)    Change of Address, Etc. Each of the Company (for itself and on behalf of the other Borrowers), the Administrative Agent, Bank of America, as an L/C Issuer, the Revolving Swing Line Lender, the New Vehicle Floorplan Swing Line Lender, the Used Vehicle Floorplan Swing Line Lender, and the New Vehicle Operations Group may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender or L/C Issuer may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuers, the Revolving Swing Line Lender, the New Vehicle Floorplan Swing Line Lender, the Used Vehicle Floorplan Swing Line Lender and the New Vehicle Floorplan Operations Group. In addition, each Lender and each L/C Issuer agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender or L/C Issuer, as applicable. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States Federal or state securities laws.

(y)    Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Revolving Committed Loan Notices, Revolving Swing Line Loan Notices, New Vehicle Floorplan Committed Loan Notices, New Vehicle Floorplan Swing Line Loan Notices, Used Vehicle Floorplan Committed Loan Notices, Used Vehicle Floorplan Swing Line Loan Notices, Letter of Credit Applications, and Conversion Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company and each Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company or any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 or 8.04 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) Bank of America as the New Vehicle Floorplan Swing Line Lender or the Used Vehicle Floorplan Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Swing Line Lender) hereunder and under the other Loan Documents, (d) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.21), or (e) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 or 8.04 and (ii) in addition to the matters set forth in clauses (b), (c), (d) and (e) of the preceding proviso and subject to Section 2.21, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04    Expenses; Indemnity; Damage Waiver.
(g)    Costs and Expenses. The Company and each Borrower (jointly and severally) shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one law firm acting as outside counsel for the Administrative Agent and one law firm acting as local counsel in each jurisdiction where necessary), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(h)    Indemnification by the Borrowers. The Company and each Borrower (jointly and severally) shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of (i) one counsel for the Administrative Agent and the Arranger, taken together, (ii) one counsel for the Lenders and the L/C Issuers, taken together, (iii) one local counsel in each relevant jurisdiction, and (iv) in the case of any actual or perceived conflict of interest with respect to any of the counsel identified in clauses (i) through (iii) above, one additional counsel for each group of affected persons similarly situated, taken as a whole (which in the case of clause (iii) will allow for up to one additional counsel in each relevant jurisdiction)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the applicable L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company, any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Company, any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) arise out of a dispute solely between or among Indemnitees that does not involve an act or omission by any Loan Party or any Loan Party’s Affiliates, other than any action, suit, proceeding or claim against any Indemnitee or any of its Related Parties in its capacity or in fulfilling its role as an agent, arranger, L/C issuer, swing lender or similar role under hereunder or under any other Loan Document. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(i)    Reimbursement by Lenders. To the extent that the Company or any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), each L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.20(d).
(j)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, neither the Company nor any Borrower shall assert, and each of the Company and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b)

above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(k)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(l)    Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer, Bank of America as the Revolving Swing Line Lender, the Used Vehicle Floorplan Swing Line Lender and the Used Vehicle Floorplan Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05    Payments Set Aside. To the extent that any payment by or on behalf of the Company or any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06    Successors and Assigns.
(e)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(f)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Revolving Loans at the time owing to it (including for purposes of this subsection (b), participations in L/C Obligations and in Revolving Swing Line Loans) or its New Vehicle Floorplan Commitment and the New Vehicle Floorplan Loans at the time owing to it (including for purposes of this subsection (b), participations in New Vehicle Floorplan Swing Line Loans), or its Used Vehicle Floorplan Commitment and the Used Vehicle Floorplan Loans at the time owing to it (including for purposes of this subsection (b), participations in Used Vehicle Floorplan Swing Line Loans) (such Lender’s portion of Loans, Commitments and risk participations with respect to an Applicable Facility being referred to in this Section 10.06 as its “Applicable Share”); provided that any such assignment shall be subject to the following conditions:
(iii)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Applicable Facility and the Loans at the time owing to it under such Applicable Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(iv)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and Commitments assigned; and each assignment (whether partial or total) shall be allocated on a pro rata basis among the assigning Lender’s Loans and Commitments under each of the Facilities; except that this clause (ii) shall not apply to rights in respect of the Revolving Swing Line Lender’s, Used Vehicle Floorplan Swing Line Lender’s or New Vehicle Floorplan Swing Line Lender’s rights and obligations in respect of its applicable Swing Line Loans.
(v)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Company (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
(C)    the consent of the L/C Issuers (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
(D)    the consent of the applicable Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Applicable Facility.
(vi)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(vii)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or (C) any competitor of the Company which has been identified in writing by the Company in a document that has been posted on a site maintained by the Administrative Agent and available to all of the Lenders prior to assignor’s and assignee’s execution of the applicable Assignment and Assumption (any such Person, a “Competitor”), or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person. The Administrative Agent shall have no responsibility for determining whether any assignee is a Competitor.

(viii)    Representation Regarding Competitors. The Assignment and Assumption shall contain a representation and warranty (A) from the assignor that the assignee is not a Competitor and (B) from the assignee that it is not primarily engaged in the business of owning or operating automobile dealerships.
(ix)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Revolving Note, New Vehicle Floorplan Note and Used Vehicle Floorplan Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(g)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Company (and such agency being solely for tax purposes), shall maintain at the Administrative

Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by each of the Borrowers, any Lender and any L/C Issuer, at any reasonable time and from time to time upon reasonable prior notice.
(h)    Participations. Any Lender may at any time, without the consent of, or notice to, the Company, any Borrower, the Revolving Swing Line Lender, the New Vehicle Floorplan Swing Line Lender, the Used Vehicle Floorplan Swing Line Lender, any L/C Issuer or the Administrative Agent, sell participations to any Person (other than (x) a natural person, (y) the Company or any of the Company’s Affiliates or Subsidiaries or (z) any competitor of the Company which has been identified in writing by the Company in a document that has been made available to all of the Lenders) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations, Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans and/or Used Vehicle Floorplan Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation. The Administrative Agent shall have no responsibility for determining whether any Participant is a competitor.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement and shall contain a representation and warranty (A) from the Lender selling the participation that the prospective participant is not a Competitor and (B) from the prospective participant that it is not primarily engaged in the business of owning or operating automobile dealerships; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such

Participant (A) agrees to be subject to the provisions of Sections 3.05 and 10.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.05 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.21 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(i)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 3.01(e) as though it were a Lender.
(j)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(k)    Resignation as L/C Issuer, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender or Used Vehicle Floorplan Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, (i) if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (A) upon 30 days’ notice to the Company and the Lenders, resign as an L/C Issuer and/or (B) upon 30 days’

notice to the Company, resign as Revolving Swing Line Lender and/or (C) upon 30 days’ notice to the Company, resign as New Vehicle Floorplan Swing Line Lender and/or (D) upon 30 days notice to the Company, resign as Used Vehicle Floorplan Swing Line Lender, and (ii) if any time any other L/C Issuer assigns all of its Commitment and Loans pursuant to subsection (b) above, such L/C Issuer may, upon 30 days’ notice to the Company and the Lenders, resign as an L/C Issuer. In the event of any such resignation as L/C Issuer, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender or Used Vehicle Floorplan Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender or Used Vehicle Floorplan Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America or any other Person as L/C Issuer, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender or Used Vehicle Floorplan Swing Line Lender, as the case may be. If Bank of America or any other Person resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Eurodollar Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Revolving Swing Line Lender, it shall retain all the rights of the Revolving Swing Line Lender provided for hereunder with respect to Revolving Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Eurodollar Rate Committed Loans or fund risk participations in outstanding Revolving Swing Line Loans pursuant to Section 2.04(c). If Bank of America resigns as New Vehicle Floorplan Swing Line Lender, it shall retain all the rights of the New Vehicle Floorplan Swing Line Lender provided for hereunder with respect to New Vehicle Floorplan Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the New Vehicle Floorplan Lenders to make Eurodollar Rate Committed Loans or fund risk participations in outstanding New Vehicle Floorplan Swing Line Loans pursuant to Section 2.07(d). If Bank of America resigns as Used Vehicle Floorplan Swing Line Lender, it shall retain all the rights of the Used Vehicle Floorplan Swing Line Lender provided for hereunder with respect to Used Vehicle Floorplan Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Used Vehicle Floorplan Lenders to make Eurodollar Rate Committed Loans or fund risk participations in outstanding Used Vehicle Floorplan Swing Line Loans pursuant to Section 2.12(c). Upon the appointment of a successor L/C Issuer, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender and/or Used Vehicle Floorplan Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender or Used Vehicle Floorplan Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America or such other applicable retiring L/C Issuer to effectively assume the obligations of Bank of America or the applicable retiring L/C Issuer with respect to such Letters of Credit.
10.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information

(as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.22(c) or 2.23(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company. For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Company or any Borrower against any and all of the obligations of the Company or any Borrower, as applicable, now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers, the Revolving Swing Line Lender, the New Vehicle Floorplan Swing Line Lender or the Used Vehicle Floorplan Swing Line Lenders, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13    Replacement of Lenders. If the Company or any other Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.05, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(b)    the Company shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(c)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
(d)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
(e)    such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
10.14    Governing Law; Jurisdiction; Etc.
(g)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(h)    SUBMISSION TO JURISDICTION. THE COMPANY AND EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(i)    WAIVER OF VENUE. THE COMPANY AND EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(j)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company and each other Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) each of the Company and the other Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Company and the other Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company, any other Borrower or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Company, any other Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the other Borrowers and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Company, any other Borrower or any of their respective Affiliates. To the fullest extent permitted by law, each of the Company and the other Borrowers hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.18    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company and the other Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company and the other Borrowers, which information includes the name and address of the Company and the other Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company and each other Borrower in accordance with the Act. The Company and each other Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.19    Designated Senior Debt. Each party acknowledges and agrees that the Indebtedness under the Loan Documents is “Designated Senior Debt” (or any similar term) under, and as defined in, each of the Indentures, any other indenture and any other Subordinated Indebtedness.
10.20    Keepwell. Each Borrower that is a Qualified ECP Guarantor at the time the joint and several liability of any Specified Loan Party (pursuant to Section 2.24 or 2.25, if applicable), or the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Borrower’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Borrower under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Borrower intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ Scott Krenz
Name:    Scott Krenz
Title:    Senior Vice President and Chief Financial Officer

NEW VEHICLE BORROWERS:
AVENUES MOTORS, LTD.
CFP MOTORS L.L.C.
CH MOTORS L.L.C.
CHO PARTNERSHIP, LTD.
CN MOTORS L.L.C.

By:	ASBURY JAX MANAGEMENT L.L.C., its General Partner
ASBURY AUTOMOTIVE BRANDON, L.P.
TAMPA HUND, L.P.
TAMPA KIA, L.P.
WTY MOTORS, L.P.

By:	ASBURY TAMPA MANAGEMENT L.L.C., its General Partner
ASBURY AR NISS L.L.C.
ASBURY ATLANTA AC L.L.C.
ASBURY ATLANTA AU L.L.C.
ASBURY ATLANTA BM L.L.C.
ASBURY ATLANTA HON L.L.C.
ASBURY ATLANTA INF L.L.C.
ASBURY ATLANTA INFINITI L.L.C.
ASBURY ATLANTA LEX L.L.C.
ASBURY ATLANTA NIS L.L.C.
ASBURY ATLANTA TOY L.L.C.
ASBURY ATLANTA VB L.L.C.

By:	/s/ Scott Krenz
Name:    Scott Krenz
Title:    Vice President

AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

ASBURY AUTOMOTIVE ST. LOUIS, L.L.C.
ASBURY JAX AC, LLC
ASBURY JAX HON L.L.C.
ASBURY MS CHEV L.L.C.
ASBURY SC JPV L.L.C.
ASBURY SC LEX L.L.C.
ASBURY SC TOY L.L.C.
ASBURY ST. LOUIS LEX L.L.C.
ASBURY ST. LOUIS LR L.L.C.
ASBURY ST. LOUIS M L.L.C.
ASBURY-DELAND IMPORTS, L.L.C.
BFP MOTORS L.L.C.
COGGIN CARS L.L.C.
COGGIN CHEVROLET L.L.C.
CROWN CHH L.L.C.
CROWN FDO L.L.C.
CROWN GAC L.L.C.
CROWN GBM L.L.C.
CROWN GDO L.L.C.
CROWN GHO L.L.C.
CROWN GNI L.L.C.
CROWN GVO L.L.C.
CROWN MOTORCAR COMPANY L.L.C.
CROWN PBM L.L.C.
CROWN RIA L.L.C.
CROWN RIB L.L.C.
CROWN SNI L.L.C.
CSA IMPORTS L.L.C.
ESCUDE-NN L.L.C.
ESCUDE-NS L.L.C.
ESCUDE-T L.L.C.
HFP MOTORS L.L.C.
KP MOTORS L.L.C.
MCDAVID AUSTIN-ACRA, L.L.C.
MCDAVID FRISCO-HON, L.L.C.
MCDAVID HOUSTON-NISS, L.L.C.
MCDAVID IRVING-HON, L.L.C.

By:	/s/ Scott Krenz
Name:    Scott Krenz
Title:    Vice President

AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

MCDAVID PLANO-ACRA, L.L.C.
NP MZD L.L.C.
NP VKW L.L.C.
PRECISION INFINITI, INC.
PRECISION MOTORCARS, INC.
PRECISION NISSAN, INC.
PREMIER NSN L.L.C.
PREMIER PON L.L.C.
PRESTIGE BAY L.L.C.
PRESTIGE TOY L.L.C.

By:	/s/ Scott Krenz
Name:    Scott Krenz
Title:    Vice President

USED VEHICLE BORROWERS:
AVENUES MOTORS, LTD.
CFP MOTORS L.L.C.
CH MOTORS L.L.C.
CHO PARTNERSHIP, LTD.
CN MOTORS L.L.C.

By:	ASBURY JAX MANAGEMENT L.L.C., its General Partner
ASBURY AUTOMOTIVE BRANDON, L.P.
TAMPA HUND, L.P.
TAMPA KIA, L.P.
WTY MOTORS, L.P.

By:	ASBURY TAMPA MANAGEMENT L.L.C., its General Partner
AF MOTORS, L.L.C.
ASBURY AR NISS L.L.C.
ASBURY ATLANTA AC L.L.C.
ASBURY ATLANTA AU L.L.C.
ASBURY ATLANTA BM L.L.C.
ASBURY ATLANTA HON L.L.C.
ASBURY ATLANTA INF L.L.C.
ASBURY ATLANTA INFINITI L.L.C.

By:	/s/ Scott Krenz
Name:    Scott Krenz
Title:    Vice President

AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

ASBURY ATLANTA LEX L.L.C.
ASBURY ATLANTA NIS L.L.C.
ASBURY ATLANTA TOY L.L.C.
ASBURY ATLANTA VB L.L.C.
ASBURY AUTOMOTIVE ST. LOUIS, L.L.C.
ASBURY JAX AC, LLC
ASBURY JAX HON L.L.C.
ASBURY MS CHEV L.L.C.
ASBURY MS GRAY-DANIELS L.L.C.
ASBURY SC JPV L.L.C.
ASBURY SC LEX L.L.C.
ASBURY SC TOY L.L.C.
ASBURY ST. LOUIS LEX L.L.C.
ASBURY ST. LOUIS LR L.L.C.
ASBURY ST. LOUIS M L.L.C.
ASBURY-DELAND IMPORTS, L.L.C.
BFP MOTORS L.L.C.
COGGIN CARS L.L.C.
COGGIN CHEVROLET L.L.C.
CROWN CHH L.L.C.
CROWN FDO L.L.C.
CROWN FFO L.L.C.
CROWN GAC L.L.C.
CROWN GBM L.L.C.
CROWN GDO L.L.C.
CROWN GHO L.L.C.
CROWN GNI L.L.C.
CROWN GVO L.L.C.
CROWN MOTORCAR COMPANY L.L.C.
CROWN PBM L.L.C.
CROWN RIA L.L.C.
CROWN RIB L.L.C.
CROWN SNI L.L.C.
CSA IMPORTS L.L.C.
ESCUDE-NN L.L.C.
ESCUDE-NS L.L.C.
ESCUDE-T L.L.C.
HFP MOTORS L.L.C.
KP MOTORS L.L.C.

By:	/s/ Scott Krenz
Name:    Scott Krenz
Title:    Vice President

AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

MCDAVID AUSTIN-ACRA, L.L.C.
MCDAVID FRISCO-HON, L.L.C.
MCDAVID HOUSTON-HON, L.L.C.
MCDAVID HOUSTON-NISS, L.L.C.
MCDAVID PLANO-ACRA, L.L.C.
NP FLM L.L.C.
NP MZD L.L.C.
NP VKW L.L.C.
PLANO LINCOLN-MERCURY, INC.
PRECISION INFINITI, INC.
PRECISION MOTORCARS, INC.
PRECISION NISSAN, INC.
PREMIER NSN L.L.C.
PREMIER PON L.L.C.
PRESTIGE BAY L.L.C.
PRESTIGE TOY L.L.C.

By:	/s/ Scott Krenz
Name:    Scott Krenz
Title:    Vice President

AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Anne M. Zeschke

Name:	Anne M. Zeschke

Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, an L/C Issuer, Revolving Swing Line Lender, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender

By:	/s/ Kenneth W. Winston, III

Name:	Kenneth W. Winston, III

Title:	Senior Vice President

TOYOTA MOTOR CREDIT CORPORATION, as a Lender

By:	/s/ John Laging

Name:	John Laging

Title:	National Dealer Credit Manager

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Jeffrey G. Calder

Name:	Jeffrey G. Calder

Title:	Vice President

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as a Lender

By:	/s/ Michele Nowak

Name:	Michele Nowak

Title:	Credit Director, National Accounts

AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Chad McNeill

Name:	Chad McNeill

Title:	Vice President

NISSAN MOTOR ACCEPTANCE CORPORATION, as a Lender

By:	/s/ Steve Brooks

Name:	Steve Brooks

Title:	Manager, Commercial Credit

AMERICAN HONDA FINANCE CORPORATION, as a Lender

By:	/s/ Laurie Methot

Name:	Laurie Methot

Title:	DFS Manager

BMW FINANCIAL SERVICES NA, LLC, as a Lender

By:	/s/ Scott Bargar

Name:	Scott Bargar

Title:	Commercial Finance, Credit Manager

By:	/s/ Patrick Sullivan

Name:	Patrick Sullivan

Title:	GM, Commercial Finance

US BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Noor H. Noordin

Name:	Noor H. Noordin

Title:	Vice President

BANK OF THE WEST, as a Lender

AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

By:	/s/ Ryan Mauser

Name:	Ryan Mauser

Title:	Vice President

MASSMUTUAL ASSET FINANCE LLC, as a Lender

By:	/s/ Donald L. Buttler

Name:	Donald L. Buttler

Title:	Senior Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Peter Cucchiara

Name:	Peter Cucchiara

Title:	Vice President

By:	/s/ Dusan Lazarov

Name:	Michael Winters

Title:	Vice President

AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page